Exhibit 99.1

HEARING DATE AND TIME: February 9, 2012 at 9:45 a.m. (Eastern Time)

OBJECTION DEADLINE: February 2, 2012 at 4:00 p.m. (Eastern Time)

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Joshua Weisser

Keith R. Martorana

Attorneys for the Motors Liquidation Company GUC Trust

and the Motors Liquidation Company Avoidance Action Trust

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : : :	Chapter 11 Case No. 09-50026 (REG) (Jointly Administered)
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MOTION OF WILMINGTON TRUST COMPANY, (i) as GUC

TRUST ADMINISTRATOR, TO (A) LIQUIDATE NEW GM SECURITIES FOR

THE PURPOSE OF FUNDING FEES, COSTS AND EXPENSES OF THE GUC

TRUST AND THE AVOIDANCE ACTION TRUST, AND (B) TRANSFER

NEW GM SECURITIES TO THE AVOIDANCE ACTION TRUST

FOR THE PURPOSE OF FUNDING FUTURE TAX LIABILITIES, AND

(II) AS AVOIDANCE ACTION TRUST ADMINISTRATOR, TO APPROVE

AN AMENDMENT TO THE AVOIDANCE ACTION TRUST AGREEMENT

TABLE OF CONTENTS

JURISDICTION		2

BACKGROUND		2

I.	The Motors Liquidation Company GUC Trust	3

II.	Claims Resolution	3

III.	Trust Distributions	5

IV.	Initial Funding of GUC Trust Costs and Expenses	6

V.	No-Action Relief	9

VI.	The Avoidance Action Trust	10

VII.	Summary of Trust Expenses to Date	12

RELIEF REQUESTED		17

BASIS FOR RELIEF		19

I.	The GUC Trust Should Be Permitted To Sell New GM Securities Necessary To Fund Excess Accrued and Estimated GUC Trust Administrative Costs	20

II.	The GUC Trust Should Be Permitted To Sell New GM Securities Necessary To Fund Excess Accrued and Estimated Reporting Costs	22

III.	The GUC Trust Should Be Permitted To Sell New GM Securities Necessary To Fund the Administrative Costs of the Avoidance Action Trust	27

IV.	The GUC Trust Should Be Permitted To Transfer to the Avoidance Action Trust New GM Securities Sufficient To Fund any Avoidance Action Trust Tax Liability	28

V.	The Avoidance Action Trust Amendment Should Be Approved	29

WAIVER OF THE STAY PROVIDED BY BANKRUPTCY RULE 6004		29

NOTICE		30

CONCLUSION		31

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TABLE OF AUTHORITIES

Statutes

11 U.S.C. § 105(a)	19

11 U.S.C. § 1142(b)	19

28 U.S.C. § 1334(b)	2

28 U.S.C. § 157(a)	2

28 U.S.C. § 157(b)	2

Rules

Fed. R. Bankr. P. 6004(h)	29

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TO:	THE HONORABLE ROBERT E. GERBER

UNITED STATES BANKRUPTCY JUDGE

Wilmington Trust Company, not in its individual capacity and solely in the capacities set forth below, submits this motion (the “Motion”) seeking entry of an Order, in the form attached hereto as Exhibit A (the “Order”), pursuant to sections 1142 and 105(a) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 6004(h) of the Federal Rules of Bankruptcy Procedure, the Motors Liquidation Company GUC Trust Agreement dated as of March 30, 2011 (as amended, the “GUC Trust Agreement”), and the Motors Liquidation Company Avoidance Action Trust Agreement dated as of March 30, 2011 (the “Avoidance Action Trust Agreement”), providing the following relief:

(i) GUC Trust Administrator Requests: Solely in its capacity as trust administrator and trustee (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 (Docket No. 9836) (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”), Wilmington Trust Company seeks entry of an Order approving:

A.	the GUC Trust’s sale of New GM Securities (as defined below) to fund accrued and expected fees, costs and expenses of the GUC Trust and the Avoidance Action Trust (as defined below); and

B.	the GUC Trust’s transfer of New GM Securities to the Avoidance Action Trust to fund potential future tax liabilities of the Avoidance Action Trust; and

(ii) Avoidance Action Trust Administrator Requests: Solely in its capacity as trust administrator and trustee (the “Avoidance Action Trust Administrator”) of the Motors Liquidation Company Avoidance Action Trust (the “Avoidance Action Trust”), as established under the Plan, Wilmington Trust Company seeks entry of an Order approving:

A.	an amendment to the Avoidance Action Trust Agreement, in the form attached hereto as Annex 1 to Exhibit A (the “Avoidance Action Trust Amendment”).

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In support of the foregoing, the GUC Trust Administrator and the Avoidance Action Trust Administrator (as applicable) respectfully represent as follows:

JURISDICTION

1. This Court has jurisdiction over this matter under 28 U.S.C. §§ 157(a) and 1334(b), paragraph II of the order of this Court dated as of March 29, 2011 confirming the Plan (Docket No. 9941) (the “Confirmation Order”), Article XI of the Plan, Section 6.1 of the GUC Trust Agreement, and Section 13.13 of the Avoidance Action Trust Agreement. This is a core proceeding pursuant to 28 U.S.C. § 157(b).1

BACKGROUND2

2. The GUC Trust and the Avoidance Action Trust were each established pursuant to Article VI of the Plan. The primary purpose of the GUC Trust is to resolve Disputed General Unsecured Claims and distribute trust assets to GUC Trust beneficiaries. The Avoidance Action Trust was established to administer certain remaining estate assets (e.g. the Term Loan Avoidance Action) following the December 15, 2011 dissolution of MLC. A budget for the GUC Trust was proposed by the Debtors and approved by the Court in March 2011 as part of the Plan confirmation process, and an administrative fund for the Avoidance Action Trust was similarly approved as part of the Plan (collectively, the “Initial Budget”).

[1]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan, the GUC Trust Agreement or the Avoidance Action Trust Agreement, as applicable. Any description herein of the terms of the Plan, the GUC Trust Agreement or the Avoidance Action Trust Agreement is provided for descriptive purposes only and is qualified in whole by the terms of the Plan, the GUC Trust Agreement or the Avoidance Action Trust Agreement, as applicable.
[2]	Beginning on June 1, 2009, Motors Liquidation Company (“MLC”) and its affiliated Debtors filed in the United States Bankruptcy Court for the Southern District of New York (the “Court”) voluntary petitions for relief under chapter 11 of the Bankruptcy Code. Substantially all of the Initial Debtors’ assets were sold to an acquisition vehicle sponsored by the United States Treasury pursuant to the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009 (as amended, the “MSPA”). The effective date of the Plan (the “Effective Date”) was March 31, 2011.

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I.	The Motors Liquidation Company GUC Trust

3. The GUC Trust implements the Plan through the resolution of claims against the Debtors and the distribution of trust assets. Pursuant to the GUC Trust Agreement, holders of Disputed General Unsecured Claims become entitled to receive distributions of shares of common stock in General Motors Company (“New GM Common Stock”) and warrants to purchase New GM Common Stock (“New GM Warrants”, and together with the New GM Common Stock, “New GM Securities”) from the GUC Trust if, and to the extent that, such Disputed General Unsecured Claims become Allowed General Unsecured Claims.

4. In addition, under the Plan, each holder of an Allowed General Unsecured Claim retains a contingent right to receive, on a pro rata basis, additional reserved New GM Securities and cash, if any, to the extent such assets are not required for the satisfaction of previously Disputed General Unsecured Claims (such assets, the “Excess GUC Trust Distributable Assets”). The GUC Trust issues units (“Trust Units”) in respect of these contingent rights at a rate of one Trust Unit per $1,000 in amount of Allowed General Unsecured Claim, subject to rounding under the GUC Trust Agreement.

II.	Claims Resolution

5. Claims resolution by the GUC Trust is a major component of its distribution mechanic; favorable claims resolution directly contributes to creditor recoveries. The GUC Trust Administrator, acting pursuant to the GUC Trust Agreement, has reserved New GM Securities for Disputed General Unsecured Claims from the trust distributions. At the Effective Date, there were approximately $9.7 billion of Disputed General Unsecured Claims (including $1.5 billion of claims reserved in connection with the Term Loan Avoidance Action) versus approximately $29.8 billion of Allowed General Unsecured Claims. As a result, the GUC Trust reserved approximately 36.7 million shares of New GM Common Stock and 66.8 million New GM Warrants (consisting of approximately 33.4 million New GM $10.00 Warrants and approximately 33.4 million New GM $18.33 Warrants) from the GUC Trust’s initial distribution, as outlined in the following table:3

[3]	Under the MSPA, the total number of shares of New GM Common Stock may be subject to change if the amount of Allowed General Unsecured Claims surpasses $35 billion.

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	NEW GM COMMON STOCK	NEW GM $10.00 WARRANTS	NEW GM $18.33 WARRANTS
New GM Securities Set Aside for General Unsecured Creditors under the Plan	150,000,000	136,363,635	136,363,635
Allowed Claims at Effective Date as a Percentage of Total Asserted Claims	75.51%
Initial Distribution of New GM Securities	113,194,172	102,903,821	102,903,821

Reserved Securities for Disputed Claims Post Initial Distribution[4]	36,718,646	33,380,558	33,380,558

As Disputed General Unsecured Claims are subsequently disallowed (in whole or in part) through the claims resolution process, New GM Securities reserved for such claims become available for distribution in respect of the Trust Units in the form of Excess GUC Trust Distributable Assets. As such, the GUC Trust’s successful resolution of claims leads to incremental recoveries enjoyed by holders of Allowed General Unsecured Claims.

6. From a claims resolution standpoint, the GUC Trust had a productive nine month period ending December 31, 2011. During this period, the GUC Trust resolved over $2.3 billion, or 24.3%, of the approximately $9.7 billion of initial Disputed General Unsecured Claims. Moreover, of that approximately $2.3 billion, only claims (or portions thereof) with an aggregate amount of approximately $153 million were allowed – as such, claims (or portions thereof) of just under $2.2 billion were disallowed.

[4]	On May 24, 2011, the GUC Trust sold 87,182 shares of New GM Common Stock and 79,256 New GM Warrants of each class, as required by Section 2.3(e)(i) of the GUC Trust Agreement to fund Reporting and Transfer Costs.

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III.	Trust Distributions

7. The GUC Trust’s disallowance of approximately $2.2 billion of disputed claims (or portions of disputed claims) released New GM Securities for distribution as Excess GUC Trust Distributable Assets to Trust Unit beneficiaries. As noted in the previous chart, on the Initial Distribution Date the GUC Trust distributed, in respect of Allowed General Unsecured Claims, approximately 75.5% of its distributable assets. Subsequent to this initial distribution, the GUC Trust has made three quarterly distributions, the first on or about July 28, 2011 (the “First Quarter Distribution”), the second on or about October 28, 2011 (the “Second Quarter Distribution”) and the third on or about January 13, 2012 (the “Third Quarter Distribution” and collectively with the First Quarter Distribution and the Second Quarter Distribution, the “Prior Quarterly Distributions”). In aggregate, as outlined in the following table, pursuant to the Prior Quarterly Distributions, the GUC Trust distributed approximately 16.3% of its post-initial distribution reserved assets.5

	NEW GM COMMON STOCK	NEW GM $10.00 WARRANTS	NEW GM $18.33 WARRANTS	PERCENTAGE OF DISTRIBUTION
Reserved Securities for Disputed Claims Post Initial Distribution	36,718,646	33,380,558	33,380,558
First Quarter Distribution in respect of subsequently Allowed General Unsecured Claims	244,827	222,572	222,572	7.3%
First Quarter Distribution in respect of Trust Units due to disallowance of disputed claims	3,098,004	2,816,364	2,816,364	92.7%

Reserved Securities for Disputed Claims Post First Quarter Distribution	33,375,815	30,341,622	30,341,622

[5]	The GUC Trust did not make any distribution to Trust Unit beneficiaries in connection with the Third Quarter Distribution. While the GUC Trust successfully resolved claims during the third fiscal quarter, a significant portion of the Excess GUC Trust Distributable Assets associated with such claims resolution were subsequently “held back” from distribution in accordance with Sections 6.1(b), (c) and (d) of the GUC Trust Agreement, for the purposes of funding the current and projected fees, costs and expenses that are the subject of this Motion. Following the application of this “hold back,” the remaining Excess GUC Trust Distributable Assets were less than the Distribution Threshold and, thus, were not distributed to beneficiaries of Trust Units in connection with the third fiscal quarter.

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Second Quarter Distribution in respect of subsequently Allowed General Unsecured Claims	161,403	146,729	146,729	6.5%
Second Quarter Distribution in respect of Trust Units due to disallowance of disputed claims	2,306,815	2,097,105	2,097,105	93.5%

Reserved Securities for Disputed Claims Post Second Quarter Distribution	30,907,597	28,097,788	28,097,788
Third Quarter Distribution in respect of subsequently Allowed General Unsecured Claims	188,180	171,074	171,074	100%
Third Quarter Distribution in respect of Trust Units due to disallowance of disputed claims	0	0	0	0%

Reserved Securities for Disputed Claims Post Third Quarter Distribution	29,514,625	26,831,449	26,831,449

8. Because of the GUC Trust’s claims resolution successes, the majority – approximately 90% – of the Prior Quarterly Distributions were distributed as Excess GUC Trust Distributable Assets in respect of the Trust Units. All in, the GUC Trust has distributed approximately 5.4 million shares of New GM Common Stock and approximately 9.8 million New GM Warrants, with a market value6 of approximately $297 million in the aggregate, to Trust Unit beneficiaries in the Prior Quarterly Distributions.7

IV.	Initial Funding of GUC Trust Costs and Expenses

9. The Initial Budget was the product of extensive negotiation with the DIP Lenders, and was ultimately crafted to fit the finite sum of cash which the DIP Lenders were willing to provide for the wind-down of the Debtors’ estates. Recognizing that any events could lead to a breach of the Initial Budget, the Debtors and other estate parties crafted a safety-valve for cost overruns in the GUC Trust Agreement. Thus, while the GUC Trust’s general administrative costs (including the costs associated with claims resolution and trust

[6]	Market values included herein are estimated based on publicly available market pricing for New GM Common Stock and New GM Warrants as reported on or about the date of each distribution.
[7]	The most recent GUC Trust Report dated as of October 28, 2011 filed with the Court provides additional detail regarding the First Quarter Distribution and the Second Quarter Distribution and is annexed hereto as Exhibit D. Any description of the First Quarter Distribution or the Second Quarter Distribution herein is qualified in whole by the terms of the GUC Trust Report.

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asset distributions) are primarily funded by “Wind-Down Budget Cash” contributed by MLC to the GUC Trust on the Effective Date, the GUC Trust Agreement affords the GUC Trust Administrator the flexibility to “hold back” from distributions (with the approval of the GUC Trust Monitor) an amount of New GM Securities necessary to fund any current (and anticipated future) cost overruns associated with the primary functions of the GUC Trust. GUC Trust Agreement §6.1(b) and (d). Such “held-back” New GM Securities may then be sold with the approval of the Court. Id.

10. Reporting and Transfer Costs provided an additional issue for the estate parties. “Reporting and Transfer Costs” include the following additional necessary costs of winding-down the Debtors’ estates, none of which the DIP Lenders agreed to fund:

A.	fees, costs and expenses incurred by the Creditors’ Committee as named plaintiff in the Term Loan Avoidance Action (to the extent such costs and expenses do not constitute actual litigation expenses of the Term Loan Avoidance Action);

B.	fees, costs and expenses incurred by the Creditors’ Committee with respect to the determination of the proper beneficiaries of the Term Loan Avoidance Action;

C.	fees, costs and expenses of the GUC Trust that are directly or indirectly related to filings with the SEC and the No-Action Relief (as described further below);

D.	fees, costs and expenses of the GUC Trust that are directly or indirectly related to the application to the Internal Revenue Service for a private letter ruling regarding the tax treatment of the GUC Trust and holders of Allowed General Unsecured Claims; and

E.	fees, costs and expenses of the Avoidance Action Trust that are directly or indirectly related to filings with the SEC, in an amount not to exceed $500,000.

11. Because no funds were designated for such Reporting and Transfer Costs in the Initial Budget, the GUC Trust Agreement contemplated that such costs would be funded entirely from the sale of New GM Securities. In that regard, Section 2.3(e)(i) of the GUC Trust Agreement required the GUC Trust Administrator to sell, as soon as practicable following the Effective Date, sufficient New GM Securities to fund approximately $5.75

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million of Reporting and Transfer Costs. In accordance therewith, on May 24, 2011, the GUC Trust Administrator sold (a) 87,182 shares of New GM Common Stock and (b) 158,512 New GM Warrants, yielding approximately $5.65 million in sale proceeds (the “Initial Reporting Funds”).

12. Given the breadth of duties allocated to Reporting and Transfer Costs, there was significant uncertainty on the Effective Date as to the ultimate fees, costs and expenses that would be required to be expended to satisfy these obligations. As such, the GUC Trust Agreement provides the GUC Trust Administrator with the ability to “hold back” from distributions (with the approval of the GUC Trust Monitor) an amount New GM Securities necessary to fund any current and future anticipated Reporting and Transfer Costs. GUC Trust Agreement §6.1(c). Such “held-back” New GM Securities may then be sold with the approval of the Court. Id.

13. Prior to the Third Quarter Distribution, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, determined that the current and future general administrative costs of the GUC Trust and the current and future Reporting and Transfer Costs substantially exceeded the allocable portion of the Wind-Down Budget Cash and Initial Reporting Funds, respectively. As such, the GUC Trust Administrator (acting with the approval of the GUC Trust Monitor) “held back” Excess GUC Trust Distributable Assets consisting of 1,204,792 shares of New GM Common Stock, 1,095,265 New GM $10.00 Warrants and 1,095,265 New GM $18.33 Warrants, in the aggregate from the Third Quarter Distribution.

14. Such “held-back” New GM Securities reflect an aggregate reserve intended to cover anticipated fees, costs and expenses of the GUC Trust for the years 2011 (cost overruns), 2012, 2013 and 2014. However, by this Motion, the GUC Trust Administrator is only seeking authority to sell 554,923 shares of New GM Common Stock, 504,475 New GM $10.00 Warrants and 504,475 New GM $18.33 Warrants (the “Reserved Securities”) for the purposes of funding accrued and projected fees, costs and expenses of the GUC Trust for the years 2011 and 2012.8

[8]	The Reserved Securities include (i) a price fluctuation reserve which is equal to approximately 10% in excess of the anticipated needs of the GUC Trust as described in this Motion and (ii) a contingency reserve of New GM Securities equal to approximately $5 million (as of January 17, 2012). The intent of the price fluctuation reserve is to protect the GUC Trust against any potential decrease in the value of the New GM Securities between the date hereof and the date on which such securities are liquidated (to the extent the relief requested herein is approved). In addition, the purpose of the contingency reserve is to provide a further cushion in the event that the Revised GUC Trust Budget (as defined below) underestimates the costs and expenses associated with administrative or reporting duties of the GUC Trust. While the GUC Trust Administrator requests the authority to sell the entirety of the Reserved Securities, including the price fluctuation reserve and the contingency reserve, the GUC Trust shall only liquidate the portion of the price fluctuation reserve and/or contingency reserve necessary to effect the relief requested herein.

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V.	No-Action Relief

15. Both the Confirmation Order and the GUC Trust Agreement permit the GUC Trust to issue transferable Trust Units if the GUC Trust receives confirmation from the Staff of the SEC’s Division of Corporation Finance (the “Staff”) that the Staff will not recommend an enforcement action if transferable Trust Units are issued without the GUC Trust having registered under Section 12(g) of the Securities Exchange Act of 1934 (the “No-Action Relief”). See Confirmation Order ¶ 13, GUC Trust Agreement § 3.5(a). The GUC Trust Administrator may waive this No-Action Relief requirement and issue Trust Units if (and only if) the Trust Units are non-transferable. Id. To date, the GUC Trust has issued only non-transferable Trust Units on the trust’s books and records.9

16. Six months prior to the Effective Date, representatives of the Debtors and the Creditors’ Committee first approached the Staff regarding the No-Action Relief. In March 2011, the parties submitted to the Staff a draft formal “no-action request” (the “March No-Action Request”). The applicants were hopeful that, post-Effective Date, the GUC Trust would be permitted to issue transferable Trust Units pursuant to a formal no-action letter granted by the Staff that would provide relief from many of the SEC’s general reporting requirements.

[9]	Although contingent rights to receive Excess GUC Trust Distributable Assets under the GUC Trust Agreement existed from the Effective Date, the GUC Trust did not initially issue Trust Units in respect of such contingent rights. Non-transferable Trust Units were first issued on the GUC Trust’s books and records in respect of Initial Allowed General Unsecured Claims after the execution of a July 8 amendment to the GUC Trust Agreement establishing mechanics for the issuance of non-transferable Trust Units.

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17. Post-Effective Date, the GUC Trust Administrator has continued discussions with the Staff regarding the requested No-Action Relief. Revised draft no-action letters were submitted by counsel to the GUC Trust on behalf of the GUC Trust Administrator (the “Post-Effective Date No-Action Request”). The level and detail of proposed Exchange Act reporting under the Post-Effective Date No-Action Request is greater than that proposed in the March No-Action Request.

VI.	The Avoidance Action Trust

18. The Avoidance Action Trust was established to liquidate and distribute its non-administrative assets, which consist entirely of the proceeds of the Term Loan Avoidance Action (if any). Its current administrative assets are comprised of approximately $1.6 million of Avoidance Action Trust Administrative Cash and $500,000 for reporting costs. Avoidance Action Trust Administrative Cash was set aside to fund litigation costs relating to the Term Loan Avoidance Action and the trust’s general corporate expenses. The legal costs associated with litigating the Term Loan Avoidance Action are anticipated to comprise the Avoidance Action Trust’s most substantial administrative expense.

19. On December 2, 2011, the Court ruled in favor of the plaintiff in the adversary proceeding entitled Official Committee of Unsecured Creditors of Motors Liquidation Company, et al. v. United States Department of Treasury, Export Development Canada (Case No. 11-09406), denying the defendants’ (the DIP Lenders) motion for summary judgment and ruling that unsecured creditors are the proper beneficiaries of Term Loan Avoidance Action proceeds (the “Term Loan Ownership Ruling”). The judgment, if upheld on appeal, directs any proceeds of the $1.5 billion litigation to holders of Allowed General Unsecured Claims, the current class of GUC Trust beneficiaries.

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20. Although the Avoidance Action Trust’s purpose is limited, a substantial amount of time and effort has been expended to establish and maintain the Avoidance Action Trust, in addition to the substantial effort related to the prosecution of the Term Loan Avoidance Action itself. In connection with MLC’s dissolution, Avoidance Action Trust Professionals negotiated an assignment agreement with MLC relating to the transfer of trust assets, including the Term Loan Avoidance Action, drafted a budget for the DIP Lenders’ review and consent and attended to certain tax issues. With respect to this last point, under the Avoidance Action Trust Agreement, the Avoidance Action Trust Administrator must perform a good faith valuation of the Term Loan Avoidance Action in order to establish a tax basis for any future recovery. Such a good faith analysis requires, among other steps, analyses of the likelihood of litigation success on the merits (including on any potential appeals), the likelihood of successful collection from hundreds of individual and differently situated defendants, the potential value of any remaining collateral, and an appropriate discounting of the projected future recovery to present value. This detailed and complex analysis has required, and will continue to require, the substantial work of the Avoidance Action Trust Administrator, the Avoidance Action Trust Monitor and a myriad of Avoidance Action Trust Professionals.

21. In addition, the Avoidance Action Trust may be subject to a tax liability that had not previously been anticipated. While Trust Professionals had always anticipated that there could be tax liability upon a realization of proceeds from the Term Loan Avoidance Action (and the Avoidance Action Trust Agreement specifically contemplates that proceeds may be utilized to fund such liabilities prior to any distribution to trust beneficiaries), the recent appeal of the Term Loan Ownership Ruling has created an anomalous situation not previously considered. While ownership of the Term Loan Avoidance Action remains under appeal, the Avoidance Action Trust is treated as a Disputed Ownership Fund rather than a

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liquidating trust for tax purposes. In the event that this Court decides the underlying merits of the Term Loan Avoidance Action prior to the ultimate resolution of the ownership of the Term Loan Avoidance Action (i.e. while the Avoidance Action Trust is treated as a Disputed Ownership Fund), a taxable event may be deemed to have occurred. If the value of the Term Loan Avoidance Action is deemed to exceed its initial valuation at the time of any such taxable event, a substantial tax may potentially be asserted against any such incremental increase in value (the “Avoidance Action Trust Tax Liability”). Given the relative size of the potential Term Loan Avoidance Action proceeds, even a small percentage increase in value could have an enormous tax consequence. Because any decision on the merits may be under appeal at the time that any tax payments are due, there may be no proceeds available to make payment on potential taxes. As such, the Avoidance Action Trust may be left with a large tax liability and virtually no ability to fund such liability.

VII.	Summary of Trust Expenses to Date

22. During its first calendar year, the GUC Trust incurred unbudgeted administrative and reporting fees and expenses. In the aggregate, for 2011, the GUC Trust (a) is approximately $3.5 million over budget in respect of administrative costs, and (b) incurred Reporting and Transfer Costs of approximately $65,000 in excess of the Initial Reporting Funds.

23. The majority of the GUC Trust’s budgeted and unbudgeted expenses, for 2011 and beyond, relate to its primary functions: resolving Disputed General Unsecured Claims and distributing New GM Securities to trust beneficiaries. Below is a brief explanation of the GUC Trust’s incurrence of additional fees and expenses in 2011, much of which equally applies moving forward.

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24. Claims Resolution Costs: Claims resolution, while overall a success, has been more time consuming and costly than anticipated in the Initial Budget. For example, the GUC Trust has been able to resolve a large number of claims without any judicial intervention and continues to do so. One of the GUC Trust’s tools to resolve the thousands of filed litigation claims is the Alternative Dispute Resolution (“ADR”) procedures which set forth uniform steps for resolving claims outside of the purview of the Court. The ADR procedures are beneficial in that the resources necessary to prepare for and conduct each mediation are highly predictable and the absence of judicial intervention reduces professional costs. However, the process to prepare, execute, and finalize the exchange of offers has been slower than anticipated, resulting in increased costs. In addition, while the ADR procedures provide for an expedited mediation process, the actual timeframes have been significantly longer than originally anticipated.

25. With respect to non-litigation claims, significant progress has similarly been made, although the GUC Trust has also encountered some unforeseen obstacles. The GUC Trust continues to face a large number of claims filed by pro se individual claimants that require attention well beyond that which would be indicated by the face amount of the claims. These claimants often have difficulty understanding the legal impediments to allowance of their claims and do not have counsel to provide advice with respect to the validity of the GUC Trust’s positions. In many cases, these individuals have continued to litigate in courts around the country despite the imposition of the automatic stay and the injunctions provided in the Debtors’ confirmed Plan. There are even instances where the GUC Trust Administrator and the GUC Trust’s professionals have been named as additional defendants in their individual capacities. The GUC Trust could not have anticipated the resolve of these individuals to pursue their claims into litigation notwithstanding the GUC Trust’s good faith efforts to resolve these claims consensually. Many of these claims were asserted for the first time after the Initial Budget was prepared.

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26. The GUC Trust has respected the rights to due process of each individual claimant. In doing so, however, the GUC Trust has incurred costs in excess of those that could have been predicted. Moreover, over a dozen appeals filed by individual claimants are currently pending against the GUC Trust. Due to the length of time needed to litigate these particular claims to final judgment, the GUC Trust has had to prioritize the litigation of these claims, thereby delaying its ability to address some of the more substantial claims that remain.

27. Finally, the GUC Trust has experienced a continued barrage of new claims that have diverted attention from its predetermined course. Some of these claims have asserted liabilities in the hundreds of millions of dollars and have spawned litigation that was completely unanticipated when the GUC Trust was created.

28. Distribution Costs: To date, as noted above, the GUC Trust has issued the Trust Units on its own books and records only, and has not issued transferable Trust Units in a global (transferable) form registered in the name of the nominee for, and lodged into the dematerialized clearing and settlement system of, the Depository Trust Company (“DTC”). Had the Trust Units then been issued in a global (transferable) form, the GUC Trust Administrator and Trust Professionals would have sent all notices to, and made a single lump distribution to, DTC in connection with the prior distributions. DTC, through its system, would have handled the distribution to its participants (and subsequently, distributions would be made by its participants to beneficial owners) without further effort and expense on the part of the GUC Trust. Without the use of DTC’s clearing and settlement system, the GUC Trust Administrator and the Trust Professionals took direct responsibility for managing the Prior Quarterly Distributions, and in particular, the $297 million of New GM Securities distributed to Trust Unit beneficiaries as Excess GUC Trust Distributable Assets.

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29. Distributions in respect of non-transferable Trust Units not issued through DTC have proven more time consuming and costly than previously anticipated. In order to make the Prior Quarterly Distributions, the GUC Trust Administrator and Trust Professionals established a complex distribution mechanism that fully and properly accounts for and makes distributions to each GUC Trust beneficiary.

30. In particular, the GUC Trust Administrator and the Trust Professionals expended considerable effort to distribute securities to holders of Allowed General Unsecured Claims which did not arise under one of the Debtors’ pre-petition note or bond issuances (collectively, the “Non-Bondholder Claimants”). GUC Trust distributions of New GM Securities to such claimants were required to be made directly to individual Non-Bondholder Claimant brokerage accounts. Making such individualized distributions timely and accurately entailed a lengthy and detailed distribution process replete with internal controls. In connection with each Prior Quarterly Distribution, the GUC Trust Administrator (working with Trust Professionals) has, among other actions, performed the following tasks:

A.	Communicated, in a series of letters, with Non-Bondholder Claimants to alert each such claimant of (a) the existence of each distribution, (b) the steps such claimant would need to complete in order to qualify for such distribution (which such steps included the provision of brokerage account information and W-9s), and (c) the claimant’s individualized expected recovery pursuant to such distribution via a personalized mini-account statement;

B.	Communicated by phone with certain Non-Bondholder Claimants to resolve numerous deficiencies in the responsive information provided by such claimants;

C.	Maintained and updated a register of all Non-Bondholder Claimants which lists brokerage and other individualized claimant information;

D.	Worked directly with the brokerage house of each Non-Bondholder Claimant to arrange for and document the free delivery of New GM Securities; and

E.	Where claimants were entitled to cash payments in lieu of fractional New GM Securities, liquidated securities to fund cash payments and drafted/delivered physical checks to individual claimants.

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31. Communication. Because of the high-profile nature of the chapter 11 cases and the large number of small claimants, the volume of calls and inquiries received by dedicated phone lines and email accounts maintained by the GUC Trust was greater than anticipated. In addition to updating the GUC Trust’s website and automated phone voice messages, over 6,000 calls and emails have been handled by a communications staff employed by AlixPartners, LLP, a Trust Professional. The GUC Trust Administrator intends and expects to keep phone lines open to support distributions and the inevitable questions that will come as individual claimants prepare tax returns.

32. Reporting and Transfer Costs. In 2011, the GUC Trust incurred additional Reporting and Transfer Costs associated with the Creditors’ Committee’s litigation of the Term Loan Ownership Ruling and with respect to the application to the IRS for a private letter ruling regarding the tax treatment of the GUC Trust. In addition, the GUC Trust incurred Reporting and Transfer Costs as part of its efforts to obtain No-Action Relief from the Staff and to enhance existing entity level and transactional internal controls and accounting systems, as well as draft proposed filings to be made pursuant to the terms of any No Action Relief, in response to communications with the Staff relating to the March No-Action Request. Post-Effective Date, the GUC Trust Administrator and the Trust Professionals have continued discussions with the Staff regarding No-Action Relief. Additional Post-Effective Date No-Action Requests were submitted, and the GUC Trust Administrator and Trust Professionals have continued to engage in informal communications with the Staff.

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RELIEF REQUESTED

33. Based on expenses incurred to date, together with the anticipated additional costs associated with any No-Action Relief that may be received and the additional anticipated costs of the Avoidance Action Trust, the GUC Trust and Avoidance Action Trust each completed the revised budgets for calendar years 2011 and 2012 annexed hereto as Exhibit B (the “Revised GUC Trust Budget”) and Exhibit C, respectively (the “Revised Avoidance Action Trust Budget”, and together with the Revised GUC Trust Budget, the “Revised Budgets”).10 The GUC Trust Administrator and the Avoidance Action Trust Administrator submit that the Revised Budgets better reflect, in contrast to the Initial Budget, the actual fees and expenses expected to be incurred by each of the Trusts on a go-forward basis.

34. By this Motion, (i) the GUC Trust Administrator requests authority to (a) liquidate the Reserved Securities to satisfy in full (I) accrued and projected GUC Trust administrative fees, costs and expenses, and (II) accrued and projected Reporting and Transfer Costs, including projected costs that would be incurred by the GUC Trust in connection with the anticipated terms and conditions of No-Action Relief, (b) liquidate a sufficient number of New GM Securities to satisfy in full the projected Avoidance Action Trust fees, costs and expenses as reflected in the Revised Avoidance Action Trust Budget, and authorize the GUC Trust and GUC Trust Administrator to transfer the proceeds of such liquidation to the Avoidance Action Trust free and clear of any liens, claims and encumbrances (other than a remainder interest of the GUC Trust as described in the Avoidance Action Trust Amendment), and (c) transfer to the Avoidance Action Trust a sufficient number of New GM Securities to satisfy the potential Avoidance Action Trust Tax Liability, free and clear of any liens, claims and encumbrances (other than a remainder interest of the GUC Trust as described in the Avoidance Action Trust Amendment), to be

[10]	Section 6.4 of the GUC Trust Agreement and Section 6.3 of the Avoidance Action Trust Agreement require the GUC Trust Administrator and the Avoidance Action Trust Administrator, respectively, to submit budgets on an annual basis to the DIP Lenders for their approval. While the GUC Trust Administrator and the Avoidance Action Trust Administrator each submitted budgets for the calendar year 2012 to the DIP Lenders, such budgets did not reflect all of the anticipated fees, costs and expenses reflected in the Revised Budgets attached hereto. The GUC Trust Administrator and the Avoidance Action Trust Administrator each anticipate that the Revised Budgets will be submitted for DIP Lender approval in connection with a quarterly budget update permitted by each of the Trust Agreements.

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liquidated by the Avoidance Action Trust Administrator only in the event that the Avoidance Action Trust Tax Liability arises, and (ii) the Avoidance Action Trust Administrator requests authority to enter into the Avoidance Action Trust Amendment. Presented below is a chart outlining the relief requested in this Motion:

AUTHORITY REQUESTED[11]	NEW GM COMMON STOCK	NEW GM $10.00 WARRANTS	NEW GM $18.33 WARRANTS	ANTICIPATED PROCEEDS[12]
Liquidate New GM Securities to Fund Accrued and Projected Administrative Fees, Costs and Expenses (2011 – 2012)	373,918	339,925	339,925	$17,866,537
Liquidate New GM Securities to Fund Accrued and Projected Reporting and Transfer Costs (2011 – 2012)	181,005	164,550	164,550	$8,648,781
Liquidate New GM Securities to Fund Accrued and Projected Avoidance Action Trust Administrative Costs (2012- 2014)	287,012	260,920	260,920	$13,714,000
Transfer New GM Securities to Potentially Fund Avoidance Action Trust Tax Liability	355,783	323,439	323,439	N/A
Approve Avoidance Action Trust Amendment	N/A	N/A	N/A	N/A
TOTAL	1,197,718	1,088,834	1,088,834	$40,229,318

35. In support of the relief requested herein, the GUC Trust Administrator and the Avoidance Action Trust Administrator submit that the additional fees and expenses the GUC Trust Administrator seeks to fund hereunder, together with the approval of the Avoidance

[11]	As discussed above, the Reserved Securities contain (i) a price fluctuation reserve equal to approximately 10% in excess of the anticipated needs of the GUC Trust as described in this Motion and (ii) a contingency reserve of New GM Securities equal to approximately $5 million (as of January 17, 2012). By this Motion, the GUC Trust seeks authority to liquidate the price fluctuation reserve and/or contingency reserve to the extent that the New GM Securities set forth in this chart are insufficient to deliver the anticipated proceeds described therein.
[12]	The anticipated proceeds are based on publicly available market pricing for New GM Common Stock and New GM Warrants as reported on January 17, 2012.

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Action Trust Amendment that is necessary to implement certain aspects of the relief requested herein, will enable the GUC Trust Administrator and Avoidance Action Trust Administrator to satisfy their respective obligations under the GUC Trust Agreement and Avoidance Action Trust Agreement respectively and will directly benefit unsecured creditors.13

BASIS FOR RELIEF

36. The relief requested herein is consistent with the terms of the Plan, the Confirmation Order, the GUC Trust Agreement and applicable bankruptcy law. The GUC Trust Administrator has the power and authority to perform such “functions as are provided in the Plan and the Trust Agreement” including, if acting in consultation with the GUC Trust Monitor, seeking Court authority to liquidate New GM Securities to fund administrative and reporting fees, costs and expenses. Confirmation Order ¶¶ 15, 31; GUC Trust Agreement § 6.1. The Avoidance Action Trust Administrator has the authority to amend the Avoidance Action Trust Agreement for any purpose “on petition to, and with the approval of, the Bankruptcy Court.” Avoidance Action Trust Agreement § 13.13(b).

37. The relief requested herein, pursuant to the terms hereof, is also supported by governing bankruptcy law and offers immediate and long-term benefits to GUC Trust beneficiaries. Section 105(a) of the Bankruptcy Code provides, in pertinent part, that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a). Section 1142(b) further provides the Court with authority to direct any necessary party “to perform any [act] . . . that is necessary for the consummation of the plan.” 11 U.S.C. § 1142(b).

[13]	As required by Section 6.1 of the GUC Trust Agreement, the GUC Trust Administrator has consulted with FTI Consulting Inc., the monitor for the GUC Trust (in such capacity, the “GUC Trust Monitor”), with respect to the proposed liquidation of New GM Securities. GUC Trust Agreement § 6.1. The GUC Trust Monitor has indicated that it supports the relief requested herein.

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38. By this Motion, the GUC Trust Administrator asks the Court to authorize the liquidation and (as applicable) transfer of New GM Securities to fund fees, costs and expenses to the extent set forth herein. The Avoidance Action Trust Administrator asks the Court to approve the Avoidance Action Trust Amendment for the purposes of implementing certain of the relief requested herein.

I.	The GUC Trust Should Be Permitted To Sell New GM Securities Necessary To Fund Excess Accrued and Estimated GUC Trust Administrative Costs

39. Subsequent to the Effective Date, over $8.2 billion in value has been distributed to holders of Allowed General Unsecured Claims (including the $297 million in respect of Trust Units). Primarily in connection with those distributions and the claims resolution process, the GUC Trust has accrued $3.5 million of administrative fees and expenses not reflected in the Initial Budget. In addition, as detailed in the Revised GUC Trust Budget, the GUC Trust Administrator anticipates that approximately $14.4 million in additional cash, in excess of the Initial Budget, will be necessary to fund the continued administration of the GUC Trust in 2012. To ensure that the GUC Trust can pay all accrued and unpaid fees and expenses for 2011 and is adequately funded on a go-forward basis, the GUC Trust Administrator hereby requests authority to sell New GM Securities with a present market value of approximately $17.9 million.

40. Fees and Expenses of Trust Professionals: As described above, the claims resolution process, while undeniably successful, has proved more time consuming and costly than was previously expected. The GUC Trust Administrator and Trust Professionals have made every effort to streamline the resolution process – for example, by utilizing the ADR procedures, filing approximately 265 omnibus objections and avoiding individualized litigation wherever possible. Nonetheless, many claims or specific aspects of claims required detailed, thoughtful analysis. In addition, although the GUC Trust Administrator and Trust Professionals have taken steps to improve efficiencies in this regard, they have nonetheless been forced to respond to numerous individual pleadings. Litigation claims, in particular, have required a factual analysis of each underlying cause of action and often prolonged negotiation.

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41. In addition, the Initial Budget, as drafted pre-Effective Date and pre-initial GUC Trust distribution, constituted a good faith estimate of GUC Trust fees, costs and expenses attendant to the distribution processes. Estate professionals who drafted the Initial Budget, however, did so without an understanding of the magnitude of effort that would be required to perform distributions or that distributions would be completed outside DTC’s distribution mechanic. To complete the Prior Quarterly Distributions, the GUC Trust was required take extra steps and develop incremental internal controls to ensure orderly and accurate distributions to claimants – in particular, smaller Non-Bondholder Claimants. No party previously anticipated either the GUC Trust Administrator or the Trust Professionals having to go to such lengths. The GUC Trust Administrator and the Trust Professionals established and maintained a registry of all Non-Bondholders Claimants and provided free delivery of New GM Securities directly to such claimants’ brokerage accounts (except, in certain cases, where claimants were entitled to cash in lieu of partial securities). Where claimants were entitled to cash, moreover, the GUC Trust Administrator sold the corresponding New GM Securities and drafted checks to claimants.

42. GUC Trust Administrator and GUC Trust Monitor Fees: In addition to the fees and expenses associated with GUC Trust Professionals, the GUC Trust Administrator anticipates that both the GUC Trust Administrator and the GUC Trust Monitor will be required to devote additional staff and other resources in order to continue to make timely distributions to holders of Allowed General Unsecured Claims. As described above, the distribution process is time consuming and resource intensive, and will require a significant amount of additional work by both the GUC Trust Administrator and the GUC Trust

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Monitor. The GUC Trust Administrator submits that the value of such anticipated additional work is $1.2 million for the GUC Trust Administrator and $1.2 million for the GUC Trust Monitor for the year 2012 (the costs of which are included in the $17.9 million described above). The liquidation of New GM Securities to fund additional fees of the GUC Trust Administrator and the GUC Trust Monitor are permitted by Sections 9.7 and 11.5 of the GUC Trust Agreement, respectively, which provide that the GUC Trust Administrator and the GUC Trust Monitor, respectively, are entitled to “fair and reasonable compensation” for their services and may be compensated from the sale of New GM Securities.

II.	The GUC Trust Should Be Permitted To Sell New GM Securities Necessary To Fund Excess Accrued and Estimated Reporting Costs

43. Estate parties drafted section 2.3 of the GUC Trust Agreement, which directs the GUC Trust Administrator to liquidate a limited number of securities to fund Reporting and Transfer Costs, on the assumptions that (a) the GUC Trust would receive No-Action Relief pre-Effective Date, (b) the Creditors’ Committee would receive a final judgment determining the proper beneficiaries of the Term Loan Avoidance Action and (c) the application to the IRS for a private letter ruling regarding the tax treatment of the GUC Trust would be complete. None of these assumptions have proven to be accurate. As a result of these events, the GUC Trust has accrued approximately $65,000 Reporting and Transfer Costs in excess of the Initial Reporting Funds. In addition, as detailed in the Revised GUC Trust Budget, the GUC Trust Administrator anticipates that approximately $8.6 million in additional cash will be necessary to fund the future anticipated Reporting and Transfer Costs in 2012 in the event that the No-Action Relief is received. To ensure that the GUC Trust can pay all accrued and unpaid Reporting and Transfer Costs for 2011 and can satisfy future Reporting and Transfer Costs in 2012, the GUC Trust Administrator hereby requests authority to sell New GM Securities with a present market value of approximately $8.6 million.

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44. Fees and Expenses of Trust Professionals: With respect to the Term Loan Avoidance Action, on December 2, 2011, this Court issued the Term Loan Ownership Ruling in favor of unsecured creditors. On December 16, 2011, however, the DIP Lenders appealed such ruling. As such, additional Reporting and Transfer Costs will be incurred by the GUC Trust with respect to the Creditors’ Committee’s continued work on the appeal of the Term Loan Ownership Ruling.

45. In addition, the GUC Trust incurred additional Reporting and Transfer Costs in connection with its continued efforts to obtain and satisfy the anticipated terms of the No-Action Relief. First, fees were incurred in connection with the GUC Trust Administrator’s continued discussions with the Staff regarding the terms of any No-Action Relief. In addition, as it became clear that obtaining No-Action Relief would require that the GUC Trust greatly increase its internal controls structure and provide additional filings under the Exchange Act, the GUC Trust Administrator took steps to enhance already existing entity level and transactional controls and improve the existing accounting system. The GUC Trust Administrator further directed the GUC Trust to retain additional auditors and other professionals to guide the GUC Trust with respect to these regulatory issues. The GUC Trust Administrator submits that these modifications have improved the operation of the GUC Trust to the benefit of the trust beneficiaries, even in the absence of No-Action Relief. Moreover, to the extent the anticipated No-Action Relief is granted, absent the work completed by the GUC Trust Administrator and Trust Professionals to date, the GUC Trust would be in no position to satisfy the terms and conditions of such relief.

46. Also, as described in greater detail above, assuming the GUC Trust receives No-Action Relief, the GUC Trust’s issuance of transferable Trust Units is contingent on its satisfaction of the terms and conditions of the No-Action Relief. Such terms and conditions of the anticipated No-Action Relief will require the GUC Trust to comply with numerous

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Exchange Act requirements, and not surprisingly, additional reporting attendant to the GUC Trust’s compliance with the terms of the anticipated No-Action Relief would come at a cost. Both the GUC Trust Administrator and the Trust Professionals would need to dedicate additional resources to produce the detailed financial reporting required by the terms of the No-Action Relief. In addition, the GUC Trust Administrator would need to engage additional Trust Professionals who specialize in reporting trusts and compliance with the Sarbanes-Oxley Act of 2002. The Revised GUC Trust Budget constitutes an estimate of projected fees, costs and expenses which the GUC Trust Administrator and Trust Professionals believe may be incurred in connection with the GUC Trust’s compliance with the terms and conditions of the anticipated No-Action Relief.14

47. The resulting benefits of No-Action Relief to the GUC Trust and trust beneficiaries outweigh the costs. First, issuing transferable Trust Units through DTC would simplify the GUC Trust’s distribution mechanic, lowering go-forward future distribution costs. Distributions on account of Trust Units would be performed by the delivery of blocks of New GM Securities to DTC which will then be divided between the various DTC participants and liquidated as necessary to fund cash payments. Notices and other communications with Trust Unit holders would be delivered through DTC. Finally, the GUC Trust Administrator and its professionals would not have to create mini-account statements for, communicate directly with, liquidate shares for or draft checks to, individual Non-Bondholder Claimants. Such tasks would be handled by DTC, at no cost to the GUC Trust (and ultimately, its beneficiaries).

[14]	In the event that the No-Action Relief is ultimately not received by the GUC Trust, the GUC Trust Administrator anticipates that the reporting obligations of the GUC Trust will be less onerous. In such contingency, any proceeds of the securities reserved and sold pursuant to this Motion (if approved) that are not necessary to fund then accrued Reporting and Transfer Costs will be distributed to holders of Trust Units in accordance with the terms of the GUC Trust Agreement.

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48. Second, a material benefit of the compliance with the anticipated terms and conditions of the No-Action Relief is increased disclosure and transparency. Currently, as required under Section 6.2 of Trust Agreement, the GUC Trust files quarterly “GUC Trust Reports”, consisting of a summary of the distribution and claims resolution processes, basic financial reporting and footnotes to the foregoing. GUC Trust Reports were last filed with this Court on October 28, 2011 and were subsequently filed with the SEC. Absent the relief requested herein, the GUC Trust is not required to – and likely will not – file quarterly reports on Forms 10-Q or otherwise increase the scope of its reporting, in large part because no Other GUC Trust Administrative Cash would be available to fund the attendant costs and expenses. The GUC Trust Administrator submits that the costs associated with greater disclosure are only justified by the benefits associated with transferability of the Trust Units.

49. Third, the issuance of transferable Trust Units also would benefit GUC Trust beneficiaries by potentially allowing them to monetize their future Plan distributions immediately to the extent they wish to do so.15 Potential liquidity will serve to benefit claimants – particularly smaller claimants who may have a more immediate need to realize their entire recoveries on their claims against the Debtors. Notably, any potential liquidity will not result in any “forced sales” of Trust Units. Beneficiaries can choose to assume the risks related to the Trust Units in the hope that the GUC Trust will continue to successfully resolve Disputed General Unsecured Claims, generating additional excess distributable assets.

50. Finally, and perhaps most importantly, granting the relief herein is consistent with and in furtherance of the terms of the Plan. Both the Plan and the Disclosure Statement envision that the GUC Trust will issue transferable Trust Units. Indeed, for many of the reasons set forth above, the Creditors’ Committee fought long and hard and expended substantial time and resources with the goal of ensuring that the Trust Units would be transferable. This Plan was overwhelmingly accepted by unsecured creditors. Allowing the GUC Trust to sell New GM Securities will enable it to meet the expectations of unsecured creditors and, therefore, is warranted and appropriate under the circumstances.

[15]	Neither the GUC Trust Administrator nor the Trust Professionals will engage the services of any market maker or encourage market making activity in the Trust Units, facilitate the development of an active trading market or encourage others to do so, collect or publish information about prices at which Trust Units have been or may be transferred, or engage in any investor relations program designed to promote investment in the Trust Units or enhance their liquidity.

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51. GUC Trust Administrator and GUC Trust Monitor Fees: In addition to the work to be performed by GUC Trust Professionals, the GUC Trust Administrator anticipates that, if the No-Action Relief is ultimately received, the duties and litigation exposure of the GUC Trust Administrator and GUC Trust Monitor will be significantly increased. In such event, the GUC Trust will be required to comply with additional public reporting requirements, including the Sarbanes-Oxley Act of 2002. Continued compliance with these reporting requirements will require both the GUC Trust Administrator and the GUC Trust Monitor to dedicate additional resources to this matter and could also expose the GUC Trust Administrator and GUC Trust Monitor to additional litigation risk and potential liability.

52. The GUC Trust Administrator submits that the value of such anticipated additional resources is approximately $2.05 million for the GUC Trust Administrator and approximately $750,000 for the GUC Trust Monitor for the year 2012 (the costs of which are included in the $8.6 million described above). The liquidation of New GM Securities to fund additional fees of the GUC Trust Administrator and the GUC Trust Monitor are permitted by Sections 9.7 and 11.5 of the GUC Trust Agreement, respectively, which provide that the GUC Trust Administrator and the GUC Trust Monitor, respectively, are entitled to “fair and reasonable compensation” for their services and may be compensated from the sale of New GM Securities. In the event that the No-Action Relief is not received, the GUC Trust Administrator and the GUC Trust Monitor would not be required to devote additional resources to the satisfaction of added reporting requirements, and the proceeds of the liquidated Reserved Securities associated with these fees would be distributed to holders of Trust Units (other than the proceeds necessary to cover accrued fees at that time).

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III.	The GUC Trust Should Be Permitted To Sell New GM Securities Necessary To Fund the Administrative Costs of the Avoidance Action Trust

53. The $1.6 million of Avoidance Action Trust Administrative Cash set aside under the Plan is insufficient to fund litigation costs related to the Term Loan Avoidance Action and to satisfy the Avoidance Action Trust’s general administrative costs. By this Motion, the GUC Trust Administrator seeks to liquidate securities to fund additional Avoidance Action Trust fees, costs and expenses.

54. The additional Avoidance Action Trust administrative costs are primarily related to the Avoidance Action Trust’s principal function, prosecuting the Term Loan Avoidance Action. Other costs include general corporate and tax legal advice and the cost of retaining a valuation expert for the purposes of setting a tax basis for the Term Loan Avoidance Action. These costs are not reflected in the Initial Budget.

55. In addition, it is anticipated that both the Avoidance Action Trust Administrator and the Avoidance Action Trust Monitor will be required to provide services that substantially exceed those that were contemplated in the Initial Budget. Due to complications surrounding the tax treatment of the Avoidance Action Trust, difficulties in valuing the Term Loan Avoidance Action and the impact of the Term Loan Ownership Ruling and its appeal, the Avoidance Action Trust has been required to hire more professionals than previously contemplated – each of which the Avoidance Action Trust Administrator and Avoidance Action Trust Monitor must supervise and compensate. The Avoidance Action Trust Administrator submits that the value of such anticipated additional work is $1.95 million for the Avoidance Action Trust Administrator and $1.34 million for the Avoidance Action Trust Monitor for the years 2012 through 2014.

56. If the Avoidance Action Trust lacks sufficient funds to finance the Term Loan Avoidance Action, the Avoidance Action Trust Administrator may be forced to discontinue the Term Loan Avoidance Action or, if possible, compensate counsel on a contingency basis.

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Either result, given this Court’s recent Term Loan Ownership Ruling, would impair unsecured creditors’ recoveries. The GUC Trust Administrator submits, therefore, that additional funding of the Avoidance Action Trust is well justified and serves to benefit holders of Allowed General Unsecured Claims.

IV.	The GUC Trust Should Be Permitted To Transfer to the Avoidance Action Trust New GM Securities Sufficient To Fund any Avoidance Action Trust Tax Liability

57. There is currently no cash set aside to fund the Avoidance Action Trust Tax Liability if and when it is incurred. In the event that this tax arises, and the Avoidance Action Trust lacks a source of funding, it is uncertain what actions the Internal Revenue Service will take against the Avoidance Action Trust.

58. Absent the relief requested herein, the Avoidance Action Trust may be forced to sell all or a portion of the Term Loan Avoidance Action (if possible) to cover any Avoidance Action Trust Tax Liability. Given the speculative nature of the Term Loan Avoidance Action, any distressed sale of this asset would likely be possible only at a deep discount. Such a sale would greatly reduce any potential recovery on the Term Loan Avoidance Action to holders of Allowed General Unsecured Claims.

59. Given the uncertainty as to whether the Avoidance Action Trust Tax Liability will arise, the GUC Trust Administrator does not seek authority to immediately sell the New GM Securities necessary to satisfy this liability. Rather, by this Motion, the GUC Trust Administrator seeks authority to transfer to the Avoidance Action Trust an amount of New GM Securities that are estimated to be sufficient to cover this potential liability. As described further below, the Avoidance Action Trust Amendment (if approved) would then permit the Avoidance Action Trust Administrator to sell, as needed, such New GM Securities to fund any tax liability. New GM Securities not necessary to fund the Avoidance Action Trust Tax Liability would be returned to the GUC Trust.

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60. The GUC Trust Administrator submits that the transfer of New GM Securities to the Avoidance Action Trust as a reserve to fund any potential Avoidance Action Trust Tax Liability is well justified and serves to benefit holders of Allowed General Unsecured Claims.

V.	The Avoidance Action Trust Amendment Should Be Approved

61. The Avoidance Action Trust Amendment is intended to implement the relief requested by this Motion with respect to the Avoidance Action Trust. Because it was never anticipated that the Avoidance Action Trust would be funded by a source other than the Avoidance Action Trust Administrative Cash, the Avoidance Action Trust Agreement does not contain mechanisms for the use of any other such source of funding.

62. The Avoidance Action Trust Amendment has been narrowly tailored to implement only the relief requested herein. Notably, to the extent that any of the funds or New GM Securities transferred to the Avoidance Action Trust pursuant to this Motion (if approved) shall be returned to GUC Trust to the extent that they are not utilized for the purposes described herein.

WAIVER OF THE STAY PROVIDED BY BANKRUPTCY RULE 6004

63. The GUC Trust Administrator and the Avoidance Action Trust Administrator further seek a waiver of any stay of the effectiveness of the Order. Pursuant to Bankruptcy Rule 6004(h), “[an] order authorizing the use, sale, or lease of property other than cash collateral is stayed until the expiration of fourteen (14) days after entry of the order, unless the court orders otherwise.” Fed. R. Bankr. P. 6004(h). Based upon the facts and circumstances set forth herein, the GUC Trust Administrator and the Avoidance Action Trust Administrator submit that ample cause exists to justify a waiver of any stay imposed by Bankruptcy Rules 6004(h) to the extent it applies. Because the property that forms the basis of this Motion is subject to price fluctuation, any delay in the ability to commence the sales requested could result in an interim decrease in the market price of the property and thus, correspondingly, a decrease in the sales proceeds. Any decrease in the projected sales proceeds could leave the GUC Trust and the Avoidance Action Trust underfunded, thus necessitating additional reserves and potentially additionally sales.

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64. The GUC Trust Administrator and the Avoidance Action Trust Administrator submit that the waiver of the stay under Bankruptcy Rule 6004 is appropriate here to facilitate the immediate commencement of the sales contemplated by this Motion. Accordingly, the GUC Trust Administrator and the Avoidance Action Trust Administrator submit that a waiver of the stay under Bankruptcy Rule 6004 is appropriate and necessary.

NOTICE

65. The GUC Trust Administrator and Avoidance Action Trust Administrator have served notice of this Motion on (a) the Office of the United States Trustee, Tracy Hope Davis, Esq. for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004, (b) the parties identified on Exhibit E annexed hereto and (c) any other required notice parties under Section 6.2(b)(iv) of the GUC Trust Agreement. Pursuant to the Confirmation Order and Section 6.2(b)(iv) of the GUC Trust Agreement, the GUC Trust Administrator respectfully submits that no other or further notice need be provided.

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CONCLUSION

WHEREFORE, the GUC Trust Administrator and the Avoidance Action Trust Administrator respectfully request that the Court enter an order substantially in the form attached hereto as Exhibit A, (i) approving the sale of the New GM Securities to fund certain fees, costs and expenses, (ii) authorizing the transfer of New GM Securities to the Avoidance Action Trust to fund future potential tax liabilities, (iii) approving the Avoidance Action Trust Amendment, and (iv) granting such other and further relief as may be deemed just and proper.

Dated:	New York, New York
January 20, 2012

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams
Matthew J. Williams
Joshua Weisser
Keith R. Martorana
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust and the Motors Liquidation Company Avoidance Action Trust

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EXHIBIT A

[Proposed Order]

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

------------------------------------------------------------------- x
In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : : :	Chapter 11 Case No. 09-50026 (REG) (Jointly Administered)
--------------------------------------------------------------------x

ORDER AUTHORIZING (I) THE GUC TRUST ADMINISTRATOR TO

(A) LIQUIDATE NEW GM SECURITIES FOR THE PURPOSE OF FUNDING FEES,

COSTS AND EXPENSES OF THE GUC TRUST AND THE AVOIDANCE ACTION

TRUST, AND (B) TRANSFER NEW GM SECURITIES TO THE AVOIDANCE

ACTION TRUST FOR THE PURPOSE OF FUNDING FUTURE TAX LIABILITIES,

AND (II) THE AVOIDANCE ACTION TRUST ADMINISTRATOR

TO AMEND THE AVOIDANCE ACTION TRUST AGREEMENT

Upon the motion, dated January 20, 2012 (the “Motion”)16 of Wilmington Trust Company (i) in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 (Docket No. 9836) (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”) seeking entry of an Order pursuant to sections 1142 and 105(a) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 6004(h) of the Federal Rules of Bankruptcy Procedure, and the GUC Trust Agreement, approving (A) the GUC Trust’s sale of New GM Securities to fund accrued and expected fees, costs and expenses of the GUC Trust and the Avoidance Action Trust, and (B) the GUC Trust’s transfer of New GM Securities to the Avoidance Action Trust to fund potential future tax liabilities of the Avoidance Action Trust, and (ii) in its capacity as trust administrator and trustee (in such capacity, the “Avoidance Action Trust Administrator”) of the Motors Liquidation

[16]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Motion

Company Avoidance Action Trust (the “Avoidance Action Trust”), as established under the Plan, seeking entry of an Order pursuant to sections 1142 and 105(a) of the Bankruptcy Code, Rule 6004(h) of the Federal Rules of Bankruptcy Procedure and the Avoidance Action Trust Agreement, approving an amendment to the Avoidance Action Trust Agreement; and any objections to the Motion having been settled, resolved, withdrawn or overruled; and this Court having determined that the relief requested in the Motion is in the best interests of the Debtors creditors and estates; and it further appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and after due deliberation thereon, and good and sufficient cause appearing therefor:

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

ORDERED, that the relief requested in the Motion is granted in its entirety; and it is further

ORDERED, that, pursuant to Sections 6.1(b) and (d) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to liquidate the Reserved Securities to satisfy GUC Trust administrative fees, costs and expenses incurred in 2011 and estimated for 2012, all as set forth in the Revised GUC Trust Budget; and it is further

ORDERED, that, pursuant to Section 6.1(c) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to liquidate the Reserved Securities to satisfy the Reporting and Transfer Costs incurred in 2011 and which could arise in connection with attempting to obtain and/or complying with the No-Action Relief in 2012, all as set forth in the Revised GUC Trust Budget; and it is further

ORDERED, that the GUC Trust Administrator is authorized to liquidate sufficient New GM Securities to satisfy Avoidance Action Trust fees, costs and expenses estimated for 2012, 2013 and 2014, all as reflected in the Revised Avoidance Action Trust Budget (the “Avoidance Action Shares Liquidation”); and it is further

2

ORDERED, that as soon as practicable following the Avoidance Action Shares Liquidation, the GUC Trust Administrator is authorized to transfer the cash proceeds (in the form of a loan, contribution or otherwise) of the Avoidance Action Shares Liquidation, net of any applicable costs, fees, expenses and taxes payable in respect thereof, to the Avoidance Action Trust free and clear of any liens, claims and encumbrances (other than a remainder interest of the GUC Trust as described in the Avoidance Action Trust Amendment) (the “Avoidance Action Cash Transfer”); and it is further

ORDERED, that the GUC Trust Administrator is authorized to transfer to the Avoidance Action Trust (in the form of a loan, contribution or otherwise), free and clear of any liens, claims and encumbrances (other than a remainder interest of the GUC Trust as described in the Avoidance Action Trust Amendment), 355,783 shares of New GM Common Stock and 646,878 New GM Warrants (consisting of 323,439 New GM $10.00 Warrants and 323,439 New GM $18.33 Warrants) for the purposes of funding any potential Avoidance Action Trust Tax Liability (the “Avoidance Action Share Transfer”); and it is further

ORDERED, that notwithstanding anything to the contrary in the GUC Trust Agreement, the New GM Securities that are subject to the Avoidance Action Shares Liquidation and the Avoidance Action Share Transfer shall be treated being “reserved” and liquidated, pursuant to Section 6.1(b) of the GUC Trust Agreement for any distribution calculation required to be performed under the GUC Trust Agreement; and it is further

ORDERED, that notwithstanding anything to the contrary in the GUC Trust Agreement, the Avoidance Action Cash Transfer and the Avoidance Action Share Transfer, if delivered in the form of a loan or other investment shall be deemed a “Permissible Investment” by the GUC Trust, as that term is defined in the GUC Trust Agreement, for all purposes under the GUC Trust Agreement; and it is further

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ORDERED, that the Avoidance Action Trust Amendment, in the form attached hereto as Annex 1, is hereby approved, and the Avoidance Action Trust Administrator and Avoidance Action Trust Monitor are authorized to execute and effect the Avoidance Action Trust Amendment; and it is further

ORDERED, that nothing herein shall be deemed to prohibit the GUC Trust Administrator from seeking additional Court authority to liquidate New GM Securities if the actual fees, costs or expenses exceed the currently estimated fees, costs or expenses or to fund fees, costs or expenses in 2012, 2013 or 2014; and it is further

ORDERED, that, when liquidating the New GM Securities pursuant to this Order, the GUC Trust Administrator shall comply with the procedures set forth in the GUC Trust Agreement (solely with respect to the liquidation of the Reserved Securities) and shall be entitled to all protections, immunities and indemnities applicable to the GUC Trust Administrator therein; and it is further

ORDERED, that the terms of this Order shall supersede any inconsistent or contrary provisions contained in the GUC Trust Agreement or the Avoidance Action Trust Agreement; and it is further

ORDERED, that, notwithstanding the possible applicability of Bankruptcy Rule 6004(h) this Order shall be effective immediately upon entry; and it is further

ORDERED, that this Court shall retain jurisdiction of all matters and disputes arising in connection with or related to the interpretation or implementation of this Order, any liquidation of New GM Securities in connection herewith, the GUC Trust Agreement or the Avoidance Action Trust Agreement.

Dated:                  , 2012

New York, New York

UNITED STATES BANKRUPTCY JUDGE

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Annex 1

[Avoidance Action Trust Agreement]

EXECUTION VERSION

AMENDED AND RESTATED MOTORS LIQUIDATION COMPANY

AVOIDANCE ACTION TRUST AGREEMENT

This AMENDED AND RESTATED MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST AGREEMENT, dated as of February __, 2012 (as it may be amended from time to time, this “Trust Agreement”), by and among Wilmington Trust Company, as trust administrator and trustee (together with any successor appointed under the terms hereof, the “Trust Administrator”) of the Motors Liquidation Company Avoidance Action Trust (the “Trust”) for the benefit of the Trust Beneficiaries (as defined below), and FTI Consulting, Inc., as trust monitor (together with any successor appointed under the terms hereof, the “Trust Monitor”) of the Trust, amends and restates in its entirety the Original Trust Agreement (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation pursuant to chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”), dated March 18, 2011, as confirmed (including all exhibits thereto, as the same may be further amended, modified, or supplemented from time to time, the “Plan”).

W I T N E S S E T H:

WHEREAS, the Trust Administrator and the Trust Monitor are party to the Motors Liquidation Company Avoidance Action Trust Agreement, dated as of March 30, 2011, by and among Motors Liquidation Company (“MLC”), MLC of Harlem, Inc., MLCS, LLC, MLCS Distribution Corporation, Remediation and Liability Management Company, Inc., and Environmental Corporate Remediation Company, Inc. (collectively, the “Debtors”), as debtors and debtors-in-possession, Wilmington Trust Company, as Trust Administrator, and FTI Consulting, Inc., as Trust Monitor (the “Original Trust Agreement”); and

WHEREAS, each of the Debtors has, prior to the date hereof, ceased to operate and dissolved; and

WHEREAS, the Trust Administrator and the Trust Monitor believe that the Avoidance Action Trust Administrative Cash (as defined below) currently held by the Trust is insufficient to satisfy current and projected fees, costs and expenses of the Trust and any potential federal, state or local taxes which may be incurred by the Trust; and

WHEREAS, to remedy this insufficiency of the Avoidance Action Trust Administrative Cash, on January 20, 2012, the GUC Trust Administrator filed a motion with the Bankruptcy Court (the “Sale and Transfer Motion”) seeking authority to, among other requests, liquidate certain New GM Securities and deliver the proceeds thereof (in the form of a loan, contribution or otherwise) to the Trust for the purposes of satisfying current and projected fees, costs and expenses of the Trust, and transfer (in the form of a loan, contribution or otherwise) certain New GM Securities to the Trust for the purposes of satisfying (upon liquidation) any potential federal, state or local taxes which may be incurred by the Trust; and

WHEREAS, the Original Trust Agreement did not contemplate funding sources other than the Avoidance Action Trust Administrative Cash, and it is now necessary to amend the Trust Agreement to provide the necessary procedures for the allocation, administration and utilization of such funding sources; and

WHEREAS, it is the intent of the parties hereto that this Trust Agreement amends and restates in its entirety the Original Trust Agreement; and

WHEREAS, pursuant to Sections 8.1(e) and 13.13(b) of the Original Trust Agreement, the Trust Administrator joined the Sale and Transfer Motion, seeking Bankruptcy Court approval of the amendment and restatement of this Trust Agreement; and

WHEREAS, this Trust Agreement, as it amends and restates the Original Trust Agreement, shall become effective upon a Final Order of the Bankruptcy Court and execution by the appropriate signatories to this amended and restated Trust Agreement.

NOW, THEREFORE, in accordance with Section 13.13 of the Original Trust Agreement, the Original Trust Agreement is hereby amended and restated as follows:

Background

A. Beginning on June 1, 2009, the Debtors filed in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”).

B. On or about August 31, 2010, the Debtors filed their Plan and Disclosure Statement in the Bankruptcy Court. The Debtors filed an amended Plan and Disclosure Statement on December 7, 2010. The Debtors filed a second amended Plan on March 18, 2011.

C. The Disclosure Statement was approved by the Bankruptcy Court on December 8, 2010.

D. On or about March 29, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.

E. The Plan provides for the creation of the Trust as a post-confirmation successor to MLC within the meaning of Section 1145(a) of the Bankruptcy Code, to hold and administer the Avoidance Action Trust Assets for the benefit of the Trust Beneficiaries and, to the extent received by the Trust, to distribute the Distributable Trust Assets to the Trust Beneficiaries in accordance with the terms of the Plan, the Confirmation Order and this Trust Agreement.

F. The Plan also provides that the Trust Administrator may determine to hold and administer Other Debtor Residual Trust Assets, if any, for the benefit of the DIP Lenders.

G. The Trust is being created, with respect to the Avoidance Action Trust Assets, on behalf of, and for the benefit of, the Trust Beneficiaries, and, with respect to the Other Debtor Residual Trust Assets, if any, on behalf of, and for the benefit of, the DIP Lenders.

H. The Trust Administrator shall have all powers necessary to implement the provisions of this Trust Agreement and administer the Trust in respect of the Avoidance Action Trust Assets, including the power to: (i) prosecute for the benefit of the Trust Beneficiaries, through counsel and other professionals selected by the Trust Administrator, the Term Loan Avoidance Action and any other causes of action that may from time to time be held by the Trust in respect thereof; (ii) preserve and maintain the Avoidance Action Trust Assets; (iii) distribute the Distributable Trust Assets, if any, to the Trust Beneficiaries in accordance with the Plan, the Confirmation Order and this Trust Agreement; (iv) expend the Avoidance Action Trust Administrative Cash, the Avoidance Action Trust SEC Reporting Cash (if applicable), and the Supplemental Avoidance Action Trust Cash to cover fees and expenses of the Trust, including payment of taxes and the fees and expenses of the Trust Professionals (other than in respect thereof of the Other Debtor Residual Trust Assets); (v) liquidate the GUC Trust Supplemental Property and utilize the proceeds thereof to cover fees and expenses of the Trust, including payment of taxes and the fees and expenses of the Trust Professionals (other than in respect thereof of the Other Debtor Residual Trust Assets); (vi) enter into any contracts or agreements necessary or desirable to facilitate the implementation of the provisions of this Trust Agreement, including but not limited to loan agreements or sale agreements for the purposes of funding the fees and expenses of the Trust; and (vii) sell or grant liens on the Term Loan Avoidance Action or any other property of the Trust (other than the Other Debtor Residual Trust Assets or the GUC Trust Supplemental Property (which is addressed in sub-section (v) of this paragraph H)) for the purposes of implementing the provisions of this Trust Agreement, including but not limited to funding the fees and expenses of the Trust.

I. The Trust Administrator shall also have all powers necessary to implement the provisions of this Trust Agreement and administer the Trust in respect of the Other Debtor Residual Trust Assets, if any, including the power to: (i) prosecute for the benefit of the DIP Lenders, through counsel and other professionals selected by the Trust Administrator, any causes of action that may from time to time be held by the Trust in respect thereof; (ii) preserve and maintain the Other Debtor Residual Trust Assets; (iii) distribute the Distributable Other Debtor Residual Trust Assets, if any, to the DIP Lenders in accordance with the Plan, the Confirmation Order and this Trust Agreement; and (iv) expend the Other Debtor Residual Trust Administrative Cash to cover fees and expenses of the Trust, including payment of the fees and expenses of the Trust Professionals, in respect thereof.

J. The Trust Administrator shall otherwise perform the functions and take the actions provided for in this Trust Agreement or permitted in the Plan and/or the Confirmation Order, or in any other agreement executed pursuant to the Plan, in each case subject to the provisions of Articles VI, VIII and XI hereof regarding the rights and powers of the Trust Monitor.

K. The Trust is subject to the continuing jurisdiction of the Bankruptcy Court, whose approval is required to pay or distribute money or property to, or on behalf of, a Trust Beneficiary, except as expressly provided in this Trust Agreement.

L. The Trust (other than the Avoidance Action Trust Claims Reserve) is intended to qualify as a liquidating trust under Treasury Regulation section 301.7701-4(d) that is treated as a “grantor trust” for federal and applicable state and local income tax purposes.

Agreement

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Trust Administrator and the Trust Monitor agree as follows:

ARTICLE I

DEFINED TERMS

1.1. Definitions. Whenever used in this Trust Agreement, unless the context otherwise requires, the following words and phrases shall have the respective meanings ascribed to them as follows:

(a) “Affiliates” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(b) “Aggregate Maximum Amount” means the sum of the Maximum Amounts of all Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims, as set forth in the applicable GUC Trust Report as the Aggregate Maximum Amount as of a given date.

(c) “Allowed General Unsecured Claims” means, collectively, (i) the Initial Allowed General Unsecured Claims and (ii) the Resolved Allowed General Unsecured Claims.

(d) “Avoidance Action Proceeds” means the proceeds of the Term Loan Avoidance Action.

(e) “Avoidance Action Trust Administrative Cash” means the Cash (other than the Supplemental Avoidance Action Trust Cash) held and maintained by the Trust Administrator for the purpose of paying the fees and expenses incurred by the Trust Administrator (including fees and expenses for Trust Professionals) in connection with the Trust and any obligations imposed on the Trust Administrator or the Trust, including fees and expenses relating to the performance of the Trust Administrator’s obligations under this Trust Agreement and the Plan, other than in respect of the Other Debtor Residual Trust Assets. The Debtors shall reserve $1.6 million for the Avoidance Action Trust Administrative Cash, which shall be transferred to the Trust, less any amounts expended by MLC from and after the Effective Date in respect of the prosecution of the Term Loan Avoidance Action, on the Avoidance Action Trust Transfer Date.

(f) “Avoidance Action Trust Assets” means, collectively, (i) the Term Loan Avoidance Action transferred to the Trust, (ii) the Avoidance Action Proceeds, (iii) the Avoidance Action Trust Administrative Cash, (iv) the Avoidance Action Trust SEC Reporting Cash; and (v) the Supplemental Avoidance Action Trust Assets.

(g) “Avoidance Action Trust SEC Reporting Costs” means any costs, fees or expenses incurred by the Trust that are directly or indirectly related to reports that may be required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC (including, without limitation, any legal, accounting or registration fees, costs and expenses incurred by the Trust with respect thereto).

(h) “Avoidance Action Trust SEC Reporting Cash” has the meaning set forth in Section 2.3(e) of this Trust Agreement.

(i) “Avoidance Action Trust Transfer Date” means the date selected by the Debtors on which the Avoidance Action Trust Assets (other than the Supplemental Avoidance Action Trust Assets) are transferred to the Trust, which transfer shall occur on or before December 15, 2011.

(j) “Bankruptcy Code” has the meaning set forth in the preamble to this Trust Agreement.

(k) “Bankruptcy Court” has the meaning set forth in Background paragraph A.

(l) “Budget” has the meaning set forth in Section 6.3.

(m) “calendar quarter” means the relevant three-month period ending on the last day of March, June, September or December, as applicable, of each calendar year; provided, however, that the calendar quarter that contains the Avoidance Action Trust Transfer Date shall be the period commencing on the Avoidance Action Trust Transfer Date and concluding on the date on which the relevant calendar quarter would naturally end in accordance with the foregoing.

(n) “Certificate of Trust” means the certificate of trust of the Trust as required by Section 3810 of the Delaware Act.

(o) “Chapter 11 Cases” has the meaning set forth in Background paragraph A.

(p) “Claim Conflict Resolution” has the meaning set forth in Section 3.6.

(q) “Confidential Party” has the meaning set forth in Section 13.12.

(r) “Confirmation Order” has the meaning set forth in Background paragraph D.

(s) “Current Total Amount” means as of a given date, the sum of (A) the Total Allowed Amount as of such date and (B) the Aggregate Maximum Amount as of such date, as set forth in the applicable GUC Trust Report as the Current Total Amount as of a given date.

(t) “Debtors” has the meaning set forth in the preamble to this Trust Agreement.

(u) “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq.

(v) “DIP Credit Agreement Claims” means all Claims arising under the DIP Credit Agreement and Orders approving the DIP Credit Agreement dated June 25, 2009 and July 5, 2009.

(w) “DIP Lender Advances” means the Distributable Trust Assets distributable to the DIP Lenders, in an amount equal to (i) the amounts of Cash advanced directly or indirectly by MLC to fund the costs and expenses associated with realizing the proceeds of the Term Loan Avoidance Action, including, without limitation, any such amounts expended to fund the costs and expenses of professionals retained by the defendants in the Term Loan Avoidance Action and (ii) without duplication, the amount of the Avoidance Action Trust Administrative Cash.

(x) “DIP Lender Distributable Trust Assets” means the Distributable Trust Assets distributable to the DIP Lenders, in an amount as determined either by (i) mutual agreement between the U.S. Treasury and the Creditor’s Committee or (ii) Final Order.

(y) “DIP Lenders” means the U.S. Treasury and EDC, as lenders under the DIP Credit Agreement.

(z) “Disputed General Unsecured Claims” means the General Unsecured Claims against the Debtors that are Disputed (as defined in the Plan) as of the Initial GUC Record Date, until a time when such claims become Resolved General Unsecured Claims or are otherwise resolved pursuant to the claims resolution procedures contained in the Plan.

(aa) “Distributable Other Debtor Residual Trust Assets” means the Other Debtor Residual Assets Proceeds, if any, together with any earnings (including interest) thereon.

(bb) “Distributable Other Debtor Residual Trust Cash” means any Cash or cash equivalents included in the Distributable Other Debtor Residual Trust Assets.

(cc) “Distributable Trust Assets” means the Avoidance Action Proceeds together with any earnings (including interest) thereon.

(dd) “Distributable Trust Cash” means any Cash or cash equivalents included in the Distributable Trust Assets.

(ee) “Distribution Date” means the date of any distribution made by the Trust Administrator to the Trust Beneficiaries pursuant to this Trust Agreement, whether to the DIP Lenders pursuant to Section 5.1(d) or on account of Allowed General Unsecured Claims and/or Units.

(ff) “Distribution Threshold” means $10,000,000.

(gg) “Excess GUC Distributable Trust Assets Determination Date” has the meaning set forth in Section 5.4(a).

(hh) “Excess GUC Distributable Trust Assets” means (i) the amount of the GUC Distributable Trust Assets held by the Trust (after providing for all distributions then required to be made in respect of Resolved Allowed General Unsecured Claims), minus (ii) the amount of the GUC Distributable Trust Assets necessary for the satisfaction of Claims in the amount of the Aggregate Maximum Amount pursuant to Section 5.3.

(ii) “Final Recovery Date” has the meaning set forth in Section 5.1(a).

(jj) “GUC Beneficiaries” means the holders of Allowed General Unsecured Claims or Units received in respect of such claims.

(kk) “GUC Distributable Trust Assets” has the meaning set forth in Section 5.1(d).

(ll) “GUC Trust Advances” means the Distributable Trust Assets distributable to the GUC Trust, in an amount equal to (i) the GUC Trust Supplemental Cash and (ii) without duplication, Cash in the amount equal to the fair market value, measured as of the date such property was received by the Trust, of the GUC Trust Supplemental Property that was liquidated pursuant to Section 6.1(c) and (d) hereof.

(mm) “GUC Trust Reports” means the reports prepared by the GUC Trust Administrator each quarter as provided in the GUC Trust Agreement, which shall be delivered to the Trust Administrator pursuant o the terms of the GUC Trust Agreement.

(nn) “GUC Trust Supplemental Cash” means the GUC Trust Supplemental Expense Cash and the GUC Trust Supplemental Tax Cash.

(oo) “GUC Trust Supplemental Expense Cash” has the meaning set forth in Section 2.3(f)(i).

(pp) “GUC Trust Supplemental Expense Property” has the meaning set forth in Section 2.3(f)(i).

(qq) “GUC Trust Supplemental Property” means the GUC Trust Supplemental Expense Property and the GUC Trust Supplemental Tax Property.

(rr) “GUC Trust Supplemental Tax Cash” has the meaning set forth in Section 2.3(f)(i).

(ss) “GUC Trust Supplemental Tax Property” has the meaning set forth in Section 2.3(f)(i).

(tt) “Holdback” has the meaning set forth in Section 6.1(b).

(uu) “Incompetency” means, with respect to any Person, the incompetency of such Person if such Person is a natural person.

(vv) “Initial Allowed General Unsecured Claims” has the meaning set forth in Section 5.2(b).

(ww) “Initial GUC Distribution Date” has the meaning set forth in Section 5.2(b).

(xx) “Initial GUC Record Date” has the meaning set forth in Section 5.2(b).

(yy) “IRS” means the Internal Revenue Service.

(zz) “Maximum Amount” means the maximum amount of any Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim, calculated in accordance with the GUC Trust Agreement and as set forth in the applicable GUC Trust Report as the Maximum Amount of any Claim or group of Claims as of a given date.

(aaa) “MLC” has the meaning set forth in the preamble to this Trust Agreement.

(bbb) “Other Avoidance Action Claims” means the additional General Unsecured Claims that have arisen as a result of recovery of proceeds of the Avoidance Actions other than the Term Loan Avoidance Action (and any related unsecured claims).

(ccc) “Other Debtor Residual Assets” means any assets of MLC remaining at such time as the Debtors shall be liquidated, other than the Term Loan Avoidance Action and the Term Loan Avoidance Action Administrative Cash and any other assets of MLC whose disposition is specifically provided for under the Plan or the Confirmation Order.

(ddd) Other Debtor Residual Accepted Assets” means Other Debtor Residual Assets accepted by the Trust Administrator for transfer to the Trust pursuant to Section 2.3(b).

(eee) “Other Debtor Residual Assets Proceeds” means any proceeds realized in respect of the Other Debtor Residual Accepted Assets.

(fff) “Other Debtor Residual Trust Administrative Cash” means the Cash, if any, held and maintained by the Trust Administrator for the purpose of paying the fees and expenses incurred by the Trust Administrator (including fees and expenses for Trust Professionals) in connection with the Trust and any obligations imposed on the Trust Administrator or the Trust, including fees and expenses relating to the performance of the Trust Administrator’s obligations under this Trust Agreement and the Plan, but only in respect of the Other Debtor Residual Trust Assets, which Cash may be obtained by transfer to the Trust by the Debtors, from the DIP Lenders (in their sole discretion) or from the proceeds of the Other Debtor Residual Accepted Assets.

(ggg) “Other Debtor Residual Trust Assets” means, if any, collectively, (i) the Other Debtor Residual Accepted Assets transferred to the Trust, (ii) the Other Debtor Residual Assets Proceeds and (iii) the Other Debtor Residual Trust Administrative Cash.

(hhh) “Other Debtor Residual Assets Transfer Date” means the date selected by the Debtors on which the Other Debtor Residual Assets Transfer, if any, are transferred to the Trust, which transfer shall occur on or before December 15, 2011.

(iii) “Other Supplemental Cash” means any Cash received by the Trust pursuant to Section 6.1(e) hereof from the sale of, or granting of liens on, all or a portion of the Term Loan Avoidance Action or any other property held by the Trust (other than the Other Debtor Residual Trust Assets or the GUC Trust Supplemental Property), or from any source other than the GUC Trust.

(jjj) “Permissible Investments” means investments in any of the following:

(i) Marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;

(ii) Marketable debt securities, rated Aaa by Moody’s and/ or AAA by S&P, issued by U. S. Government-sponsored enterprises, U. S. Federal agencies, U. S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;

(iii) Certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1;

(iv) Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-1;

(v) Money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by S&P, including such funds for which the Trust Administrator or an Affiliate provides investment advice or other services;

(vi) Tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “AA” (Moody’s), or a short-term rating of “A-1” or a long term rating of “AA” (S&P); and

(vii) Repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (i) and (ii) above, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (iii) above.

(kkk) “Plan” has the meaning set forth in the preamble to this Trust Agreement.

(lll) “Resolved Allowed General Unsecured Claims” means, collectively, (I) the Disputed General Unsecured Claims that are allowed after the Initial GUC Record Date in accordance with the claims resolution procedures administered under the Plan (to the extent so resolved); (II) the Term Loan Avoidance Action Claims, to the extent and in the amount collected by the Trust against the respective defendants in the underlying litigation (including by way of settlement); and (III) the Other Avoidance Action Claims, to the extent and in the amount collected against the respective defendants in the underlying litigations (including by way of settlement). For the avoidance of doubt, unless and until a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim becomes a Resolved Allowed General Unsecured Claim, the holders of such claim shall not receive any distribution from the Trust.

(mmm) “Resolved Allowed General Unsecured Claims Determination Date” has the meaning set forth in Section 5.3(a).

(nnn) “SEC” means the Securities and Exchange Commission.

(ooo) “Secretary of State” means the Office of the Secretary of State of the State of Delaware.

(ppp) “Supplemental Avoidance Action Trust Assets” means the Supplemental Avoidance Action Trust Cash and the GUC Trust Supplemental Property.

(qqq) “Supplemental Avoidance Action Trust Cash” means the GUC Trust Supplemental Cash and the Other Supplemental Cash.

(rrr) “Tax Returns” means all tax returns, reports, certificates, forms or similar statements or documents.

(sss) “Term Loan Avoidance Action” means the Avoidance Action commenced by the Creditors’ Committee against JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and various lenders party to a term loan agreement, dated as of November 29, 2006, between General Motors Corporation, as borrower, JPMorgan Chase Bank, N.A., as agent, and various institutions as lenders and agents, styled Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009).

(ttt) “Term Loan Avoidance Action Claims” means the additional General Unsecured Claims that have arisen as a result of recovery of proceeds of the Term Loan Avoidance Action (or any related unsecured claims).

(uuu) “Total Allowed Amount” means the sum of the amount of all Initial Allowed General Unsecured Claims plus the amount of all Resolved Allowed General Unsecured Claims, as set forth in the applicable GUC Trust Report.

(vvv) “Treasury Regulations” means the income tax regulations promulgated under the Tax Code, including any amended or successor income tax regulations thereto.

(www) “Trust” has the meaning set forth in the preamble to this Trust Agreement.

(xxx) “Trust Administrator” has the meaning set forth in the preamble to this Trust Agreement.

(yyy) “Trust Administrator Parties” means the Trust Administrator and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals (including the Trust Professionals).

(zzz) “Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(aaaa) “Trust Beneficiaries” means the holders of the DIP Credit Agreement Claims and the holders of Allowed General Unsecured Claims (or Units received in respect of such claims).

(bbbb) “Trust Cash” means the Cash or cash equivalents included in the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, if any.

(cccc) “Trust Monitor” has the meaning set forth in the preamble to this Trust Agreement.

(dddd) “Trust Monitor Parties” means the Trust Monitor and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals.

(eeee) “Trust Professionals” means, collectively, independent contractors, including attorneys, accountants, appraisers, disbursing agents or other parties deemed by the Trust Administrator to have the qualifications necessary or desirable to assist in the proper administration of the Trust and that are employed or retained by the Trust in such capacities.

(ffff) “Unit Issuance Ratio” means the ratio of one Unit for each $1,000 in amount of Allowed General Unsecured Claims.

(gggg) “Units” means the units of beneficial interest issued by the Trust to holders of Allowed General Unsecured Claims.

(hhhh) “Unresolved Other Avoidance Action Claim” means an Other Avoidance Action Claim that has not or has not yet arisen because no determination (including by way of settlement) has been made in the respective Avoidance Action against the respective defendant who would be entitled to such claim in the event of such determination (or if a determination has been made against the defendant, the proceeds related to such resolution have not been recovered in full).

(iiii) “Unresolved Term Loan Avoidance Action Claim” means a Term Loan Avoidance Action Claim that has not or has not yet arisen because no determination (including by way of settlement) has been made in the Term Loan Avoidance Action against the respective defendant who would be entitled to such claim in the event of such determination (or if a determination has been made against the defendant, the proceeds related to such resolution have not been recovered in full).

(jjjj) “Wind-Down Facility” means the $1.175 billion wind-down facility provided to the Debtors pursuant to the DIP Credit Agreement.

ARTICLE II

DECLARATION OF TRUST

2.1. Creation of Trust. The Debtors and the Trust Administrator, pursuant to the Plan and the Confirmation Order and in accordance with the applicable provisions of chapter 11 of the Bankruptcy Code, hereby constitute and create the Trust, in the form of a statutory trust under the Delaware Act, which shall bear the name “Motors Liquidation Company Avoidance Action Trust.” In connection with the exercise of the Trust Administrator’s power hereunder, the Trust Administrator may use this name or such variation thereof as the Trust Administrator sees fit. The Trust Administrator, as trustee of the Trust, is hereby authorized and directed to execute and file a Certificate of Trust for the Trust in the form attached hereto as Exhibit B.

2.2. Purpose of Trust. The sole purpose of the Trust is to liquidate and distribute its assets pursuant to the Plan in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

2.3. Transfer of Avoidance Action Trust Assets to the Trust.

(a) Effective upon the Avoidance Action Trust Transfer Date, the Debtors hereby transfer to the Trust, pursuant to Bankruptcy Code Sections 1123(a)(5)(B) and 1123(b)(3)(B), and in accordance with the Plan and the Confirmation Order, the Avoidance Action Trust Assets (other than the Avoidance Action Trust SEC Reporting Cash and the Supplemental Avoidance Action Trust Assets), as they exist on the Avoidance Action Trust Transfer Date, free and clear of any and all liens, claims, encumbrances and interests (legal, beneficial or otherwise) of all other persons to the maximum extent contemplated by and permissible under Bankruptcy Code Section 1141(c); provided, however that notwithstanding anything to the contrary in the Plan, Disclosure Statement, Confirmation Order, this Trust Agreement or any other agreement, the DIP Lenders shall maintain their liens on the Avoidance Action Trust Administrative Cash, provided that for the avoidance of doubt, the DIP Lenders shall not demand acceleration of their liens on the Avoidance Action Trust Administrative Cash except in accordance with the provisions of section 7.2 of the DIP Credit

Agreement. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to Bankruptcy Code Section 1146. The Debtors and their successors and assigns shall be released from any and all liability with respect to the transfer of such Avoidance Action Trust Assets to the Trust as aforesaid. Nothing in this Trust Agreement is intended to, or shall be construed to, effect a release, extinguishment or compromise of any claim or cause of action transferred to the Trust pursuant to this Trust Agreement. The Avoidance Action Trust Assets and all other property held from time to time by the Trust under this Trust Agreement (other than the Other Debtor Residual Trust Assets) and any earnings (including interest) thereon are to be managed, applied and disposed of by the Trust Administrator in accordance with the terms hereof, the Plan and the Confirmation Order for the benefit of the Trust Beneficiaries, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth, including the provisions of Section 2.6.

(b) To the extent any Avoidance Action Trust Assets (other than the Supplemental Avoidance Action Trust Assets) cannot be transferred to the Trust, because of a restriction on transferability under applicable non-bankruptcy law that is not superseded by Bankruptcy Code Section 1123 or any other provision of the Bankruptcy Code, such assets shall be retained by the Debtors or any successor thereto including, without limitation, the GUC Trust. The proceeds of the sale of any such assets retained by the Debtors (or any successor thereto) shall be allocated to the Trust pursuant to the Plan as if such transfer had not been restricted under applicable non-bankruptcy law. The Trust Administrator may commence an action in the Bankruptcy Court to resolve any dispute regarding the allocation of the proceeds of any assets retained by the Debtors (or any successor thereto) pursuant to the Plan and Confirmation Order.

(c) On the Avoidance Action Trust Transfer Date, the Debtors shall also deliver, or cause to be delivered, to the Trust a complete list of all General Unsecured Claims, both Allowed and Disputed, reflected on the claims registry as of the Avoidance Action Trust Transfer Date, including the names and addresses of all holders of such General Unsecured Claims, whether such claims have been Allowed or are Disputed, and the details of all objections in respect of Disputed General Unsecured Claims.

(d) Effective upon the Other Debtor Residual Assets Transfer Date, the Debtors hereby transfer to the Trust, pursuant to Bankruptcy Code Sections 1123(a)(5)(B) and 1123(b)(3)(B), and in accordance with the Plan and the Confirmation Order, such of the Other Debtor Residual Assets, as they exist on the Other Debtor Residual Assets Transfer Date, as the Trust Administrator, in its sole discretion but with the approval of the Trust Monitor, shall determine to accept, free and clear of any and all liens, claims, encumbrances and interests of all other persons to the maximum extent contemplated by and permissible under Bankruptcy Code Section 1141(c); provided that, for the avoidance of doubt, the Trust Administrator may determine not to accept the transfer to the Trust of any or all of the Other Debtor Residual Assets for any reason or for no reason. Any such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to Bankruptcy Code Section 1146. The Debtors and their successors and assigns shall be released from any and all liability with respect to the transfer of the Other Debtor Residual Accepted Assets to the Trust as aforesaid. Nothing in this Trust Agreement is intended to, or shall be construed to, effect a release, extinguishment or compromise of any claim or cause of action transferred to the Trust pursuant to this Trust Agreement, and notwithstanding anything to the contrary in the Plan, Disclosure Statement, Confirmation Order, this Trust Agreement or any other agreement, the DIP Lenders shall maintain their liens on the Other Debtor Residual Accepted Assets. The Other Debtor Residual Trust Assets and all other property held from time to time by the Trust under this Trust Agreement in respect thereof, and any earnings (including interest) thereon, are to be managed, applied and disposed of by the Trust Administrator in accordance with the terms hereof, the Plan and the Confirmation Order for the benefit of the DIP Lenders, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth, including the provisions of Section 2.6.

(e) (i) On the Avoidance Action Trust Transfer Date, the Debtors shall, pursuant to Section 2.3(e) of the GUC Trust Agreement, transfer Cash to the Trust in an amount of $500,000 (the “Avoidance Action Trust SEC Reporting Cash”). The Avoidance Action Trust SEC Reporting Cash shall be held by the Trust in a segregated account and shall be used solely for the satisfaction of Avoidance Action Trust SEC Reporting Costs. Any taxes imposed on the Trust in respect of the Avoidance Action Trust SEC Reporting Cash shall be satisfied from the income realized thereon.

(ii) The Trust Administrator shall only use Avoidance Action Trust SEC Reporting Cash to satisfy Avoidance Action Trust SEC Reporting Costs to extent there is no other available source of funds to satisfy such expenses, including, without limitation, any funds obtained through the reservation and application of all or a portion of the Holdback pursuant to Section 6.1(b) hereof.

(iii) If the Trust Administrator determines that (x) reports are not, and at no time will be, required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC or (y) the Trust has other available funds which are sufficient to satisfy any current or future projected, fees, costs or expenses that are directly or indirectly related to reports that may be required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC (including, without limitation, any legal, accounting or registration fees, costs and expenses incurred by the Trust with respect thereto), then the Trust shall transfer to the GUC Trust any Avoidance Action Trust SEC Reporting Cash that has not been applied as provided in this Section 2.3(e).

(iv) Any income earned on the Avoidance Action Trust SEC Reporting Cash, net of taxes paid thereon, shall be Avoidance Action Trust Administrative Cash.

(f) (i) From time to time, in accordance with a Final Order of the Bankruptcy Court if so required, the GUC Trust may deliver Cash, New GM Securities or other property to the Trust, in the form of a loan, contribution or otherwise, to be used solely for (x) the satisfaction of fees and expenses of the Trust (including for the payment of the fees and expenses of Trust Professionals) or (y) the satisfaction of any federal, state or local taxes incurred by the Trust. Any Cash so delivered to the Trust, or realized upon the liquidation of New GM Securities or other property delivered to the Trust, for the purposes of satisfying fees and expenses of the Trust shall be designated as “GUC Trust Supplemental Expense Cash”, and any Cash so delivered to the Trust, or realized upon the liquidation of New GM Securities or other property delivered to the Trust, for the purposes of satisfying any federal, state or local taxes shall be designated as “GUC Trust Supplemental Tax Cash.” GUC Trust Supplemental Expense Cash, and any New GM Securities or other property designated for the satisfaction of fees and expenses of the Trust (“GUC Trust Supplemental Expense Property”), shall be held by the Trust in segregated account(s), and shall be used solely for the satisfaction of fees and expenses of the Trust (including for the payment of the fees and expenses of Trust Professionals). GUC Trust Supplemental Tax Cash, and any New GM Securities or other property designated for the satisfaction of tax liabilities of the Trust (“GUC Trust Supplemental Tax Property”), shall be held by the Trust in segregated account(s), and shall be used solely for the satisfaction of taxes incurred by the Trust.

(ii) The Trust Administrator shall only use the GUC Trust Supplemental Expense Cash and the GUC Trust Supplemental Tax Cash to satisfy fees and expenses of the Trust and tax liabilities of the Trust, respectively, to the extent that there is no other source of funds to satisfy such expenses (other than the Avoidance Action Trust SEC Reporting Cash, and other than through the sale or encumbrance of the Term Loan Avoidance Action or any other property of the Trust pursuant to Section 6.1(e) hereof), including, without limitation, Avoidance Action Trust Administrative Cash, and any funds obtained through the reservation and application of all or a portion of the Holdback pursuant to Section 6.1(b) hereof.

(iii) If the Trust Administrator determines that the Trust has other available funds which are sufficient to satisfy any current or future projected, fees, costs or expenses of the Trust (other than tax liabilities), then the Trust shall transfer to the GUC Trust any GUC Trust Supplemental Expense Cash (and any income earned thereon) and any GUC Trust Supplemental Expense Property that has not been liquidated pursuant to Section 6.1(c) hereof and applied as provided in this Section 2.3(f). If the Trust Administrator determines that the Trust has other available funds which are sufficient to satisfy any current or future projected federal, state and local tax liabilities of the Trust, then the Trust shall transfer to the GUC Trust any GUC Trust Supplemental Tax Cash (and any income earned thereon) and any GUC Trust Supplemental Tax Property that has not been liquidated pursuant to Section 6.1(d) hereof and applied as provided in this Section 2.3(f).

2.4. Appointment and Acceptance of Trust Administrator. The Trust Administrator shall be deemed to be appointed pursuant to Bankruptcy Code Section 1123(b)(3)(B) and is hereby appointed trustee of the Trust under the Delaware Act. The Trust Administrator hereby accepts such appointments, including trusteeship of the Trust created by this Trust Agreement and the grant, assignment, transfer, conveyance and delivery by the Debtors to the Trust Administrator, (i) on behalf of the Trust, and for the benefit of the Trust Beneficiaries, of all of their respective right, title and interest in the Distributable Trust Assets, and (ii) on behalf of the Trust, and for the benefit of the DIP Lenders, of all of their respective right, title and interest in the Other Debtor Residual Trust Assets, upon and subject to the terms and conditions set forth in the Plan, the Confirmation Order and this Trust Agreement. The Trust Administrator’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purpose of the Trust and not otherwise, and in accordance with applicable law, including the Delaware Act. The Trust Administrator shall have the authority to bind the Trust within the limitations set forth herein, but shall for all purposes hereunder be acting in the capacity as Trust Administrator, and not individually.

2.5. Distribution of Distributable Trust Assets. The Trust Administrator shall, in an expeditious but orderly manner and subject to the provisions of the Plan, the Confirmation Order and this Trust Agreement, make timely distributions of the Distributable Trust Assets and the Distributable Other Debtor Residual Assets in accordance with the terms hereof and not unduly prolong the existence of the Trust. The Trust Administrator may incur and pay any reasonable and necessary expenses in connection with the administration of the Trust, including the fees and expenses of the Trust Professionals provided, however, that all such expenditures (other than in respect of the Other Debtor Residual Trust Assets) shall be made in accordance with the Budget.

2.6. No Reversion to Debtors.

(a) In no event shall any part of the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets revert to or be distributed to or for the benefit of any Debtor. All Distributable Trust Assets shall be applied as provided in Section 5.1(d), including to the satisfaction of Allowed General Unsecured Claims, including through distributions made in respect of the Units. All Distributable Other Debtor Residual Trust Assets shall be applied as provided in Article 5A.

(b) To the extent that after satisfaction in full of all of the costs and expenses of the administration of the Trust, after all Allowed General Unsecured Claims have been paid pursuant to the Plan, after satisfaction of all other obligations or liabilities of the Trust incurred or assumed in accordance with the Plan, Confirmation Order or this Trust Agreement (or to which the Avoidance Action Trust Assets are otherwise subject), and after the affairs of the Trust have been finally wound up and concluded in accordance with the provisions of Section 4.3 hereof and Section 3808 of the Delaware Act, there shall remain any Avoidance Action Trust Administrative Cash, the Trust Administrator is authorized to and shall distribute any such remaining Avoidance Action Trust Administrative Cash to the DIP Lenders in accordance with the terms of the DIP Credit Agreement and the Plan. To the extent any portion of such residue is not accepted by the respective DIP Lenders, the Trust Administrator shall (i) be authorized to distribute up to $100,000 of such remaining Avoidance Action Trust Administrative Cash to an organization described in Section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the Trust, any Trust Administrator Parties or any Trust Monitor Parties, or (ii) request an order from the Bankruptcy Court authorizing the Trust Administrator to distribute any such remaining Avoidance Action Trust Administrative Cash to such an organization, or authorizing such other disposition as recommended by the Trust Administrator and approved by the Bankruptcy Court.

ARTICLE III

TRUST BENEFICIARIES; UNITS

3.1. Rights of Beneficiaries.

(a) Except as provided in Section 2.6 hereof, the Trust Beneficiaries shall be the sole beneficiaries of the Trust (to the extent of the Avoidance Action Trust Assets) and the Distributable Trust Assets, and the Trust Administrator shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized in the Plan, the Confirmation Order and this Trust Agreement, including those powers set forth in Articles VI and VIII hereof.

(b) The beneficial interest of a Trust Beneficiary in the Trust is hereby declared and shall be in all respects and for all purposes intangible personal property.

(c) Except as expressly provided herein, a Trust Beneficiary shall have no title or right to, or possession, management or control of, the Trust, or the Avoidance Action Trust Assets, or to any right to demand a partition or division of such assets or to require an accounting of the Trust Administrator or the Trust Monitor. The whole legal title to the Avoidance Action Trust Assets shall be vested in the Trust as a separate legal entity under the Delaware Act or, if necessary, in the Trust Administrator on behalf of the Trust and the sole beneficial interest of the Trust Beneficiaries shall be as set forth in this Trust Agreement.

3.2. Limited Liability. No provision of the Plan, the Confirmation Order or this Trust Agreement, and no mere enumeration herein of the rights or privileges of any Trust Beneficiary, shall give rise to any liability of such Trust Beneficiary solely in its capacity as such, whether such liability is asserted by any Debtor, by creditors or employees of any Debtor, or by any other Person. GUC Beneficiaries are deemed to receive the GUC Distributable Trust Assets in accordance with the provisions of the Plan, the Confirmation Order and this Trust Agreement in exchange for their Allowed General Unsecured Claims or on account of their Units, as applicable, without further obligation or liability of any kind, but subject to the provisions of this Trust Agreement.

3.3. No Control by Trust Beneficiaries. A Trust Beneficiary shall have no title to, or any right to possess, manage or control, the Avoidance Action Trust Assets, or any portion thereof or interest therein, except as expressly provided herein. No surviving spouse, heir or devisee of any deceased Trust Beneficiary shall have any right of dower, homestead or inheritance, or of partition, or any other right, statutory or otherwise, in the Avoidance Action Trust Assets, but the whole title to all the Avoidance Action Trust Assets shall be vested in the Trust Administrator and the sole interest of the Trust Beneficiaries shall be the rights and benefits provided to such persons under this Trust Agreement.

3.4. Issuance of Units.

(a) The Trust shall issue Units to holders of Allowed General Unsecured Claims as provided in this Trust Agreement. On the Initial GUC Distribution Date, holders of Initial Allowed General Unsecured Claims shall receive the number of Units equal to the amount of such Initial Allowed General Unsecured Claims multiplied by the Unit Issuance Ratio, rounded up or down to the nearest whole Unit. Following the Initial GUC Distribution Date, holders of Resolved Allowed General Unsecured Claims shall receive the number of Units equal to the amount of such Resolved Allowed General Unsecured Claims multiplied by the Unit Issuance Ratio, rounded up or down to the nearest whole Unit. Units will represent the contingent right to receive, on a pro rata basis as provided in the Plan, the Confirmation Order and this Trust Agreement, Excess GUC Distributable Trust Assets. The Units shall be issued subject to all the terms and conditions of the Plan, the Confirmation Order and this Trust Agreement. References in this Trust Agreement to holders of Units shall be to the record holders of such Units.

(b) As provided in Section 7.5 hereof, the Trust Administrator may retain Units otherwise issuable pursuant to this section with respect to Allowed General Unsecured Claims that are subject to withholding, and the Trust Administrator shall apply amounts distributed in respect of such retained Units to satisfy such withholding obligations.

(c) Notwithstanding the foregoing, if as of the Initial GUC Distribution Date, the total amount of the Disputed General Unsecured Claims in the aggregate is less than 0.5% of the Current Total Amount, no Units shall be distributed and any GUC Distributable Trust Assets remaining after satisfaction of all Initial Allowed General Unsecured Claims and any other obligations of the Trust shall be disposed of as set forth in the last sentence of Section 2.6(b).

3.5. Ownership of Units; Transfers of Units.

(a) The interest of a Trust Beneficiary is in all respects personal property, and upon the death, insolvency or incapacity of an individual GUC Beneficiary, such GUC Beneficiary’s Units shall pass to the legal representative of such GUC Beneficiary.

(b) The Units will be issued and evidenced by appropriate notation on the books and records of the Trust Administrator. The Units shall not be certificated and shall not be transferable, assignable, pledged or hypothecated in whole or in part, except by applicable laws of descent and distribution (in the case of a deceased individual GUC Beneficiary); by operation of law; in accordance with applicable Bankruptcy law; or as otherwise approved by the Bankruptcy Court. The Trust Administrator shall not be required to recognize any equitable or other claims to such interest by the transferee thereof, and the named GUC Beneficiary shall remain as such for all purposes hereunder.

3.6. Conflicting Claims to Units. If the Trust Administrator has actual knowledge of any conflicting claims or demands that have been made or asserted with respect to a Unit, or a beneficial interest therein, the Trust Administrator shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trust Administrator may elect to make no payment or distribution with respect to the Unit subject to the claims or demands involved, or any part thereof, and the Trust Administrator shall be entitled to refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive and continuing jurisdiction over resolution of such conflicting claims or demands. The Trust Administrator shall not be or become liable to any party for either (i) its election to continue making distributions pursuant to its books and records, without regard to the conflicting claims or demands; or (ii) its election to cease payments or distributions with respect to the subject Unit. In the event that the Trust Administrator elects to cease payments, it shall be entitled to refuse to act until either

(x) the rights of the adverse claimants have been adjudicated by a Final Order of the Bankruptcy Court (or such other court of proper jurisdiction) or (y) all differences have been resolved by a written agreement among all of such parties and the Trust Administrator, which agreement shall include a complete release of the Trust, the Trust Administrator Parties and the Trust Monitor Parties in form and substance reasonably satisfactory to the Trust Administrator and Trust Monitor (the occurrence of either (x) or (y), a “Claim Conflict Resolution”). Until a Claim Conflict Resolution is reached with respect to such conflicting claims or demands, the Trust Administrator shall hold in a segregated account any payments or distributions from the Trust to be made with respect to the Unit(s) at issue. Promptly after a Claim Conflict Resolution is reached, the Trust Administrator shall transfer the payments and distributions, if any, held in the segregated account, together with interest and income earned thereon, if any, in accordance with the terms of such Claim Conflict Resolution.

3.7. Distributions Relating to Note Claims and Eurobond Claims. The Trust shall distribute GUC Distributable Trust Assets and Units to the Indenture Trustees and Fiscal and Paying Agents, to the extent necessary to provide each beneficial holder of debt securities arising out of or relating to the Note Claims and Eurobond Claims with an amount of GUC Distributable Trust Assets and Units equal to the amount of GUC Distributable Trust Assets and Units such holder would receive had its claim been treated as an Initial Allowed General Unsecured Claim hereunder. For the avoidance of doubt, Units will be issued and evidenced by appropriate notation on the books and records of the Trust Administrator in the names of the Indenture Trustees and the Fiscal and Paying Agents, as applicable, and not in the individual names of the beneficial holders of debt securities arising out of or relating to the Note Claims and Eurobond Claims.

ARTICLE IV

DURATION AND TERMINATION OF THE TRUST

4.1. Duration. The Trust shall become effective upon (x) the earlier to occur of (i) the Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date, if any, and (y) the execution of this Trust Agreement and the filing of the Certificate of Trust with the Secretary of State and shall remain and continue in full force and effect until (a) all of the Distributable Trust Assets and all Distributable Other Debtor Residual Trust Assets, if any, have been distributed pursuant to the Plan and this Trust Agreement, (b) the Trust Administrator determines, in its discretion and with the approval of the Trust Monitor, that the administration of the Avoidance Action Trust Assets is not likely to yield sufficient additional Distributable Trust Assets or Distributable Other Debtor Residual Trust Assets to justify further pursuit, and (c) all other distributions required to be made by the Trust Administrator under the Plan and this Trust Agreement have been made, but in no event shall the Trust be dissolved later than three (3) years from the earlier of (i) the Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date, unless the Bankruptcy Court, upon motion within the six (6) month period prior to the third (3rd) anniversary of the earlier of (i) the Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date (or at least six (6) months prior to the end of an extension period), determines that a fixed period extension (such that, together with any prior extensions, the dissolution of the Trust shall occur no later than five (5) years from the date on which the Trust became effective, without a favorable private letter ruling from the IRS that any further extension would not adversely affect the status of the Trust as a liquidating trust for U.S. federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, as the case may be. If at any time the Trust Administrator determines, in reliance upon such professionals as the Trust Administrator may retain and with the approval of the Trust Monitor, that (x) the expense of administering the Trust so as to make a final distribution to the Trust Beneficiaries is likely to exceed the value of the Avoidance Action Trust Assets remaining in the Trust and (y) the expense of administering the Trust so as to make a final distribution to the DIP Lenders is likely to exceed the value of the Other Debtor Residual Trust Assets, if any, remaining in the Trust, the Trust Administrator may apply to the Bankruptcy Court for authority to (i) reserve any amounts necessary to dissolve the Trust, (ii) transfer the balance (other than the GUC Trust Supplemental Cash and the GUC Trust Supplemental Property, which shall be transferred to the GUC Trust) to the DIP Lenders and/or the GUC Trust as determined either by (A) mutual agreement between the U.S. Treasury and the Creditors’ Committee or, if the Creditors’ Committee shall have been disbanded, the Trust Monitor or (B) Final Order, or donate any balance to a charitable organization described in section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the Trust, any Trust Administrator Parties or any Trust Monitor Parties, and (iii) dissolve the Trust.

4.2. Dissolution of the Trust. Notwithstanding anything to the contrary in this Trust Agreement, in no event shall the Trust Administrator unduly prolong the duration of the Trust, and the Trust Administrator shall, in the exercise of its reasonable business judgment and in the interests of all Trust Beneficiaries, at all times endeavor to terminate the Trust as soon as practicable in accordance with the purposes and provisions of this Trust Agreement and the Plan. Upon final dissolution and wind-up of the Trust, the Trust Administrator shall file a certificate of cancellation for the Trust with the Secretary of State.

4.3. Continuance of Trust for Purposes of Winding Up. After the dissolution of the Trust and solely for the purpose of liquidating and winding up its affairs, the Trust Administrator shall continue to act in such capacity until its duties hereunder have been fully performed. The Trust Administrator shall retain the books, records and files that shall have been delivered to or created by the Trust Administrator until distribution or resolution of all the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets, if any. At the Trust Administrator’s discretion, all of such books, records and files may be destroyed at any time following the later of (x) final distribution of the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets, if any, unless such books, records and files are necessary to fulfill the Trust Administrator’s obligations pursuant to Articles VI and VIII hereof and subject to any joint prosecution and common interests agreement(s) to which the Trust Administrator may be party, and (y) the date until which the Trust Administrator is required by applicable law to retain such books, records and files.

ARTICLE V

DISTRIBUTIONS TO TRUST BENEFICIARIES

5.1. General.

(a) Until such date as the Term Loan Avoidance Action shall have been completely and finally resolved in full against all defendants (including by way of settlement) and the Trust Administrator determines that all Avoidance Action Proceeds have been collected in respect thereof (such date, the “Final Recovery Date”), the Trust Administrator shall establish Distribution Dates no less frequently than once each calendar year and no more frequently than once a calendar quarter for the distribution of Distributable Trust Assets as provided in this Article V; provided that distributions need not be made in any calendar year to the extent (A) there are no Distributable Trust Assets held by the Trust or (B) the Trust Administrator, with the approval of the Trust Monitor, determines (i) that it is reasonably necessary to retain the Distributable Trust Assets to meet contingent liabilities and maintain the value of the Avoidance Action Trust Assets (such as, for example, in the event that the Trust Administrator determines that the Distributable Trust Assets are so small in amount as not to justify making a distribution, taking into account the costs that would be incurred in making the distribution, the anticipated total amount of Distributable Trust Assets expected to be available for distribution over time and the timing of the distribution or distributions thereof), or (ii) that it is necessary to retain the Distributable Trust Assets to pay reasonable incurred and anticipated expenses (including any taxes imposed on the Trust or in respect of the Avoidance Action Trust Assets) or to satisfy liabilities incurred and anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement. Following the Final Recovery Date, distributions shall be made on a quarterly basis, as provided in this Article V.

(b) Except as otherwise set forth herein, no distributions shall be made with respect to any portion of a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim unless and until such Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim has become an Allowed General Unsecured Claim.

(c) To the extent that a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim has become an Allowed General Unsecured Claim, distributions (if any) shall be made to the holder of such Allowed General Unsecured Claim in accordance with the provisions of the Plan, the Confirmation Order and this Trust Agreement.

(d) The Distributable Trust Assets shall be distributed

(i) first, to the DIP Lenders, each in their relative proportion pursuant to the terms of the DIP Credit Agreement, in the amount of the DIP Lender Advances;

(ii) second, to the GUC Trust in the amount of the GUC Trust Advances, together with a return of any remaining GUC Trust Supplemental Property that has not been liquidated and converted into GUC Trust Supplemental Cash pursuant to Section 6.1(c) and (d) hereof;

(iii) third, to the DIP Lenders, each in their relative proportion pursuant to the terms of the DIP Credit Agreement, in the amount of the DIP Lender Distributable Trust Assets; and

(iv) fourth, the remainder, if any, to the holders of Allowed General Unsecured Claims (the “GUC Distributable Trust Assets”).

(e) On any Distribution Date following the Final Recovery Date on which the Trust does not hold sufficient GUC Distributable Trust Assets, after taking into account any amounts necessary to satisfy the current and projected future fees and expenses of the Trust (including those of any Trust Professionals) pursuant to Section 6.1(b), to satisfy all Disputed General Unsecured Claims or other Claims that became Resolved Allowed General Unsecured Claims since the next preceding Resolved Allowed General Unsecured Claims Determination Date following which there was a distribution pursuant to Section 5.3(c), the Trust Administrator shall distribute all GUC Distributable Trust Assets that remain in the Trust to the holders of such Resolved Allowed General Unsecured Claims pro rata by Claim amount. Following such distribution, any remaining unsatisfied portion of such Resolved Allowed General Unsecured Claims, together with all remaining Disputed General Unsecured Claims and other Claims (including any Term Loan Avoidance Action Claims and any Other Avoidance Action Claims) shall be forever barred from assertion against the Trust.

(f) Anything to the contrary herein notwithstanding but subject to Section 5.1(a), the Trust Administrator shall not make a distribution of GUC Distributable Trust Assets on any Distribution Date pursuant to Sections 5.2 or 5.4, if the amount to be distributed pursuant thereto does not exceed the Distribution Threshold. In such case, any GUC Distributable Trust Assets then available for distribution shall be held by the Trust and distributed on a subsequent Distribution Date when the amount of the GUC Distributable Trust Assets to be distributed shall exceed the Distribution Threshold; provided that if on the date determined by the Trust Administrator to be the final Distribution Date the GUC Distributable Trust Assets do not exceed the Distribution Threshold, then such GUC Distributable Trust Assets shall be disposed of as provided in the final sentence of Section 2.6(b).

(g) For the avoidance of doubt, if the Trust fails to recover any Avoidance Action Proceeds or if the Avoidance Action Proceeds recovered by the Trust through the Final Recovery Date do not exceed the amount of DIP Lender Advances, GUC Trust Advances and/or DIP Lender Distributable Trust Assets, then no distributions shall be made hereunder in respect of any Allowed General Unsecured Claims.

5.2. Distribution to the DIP Lenders and to Holders of Initial Allowed General Unsecured Claims.

(a) Once the DIP Lender Advances and the GUC Trust Advances have been satisfied in full, the Trust Administrator shall make distributions to the DIP Lenders, from time to time in accordance with Section 5.1(a), of the DIP Lender Distributable Trust Assets until the DIP Lender Distributable Trust Assets shall have been distributed in full.

(b) Once the DIP Lender Distributable Trust Assets have been distributed in full, the Trust Administrator shall make distributions of the GUC Distributable Trust Assets, from time to time in accordance with Section 5.1(a). The Trust Administrator shall establish a record date (the “Initial GUC Record Date”) for the holders of the General Unsecured Claims that are allowed as of the Initial GUC Record Date (the “Initial Allowed General Unsecured Claims”) who shall be entitled to participate in the first distribution of GUC Distributable Trust Assets, which date shall be the last day of the calendar quarter next preceding the date of such distribution (such Distribution Date, the “Initial GUC Distribution Date”). On the Initial GUC Distribution Date, the Trust Administrator shall distribute to each holder of an Initial Allowed General Unsecured Claim a distribution consisting of:

(i) an amount of GUC Distributable Trust Assets at the time available for distribution, in proportion to the amount of such Initial Allowed General Unsecured Claim as prescribed in subsection (d) below; and

(ii) a number of Units as provided in Section 3.4.

(c) During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, and as promptly as practicable following the Final Recovery Date, as and to the extent that additional GUC Distributable Trust Assets become available for distribution from time to time as a result of additional recoveries by the Trust in the Term Loan Avoidance Action, the Trust Administrator shall, from time to time in accordance with Section 5.1(a), make additional distributions to the holders of Initial Allowed General Unsecured Claims, on a Distribution Date or Dates designated by the Trust Administrator for such purpose, in the amount prescribed in subsection (d) below. Subject to the proviso in Section 5.1(a), the Trust Administrator shall make such distributions no less frequently than once each calendar year and no more frequently than once each calendar quarter.

(d) The amount of GUC Distributable Trust Assets that the holder of an Initial Allowed General Unsecured Claim shall be entitled to receive pursuant to Section 5.2 (or, in the case of a holder of a Resolved Allowed General Unsecured Claim being treated as if it were a holder of an Initial Allowed General Unsecured Claim in the amount of its Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c)) on any Distribution Date (including the Initial Distribution Date) shall be determined in accordance with the following formula:

D = (	A	) x G
C

Where—

D	is the distribution that the holder of an Initial Allowed General Unsecured Claim (or the holder of a Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c)) will be entitled to receive;

A	is the amount of the Initial Allowed General Unsecured Claim (or the holder of a Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c));

C	is the Current Total Amount as of the last day of the calendar quarter next preceding the respective Distribution Date; and

G	is the amount available for distribution determined as of the last day of the calendar quarter next preceding the respective Distribution Date, after taking account of any Holdback, or the application of such Holdback, pursuant to Section 6.1(b).

5.3. Distributions to Holders of Resolved Allowed General Unsecured Claims.

(a) Following the Initial GUC Distribution Date, the Trust Administrator, with the approval of the Trust Monitor, shall periodically make a determination (the date of any such determination, which shall in all cases be made as of the last day of a calendar quarter, being a “Resolved Allowed General Unsecured Claims Determination Date”) whether any holders of Disputed General Unsecured Claims or other Claims have become holders of Resolved Allowed General Unsecured Claims since the next preceding Resolved Allowed General Unsecured Claims Determination Date or, in the case of the first such determination, since the Initial GUC Record Date. During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, the Trust Administrator shall make such determination no less frequently than once each calendar year and no more frequently than once each calendar quarter, and following the Final Recovery Date such determination shall be made once each calendar quarter.

(b) On a Distribution Date scheduled as soon as practicable following each Resolved Allowed General Unsecured Claims Determination Date, the Trust Administrator shall, subject to the proviso in Section 5.1(a), distribute to each holder of a Resolved Allowed General Unsecured Claim identified on such Resolved Allowed General Unsecured Claims Determination Date, if any:

(i) the pro rata amount of GUC Trust Distributable Assets that the holder of such Resolved Allowed General Unsecured Claim would have received had such Resolved Allowed General Unsecured Claim been an Initial Allowed General Unsecured Claim, including the aggregate amount of Excess GUC Trust Distributable Trust Assets that the holder would have received had it been the holder of Units referred to in clause (ii) below on each Excess GUC Distributable Trust Assets Determination Date occurring on or prior to the date of such distribution; provided that a holder of a Resolved Allowed General Unsecured Claim shall not receive pursuant to this clause (i) an amount of Excess GUC Trust Distributable Assets distributed in respect of any prior Excess GUC Distributable Trust Assets Determination Date to the extent that it will be receiving such Excess GUC Trust Distributable Assets as a distribution on the Units to be received by such holder pursuant to clause (ii) below; and

(ii) a number of Units as provided in Section 3.4.

(c) Once a holder of a Resolved Allowed General Unsecured Claim has received the distribution prescribed in the preceding subsection (b), such holder shall be treated as if it were a holder of an Initial Allowed General Unsecured Claim in the amount of its Resolved Allowed General Unsecured Claim on all subsequent Distribution Dates established for purposes of Section 5.2(c).

(d) For the avoidance of doubt, it is intended that the distributions to be made to holders of Resolved Allowed General Unsecured Claims in accordance with this Section 5.3 shall provide such holders, as nearly as possible, with the exact same amount of distributions as if such holders had been holders of Initial Allowed General Unsecured Claims.

5.4. Distribution of Excess GUC Distributable Trust Assets.

(a) Following the Initial GUC Distribution Date, the Trust Administrator, with the approval of the Trust Monitor, shall periodically make a determination (the date of any such determination, which shall in all cases be as of the last day of a calendar quarter, being an “Excess GUC Distributable Trust Assets Determination Date”) of the Excess GUC Distributable Trust Assets as of such date, taking into account the extent to which Disputed General Unsecured Claims are disallowed or the Term Loan Avoidance Action or other Avoidance Actions are resolved in favor of the defendants therein. During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, the Trust Administrator shall make such determination no less frequently than once each calendar year and no more frequently than once each calendar quarter, and following the Final Recovery Date such determination shall be made once each calendar quarter.

(b) On a Distribution Date scheduled as soon as practicable following each Excess GUC Distributable Trust Assets Determination Date, the Trust Administrator shall, subject to the proviso of Section 5.1(a), distribute the Excess GUC Distributable Trust Assets, in each case determined as of the respective Excess GUC Distributable Trust Assets Determination Date, to the holders of Units outstanding on such Excess GUC Distributable Trust Assets Determination Date (including Units distributed or to be distributed to holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(b)(ii) on such Distribution Date), pro rata according to the following formula:

DU = (	UH	)	x	(SG – H)	x [	TU	–	TU	]
	UO					CU		(CU +L)

Where—

DU	is the distribution of Excess GUC Distributable Trust Assets that a holder of Units will be entitled to receive;

UH	is the number of Units held by the holder;

UO	is the total number of Units outstanding (including Units distributed to holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(b)(ii) on such Distribution Date);

SG	is the sum of the amounts that are or were available for distribution to holders of Initial Allowed General Unsecured Claims (and holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(c)) on the relevant Distribution Date and each prior Distribution Date;

TU	is the Total Allowed Amount as of the Excess GUC Distributable Trust Assets Determination Date;

CU	is the Current Total Amount as of the Excess GUC Distributable Trust Assets Determination Date;

L	is the aggregate amount of all (i) Disputed General Unsecured Claims disallowed since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date), (ii) Unresolved Term Loan Avoidance Action Claims to the extent resolved (including by way of settlement) in favor of the respective defendants since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date); and (iii) all Unresolved Other Avoidance Action Claims to the extent resolved (including by way of settlement) in favor of the respective defendants since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date); and

H	is the amount, if any, of any holdback pursuant to Section 6.1 that was not otherwise deducted from the amounts available for distribution on a Distribution Date.

(c) Notwithstanding the foregoing, if the Trust Administrator becomes aware of previously unknown potential Allowed General Unsecured Claims, the Trust Administrator may, with the approval of the Trust Monitor, withhold distribution of Excess GUC Distributable Trust Assets to the holders of Units in an amount that the Trust Administrator, with the approval of the Trust Monitor, estimates to be the maximum amount reasonably allowable in respect of such previously unknown claims.

5.5. Retention of Avoidance Action Trust Assets. Notwithstanding anything in this Trust Agreement to the contrary, the Trust Administrator shall at all times, to the extent practicable, retain

(a) sufficient GUC Distributable Trust Assets as the Trust Administrator shall determine, with the approval of the Trust Monitor, as would be distributable (I) to all holders of Disputed General Unsecured Claims at the time outstanding as if all Disputed General Unsecured Claims were allowed at the Maximum Amount, but only until such Disputed General Unsecured Claims are resolved, (II) to the holders of all Resolved Allowed General Unsecured Claims at the time outstanding, to the extent not previously distributed, (III) in respect of any Unresolved Term Loan Avoidance Action Claims at the Maximum Amount thereof but only until the Term Loan Avoidance Action is dismissed by Final Order or such claims become Resolved Allowed General Unsecured Claims, and (IV) in respect of any Unresolved Other Avoidance Action Claims at the Maximum Amount thereof but only until such claims become Resolved Allowed General Unsecured Claims or the related other Avoidance Actions are dismissed by Final Order; and

(b) sufficient Avoidance Action Trust Administrative Cash as the Trust Administrator shall determine, with the approval of the Trust Monitor and subject to the Budget, is necessary (x) to pay the reasonable incurred or anticipated fees and expenses of the Trust (including any taxes imposed on the Trust or in respect of the Avoidance Action Trust Assets) and (y) to satisfy other liabilities incurred or anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement.

5.6. Minimum Distributions. Notwithstanding anything to the contrary contained herein, no Cash payment in an amount less than $25 shall be made by the Trust Administrator to any holder of an Allowed General Unsecured Claim or Unit under any circumstance; provided that the Trust Administrator shall carry the entitlement of such holder of an Allowed General Unsecured Claim or Unit to such amount on its books and records, shall aggregate such amount with any subsequent amount to which such holder shall become entitled and shall make payment of such amount to such holder at such time as the amounts due such holder in the aggregate shall equal $25 or more; provided further that if any such amount shall be owing to a holder of an Allowed General Unsecured Claim or Unit as of the date determined by the Trust Administrator to be the final Distribution Date, such amount shall be disposed of as provided in the final sentence of Section 2.6(b).

5.7. Distributions Not in Compliance with this Article. Subject to Section 5.3(d), in the event that the Trust Administrator determines in good faith that it is necessary or desirable in order to carry out the intent and purposes of the Plan, the Confirmation Order and this Trust Agreement to receive any assets or make any distribution in a manner that is not in technical compliance with this Trust Agreement, the Trust Administrator shall be permitted to receive assets or make, or cause to be made, distributions in such manner, but only with the approval of the Trust Monitor; provided, however, that no such distribution shall result in any holder of an Allowed General Unsecured Claim receiving a distribution in excess of the distribution that such holder would have received had such claim been an Initial Allowed General Unsecured Claim or shall discriminate among the holders of Units. Except as aforesaid, no payment or distribution of Avoidance Action Trust Assets shall be made to, or on behalf of, a Trust Beneficiary or any other person except in strict accordance with the terms of this Trust Agreement, the Plan, and the Confirmation Order, unless such payment or distribution shall have been approved by the Bankruptcy Court.

5.8. No Accounting. Except as otherwise provided in the Plan, the Confirmation Order or this Trust Agreement, nothing shall require the Trust Administrator to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for making any payment or distribution out of the Avoidance Action Trust Assets.

ARTICLE VA

DISTRIBUTIONS TO DIP LENDERS

If any Other Debtor Residual Accepted Assets shall be transferred to the Trust, the Trust Administrator shall make distributions to the DIP Lenders of Distributable Other Debtor Residual Assets, if any, from time to time (but no less frequently than once each calendar year), pro rata as their interests appear, as the Trust Administrator shall determine with the approval of the Trust Monitor or as the Trust Administrator shall be directed by a majority in interest of the DIP Lenders; provided that distributions need not be made in any calendar year to the extent (A) there are no Distributable Other Debtor Residual Assets held by the Trust or (B) the Trust Administrator, with the approval of the Trust Monitor, determines that it is necessary to retain the Distributable Other Debtor Residual Assets to (i) meet any contingent liabilities of the Trust or maintain the value of the Other Debtor Residual Trust Assets (such as for example, in the event that the Trust Administrator determines that the Distributable Other Debtor Residual Assets are so small in amount as not to justify making a distribution, taking into account the costs that would be incurred in making the distribution, the anticipated total amount of Distributable Other Debtor Residual Assets expected to be available for distribution over time and the timing of the distribution or distributions thereof), or (ii) pay reasonable incurred and/or anticipated expenses of the Trust (including any taxes imposed on the Trust or in respect of the Other Debtor Residual Trust Assets) or to satisfy liabilities incurred and/or anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement.

ARTICLE VI

ADMINISTRATION OF THE TRUST

6.1. Payment of Costs, Expenses and Liabilities (other than in respect of the Other Debtor Residual Accepted Assets).

(a) Subject to the Budget, the Trust Administrator shall use the Avoidance Action Trust Administrative Cash:

(i) to pay reasonable costs and expenses of the Trust that are incurred in connection with the administration thereof (including any taxes imposed on the Trust, actual reasonable fees and out-of-pocket expenses incurred by Trust Professionals retained by the Trust Administrator in connection with the administration of the Avoidance Action Trust Assets and preservation of books and records);

(ii) to satisfy other obligations or other liabilities incurred or assumed by the Trust (or to which the Avoidance Action Trust Assets are otherwise subject) in accordance with the Plan, the Confirmation Order, or this Trust Agreement, including fees and expenses incurred and in connection with, the prosecution and resolution of the Term Loan Avoidance Action the protection, preservation and distribution of the Avoidance Action Trust Assets; and

(iii) to satisfy any other obligations of the Trust expressly set forth in the Plan, the Confirmation Order or this Trust Agreement to be satisfied out of the Avoidance Action Trust Administrative Cash.

(b) (i) If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash is not reasonably likely to be adequate to satisfy the current and projected future taxes, fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs) of the Trust (other then in respect of the Other Debtor

Residual Trust Assets), the Trust Administrator may, with the approval of the Trust Monitor, reserve an amount, or increase the amount previously reserved, of Distributable Trust Assets to satisfy such taxes, fees, costs and expenses (the “Holdback”). If at any time, the GUC Trust Administrator determines that the Holdback is materially greater than the amount of the current and projected future taxes, fees, costs and expenses as aforesaid, the Trust Administrator shall, with the approval of the Trust Monitor, release from the Holdback the amount of such excess.

(i) To the extent necessary to satisfy the taxes, fees, costs and expenses on account of which the Holdback may be reserved, the GUC Trust Administrator may, in consultation with the Trust Monitor, and upon approval by the Bankruptcy Court in accordance with the provisions of Section 6.1(b)(iii), apply all or a portion of the Holdback to the satisfaction of such taxes, fees, costs and expenses.

(ii) The application of the Trust Administrator seeking Bankruptcy Court approval to utilize Distributable Trust Assets shall include the position of the Trust Monitor in respect thereof. The Trust Administrator shall provide at least twenty (20) days notice to the Trust Monitor, the holders of Units and the holders of Disputed General Unsecured Claims prior to a hearing on a motion to use any Distributable Trust Assets.

(c) If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash, together with the Holdback (if Distributable Trust Assets are, at such time, available for the purposes of creating a Holdback), is not reasonably likely to be adequate to satisfy the current and projected future fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs and the fees and expenses of Trust Professionals, but excluding any tax liabilities) of the Trust (other than in respect of the Other Debtor Residual Trust Assets), the Trust Administrator may utilize the GUC Trust Supplemental Expense Cash and/or liquidate and utilize the proceeds of the GUC Trust Supplemental Expense Property, without the need to seek or obtain approval of the Bankruptcy Court, to satisfy such fees and expenses. Upon any such liquidation of GUC Trust Supplemental Expense Property pursuant to this Section 6.1(c), the resulting proceeds shall be designated as GUC Trust Supplemental Expense Cash.

(d) If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash, together with the Holdback (if Distributable Trust Assets are, at such time, available for the purposes of creating a Holdback), is not reasonably likely to be adequate to satisfy the current and projected future federal, state and local taxes of the Trust (other than in respect of the Other Debtor Residual Trust Assets), the Trust Administrator may utilize the GUC Trust Supplemental Tax Cash and/or liquidate and utilize the proceeds of the GUC Trust Supplemental Tax Property, without the need to seek or obtain approval of the Bankruptcy Court, to satisfy such tax liabilities. Upon any such liquidation of GUC Trust Supplemental Tax Property pursuant to this Section 6.1(d), the resulting proceeds shall be designated as GUC Trust Supplemental Tax Cash.

(e) (i) If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash, together with the Holdback (if Distributable Trust Assets are, at such time, available for the purposes of creating a Holdback) and the GUC Trust Supplemental Cash (following the liquidation of any GUC Trust Supplemental Property pursuant to Sections 6.1(c) and (d) hereof), if any, is not reasonably likely to be adequate to satisfy the current and projected future fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs, the fees and expenses of Trust Professionals, and any tax liabilities), the Trust Administrator may, in consultation with the Trust Monitor, and upon approval by the Bankruptcy Court in accordance with the provisions of Section 6.1(e)(ii), sell or grant liens on the Term Loan Avoidance Action or any other property of the Trust (other than the Other Debtor Residual Trust Assets) and apply all or a portion of the proceeds of such sale or grant to the satisfaction of such fees, costs and expenses. Upon any such sale or grant of liens pursuant to this Section 6.1(e), the resulting proceeds shall be designated as Other Supplemental Cash.

(ii) The application of the Trust Administrator seeking Bankruptcy Court approval to sell or grant liens pursuant to Section 6.1(e)(i) hereof shall include the position of the Trust Monitor in respect thereof. The Trust Administrator shall provide at least twenty (20) days notice to the Trust Monitor, the holders of Units and the holders of Disputed General Unsecured Claims prior to a hearing on a motion to sell or grant liens pursuant to Section 6.1(e)(i) hereof.

(f) Notwithstanding that as a result of the utilization of Distributable Trust Assets pursuant to Section 6.1(b) the amount of GUC Distributable Trust Assets shall be less than the assets required to satisfy Claims in the amount of the Current Total Amount then outstanding, the Trust Administrator shall continue to satisfy Disputed General Unsecured Claims, any Unresolved Term Loan Avoidance Action Claims and any Unresolved Other Avoidance Action Claims that become Allowed General Unsecured Claims in the order they are resolved as otherwise provided in this Trust Agreement.

6.2. Payment of Costs, Expenses and Liabilities in respect of the Other Debtor Residual Accepted Assets.

(a) The Trust Administrator shall not be required to undertake any activity in respect of the Other Debtor Residual Accepted Assets, including for purposes of realizing upon such assets in order to make distributions of Distributable Other Debtor Residual Trust Assets to the DIP Lenders, unless there shall be available to the Trust Administrator Other Debtor Residual Trust Administrative Cash sufficient for such purposes.

(b) If sufficient Other Debtor Residual Trust Administrative Cash shall be available to the Trust Administrator, then the Trust Administrator shall, as approved by the Trust Monitor or as directed by a majority in interest of the DIP Lenders:

(i) pay reasonable costs and expenses of the Trust that are incurred in connection with the Other Debtor Residual Accepted Assets (including any taxes imposed on the Trust, actual reasonable fees and out-of-pocket expenses incurred by Trust Professionals retained by the Trust Administrator in connection with the administration of the Other Debtor Residual Accepted Assets and preservation of books and records);

(ii) satisfy other obligations or other liabilities incurred or assumed by the Trust in respect of the Other Debtor Residual Accepted Assets (or to which the Other Debtor Residual Accepted Assets are otherwise subject) in accordance with the Plan, the Confirmation Order, or this Trust Agreement, including fees and expenses incurred and in connection with, the prosecution and resolution of any action to realize upon the Other Debtor Residual Accepted Assets and the protection, preservation and distribution of the Other Debtor Residual Accepted Assets; and

(iii) satisfy any other obligations of the Trust expressly set forth in the Plan, the Confirmation Order or this Trust Agreement to be satisfied out of the Other Debtor Residual Trust Administrative Cash.

6.3. Budget.

(a) The Trust Administrator shall prepare and submit to the Trust Monitor and the DIP Lenders for approval a reasonably detailed annual plan and budget (the “Budget”) at least thirty (30) days prior to the commencement of each calendar year; provided, however, that the first such Budget shall be agreed to as of the Avoidance Action Trust Transfer Date. Such annual plan and Budget shall set forth (on a quarterly basis) in reasonable detail: (A) the Trust Administrator’s anticipated actions to administer the Avoidance Action Trust Assets; and (B) the anticipated fees and expenses, including professional fees, associated with the administration of the Trust, a separate amount representing the anticipated fees and expenses of the Trust Monitor and detail as to how the Trust will budget and spend the Avoidance Action Trust Administrative Cash. Such Budget shall be updated and submitted to the Trust Monitor and the DIP Lenders for review on a quarterly basis, and each such quarterly update shall reflect the variances (with explanations) between (x) the Budget, (y) any updated Budget, and (z) the actual results for the same period. For the avoidance of doubt, the DIP Lenders may object in the Bankruptcy Court with respect to any quarterly update that materially changes the Budget and the Bankruptcy Court shall resolve such dispute. All actions by the Trust Administrator shall be consistent with the Budget (as updated). The Trust Administrator may obtain any required approval of the Budget on reasonable negative notice (which shall be not less than 15 days after receipt of the Budget) and approval of the Budget shall not be unreasonably withheld. In the event of any dispute concerning the Budget (or the taking of actions consistent with the Budget), the Trust Administrator or the Trust Monitor may petition the Bankruptcy Court to resolve such dispute.

(b) The Trust Administrator, with the approval of the Trust Monitor, and the DIP Lenders may agree on a budget for activities in respect of the Other Debtor Residual Accepted Assets.

(c) Notwithstanding any other provision of this Trust Agreement, the approval of the DIP Lenders shall not be required for any use of the Avoidance Action Trust SEC Reporting Cash, the GUC Trust Supplemental Cash or the Other Supplemental Cash.

6.4. [Intentionally omitted.]

6.5. Compliance with Laws. Any and all distributions of Avoidance Action Trust Assets shall be in compliance with applicable laws, including applicable federal and state tax and securities laws.

6.6. Fiscal Year. Except for the first and last years of the Trust, the fiscal year of the Trust shall be the calendar year. For the first and last years of the Trust, the fiscal year of the Trust shall be such portion of the calendar year that the Trust is in existence.

6.7. Books and Records.

(a) The Trust Administrator shall maintain and preserve the Debtors’ books, records and files that shall have been delivered to or created by the Trust Administrator.

(b) The Trust Administrator shall maintain books and records relating to the assets, liabilities, income and expense of the Trust, all distributions made by the Trust and the payment of fees and expenses of, and satisfaction of claims against or assumed by, the Trust and the Trust Administrator, in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof in accordance with the provisions of this Trust Agreement and otherwise to comply with applicable provisions of law, including tax law.

(c) The Trust Administrator shall maintain, or cause to be maintained, a register of holders of Units, from time to time outstanding, to the extent any Units are issued hereunder, in customary form.

6.8. Cash Payments. All distributions of Distributable Trust Cash required to be made by the Trust Administrator may be made in Cash denominated in U.S. dollars by checks drawn on a United States domestic bank selected by the Trust Administrator or, at the option of the Trust Administrator, by wire transfer from a United States domestic bank selected by the Trust Administrator or as otherwise required or provided in applicable agreements; provided, however, that cash payments to foreign persons may be made, at the option of the Trust Administrator, in such funds as and by such means as are necessary or customary in a particular foreign jurisdiction.

6.9. Insurance. The Trust shall maintain customary insurance coverage for the protection of the Trust Administrator Parties and the Trust Monitor Parties and any such other persons serving as administrators and overseers of the Trust, on and after the Avoidance Action Trust Transfer Date, in all cases in accordance with the Budget. The Trust Administrator may also obtain such insurance coverage as it deems necessary and appropriate with respect to real and personal property which may become Avoidance Action Trust Assets, if any, in accordance with such Budget. To the extent that there is any incremental cost for customary insurance coverage covering the activities of the Trust Administrator Parties and the Trust Monitor Parties in respect of the Other Debtor Residual Accepted Assets, the Trust Administrator and the Trust Monitor shall not be required to undertake any such activities unless there is available sufficient Other Debtor Residual Trust Administrative Cash to fund such incremental cost.

ARTICLE VII

TAX MATTERS

7.1. Tax Treatment.

(a) For all U.S. federal and applicable state and local income tax purposes, all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) shall treat the Trust and the transfer of the Avoidance Action Trust Assets and the Other Debtor Residual Assets to the Trust in a manner consistent with the remainder of this Section 7.1.

(b) If no Other Debtor Residual Assets are transferred to the Trust upon the dissolution of MLC and the DIP Lender Distributable Trust Assets have not been determined (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) on or prior to the Avoidance Action Trust Transfer Date, then (subject to clause (c) below) the Trust Administrator shall treat the Trust as either (A) a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (including, if required, timely so electing) or (B) if permitted under applicable law and at the election of the Trust Administrator, as a “complex trust.”

(c) If Other Debtor Residual Assets are transferred to the Trust upon the dissolution of MLC or the DIP Lender Distributable Trust Assets have been determined (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) on or prior to the Avoidance Action Trust Transfer Date, or otherwise upon determination of the DIP Lender Distributable Trust Assets (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) after the Avoidance Action Trust Transfer Date, the Trust (other than the Avoidance Action Trust Claims Reserve) shall be treated as a liquidating trust that is treated as a grantor trust and the Avoidance Action Trust Assets (upon the determination of the DIP Lender Distributable Trust Assets) and Other Debtor Residual Trust Assets (upon the transfer of Other Debtor Residual Assets to the Trust) shall be treated as (i) being transferred directly to the Trust Beneficiaries; provided, however, that to the extent Avoidance Action Trust Assets are allocable to Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, such Avoidance Action Trust Assets shall be treated as being transferred to the Avoidance Action Trust Claims Reserve, followed by (ii) the transfer by such Trust Beneficiaries of the Avoidance Action Trust Assets (other than the Avoidance Action Trust Assets allocable to the Avoidance Action Trust Claims Reserve) and the Other Debtor Residual Trust Assets, as applicable, to the Trust in exchange for beneficial interests in the Trust. Accordingly, Trust Beneficiaries receiving beneficial interests in the Trust shall be treated as the grantors and owners of their respective share of the Avoidance Action Trust Assets (other than any Avoidance Action Trust Assets allocable to the Avoidance Action Trust Claims Reserve) and Other Debtor Residual Trust Assets, as applicable.

(d) Any determination made pursuant to this Section 7.1 shall be conclusive and binding on all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for U.S. federal, and (to the extent permitted by applicable law) state and local, income tax purposes. Accordingly, to the extent permitted by applicable law, all parties shall report consistently with the U.S. federal income tax treatment of the Trust by the Trust Administrator for state and local income tax purposes.

7.2. Valuation of Assets. As soon as practicable after the Avoidance Action Trust Transfer Date, the Trust Administrator shall make a good-faith valuation of the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets, and such valuation shall be made available from time to time, to the extent relevant, and shall be used consistently by all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for all U.S. federal and applicable state and local income tax purposes.

7.3. Payment of Taxes. The Trust Administrator shall be responsible for payment, out of the Avoidance Action Trust Assets, of any taxes imposed on the Trust (other than in respect of the Other Debtor Residual Assets) or the Avoidance Action Trust Assets, including the Avoidance Action Trust Claims Reserve. The Trust Administrator shall be responsible for payment, out of the Other Debtor Residual Assets of any taxes imposed on the Trust in respect of the Other Debtor Residual Assets or on the Other Debtor Residual Assets. In the event, and to the extent, any Cash retained on account of Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims in the Avoidance Action Trust Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, or (ii) to the extent such Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims subsequently have been resolved, deducted from any amounts otherwise distributable by the Trust Administrator as a result of the resolution of such Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims.

7.4. Tax Reporting.

(a) The Trust Administrator shall file (or cause to be filed) Tax Returns for the Trust treating the Trust (except the Avoidance Action Trust Claims Reserve or as otherwise provided in Section 7.1(b) above) as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with the applicable provisions of this Section 7.4. The Trust Administrator also shall annually send to each Trust Beneficiary a separate statement setting forth such Trust Beneficiary’s share of items of income, gain, loss, deduction, or credit of the Trust (including, for the avoidance of doubt, earnings on the Avoidance Action Trust Administrative Cash, the Avoidance Action Trust SEC Reporting Cash, the GUC Trust Supplemental Cash and the Other Supplemental Cash) and shall instruct all Trust Beneficiaries to report such items on their respective U.S. federal income Tax Returns or to forward the appropriate information to their respective beneficial holders with instructions to report such items on their U.S. federal income Tax Returns. The Trust Administrator also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Trust that are required by any governmental unit.

(b) Allocations of the Trust’s taxable income among the Trust Beneficiaries shall be determined by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Trust had distributed all of its other assets (valued at their tax book value and other than assets attributable to the Avoidance Action Trust Claims Reserve) to the Trust Beneficiaries, in each case up to the tax book value of the assets treated as contributed by such Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Trust. Similarly, taxable loss of the Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Avoidance Action Trust Assets and Other Debtor Residual Trust Assets. The tax book value of the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets for this purpose shall equal their fair market value on the Avoidance Action Trust Transfer Date and Other Debtor Residual Trust Assets Transfer Date, as applicable, adjusted in accordance with tax accounting principles prescribed by the Tax Code, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(c) The Trust Administrator shall (x) treat the Avoidance Action Trust Claims Reserve for U.S. federal income tax purposes as either (i) a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 by timely so electing or (ii) a “complex trust,” provided, however, that if the Trust is treated as a “disputed ownership fund” or as a “complex trust” pursuant to Section 7.1(b) above, then the Avoidance Action Trust Claims Reserve shall be treated in the same manner, and (y) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. Any determination made pursuant to this Section 7.4 shall be conclusive and binding on all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for U.S. federal, state, and local income tax purposes.

7.5. Tax Withholdings. The Trust Administrator shall withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Tax Code, Treasury Regulations or other applicable requirements, including any provision of any foreign, state or local tax law, with respect to any payment or distribution to the Trust Beneficiaries. All such amounts withheld, and paid to the appropriate taxing authority, shall be treated as amounts distributed to such Trust Beneficiaries for all purposes of this Trust Agreement. The Trust Administrator shall be authorized to collect such tax information from the Trust Beneficiaries (including social security numbers or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order and this Trust Agreement, or to comply with any applicable withholding or reporting requirement. The Trust Administrator may refuse to make a distribution to any Trust Beneficiary that fails to furnish such information in a timely fashion, until such information is furnished; provided, however, that upon a Trust Beneficiary furnishing such information, the Trust Administrator shall make such distribution to which such Trust Beneficiary is entitled, without interest.

7.6. Expedited Determination of Taxes. The Trust Administrator may request an expedited determination of taxes of the Trust, including the Avoidance Action Trust Claims Reserve, under Section 505(b) of the Bankruptcy Code for any or all Tax Returns filed for, or on behalf of, the Trust for any or all taxable periods (or part thereof) through the dissolution of the Trust.

7.7. [Intentionally omitted.]

7.8. Delivery of Statement of Transfers. If the Trust Administrator elects to treat (i) the Trust, pursuant to and to the extent provided in Section 7.1 above and/or (ii) the Avoidance Action Trust Claims Reserve as a disputed ownership fund within the meaning of Treasury Regulation section 1.468B-9, then following the Avoidance Action Trust Transfer Date (but in no event later than February 15th of the calendar year following the Avoidance Action Trust Transfer Date), MLC shall provide a “§ 1.468B-9 Statement” to the Trust Administrator in accordance with Treasury Regulation section 1.468B-9(g).

7.9. Allocation of Distributions Between Principal and Interest. All deemed distributions (including deemed transfers pursuant to Section 7.1(b)(i)) in connection with the allowance of any Allowed General Unsecured Claim shall be allocated first to the principal amount of such Allowed General Unsecured Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Allowed General Unsecured Claim, if any.

ARTICLE VIII

POWERS OF AND LIMITATIONS ON THE TRUST ADMINISTRATOR

8.1. Powers of the Trust Administrator.

(I)	Other Than in Respect of the Other Debtor Residual Accepted Assets

(a) Pursuant to the terms of the Plan and the Confirmation Order, the Trust Administrator shall have various powers, duties and responsibilities concerning the prosecution of and resolution of the Term Loan Avoidance Action, maximizing the property of the Trust, the disposition of the Avoidance Action Trust Assets and the administration of the Trust. In addition, the Trust Administrator shall coordinate with the GUC Trust Administrator to maximize efficiency in distributions to general unsecured creditors in any situation where such coordination would be beneficial.

(b) The Trust Administrator shall have only such rights, powers and privileges expressly set forth in the Plan, the Confirmation Order or this Trust Agreement and as otherwise provided by applicable law. Subject to the Plan, the Confirmation Order and other provisions herein, including the provisions relating to approvals of the Trust Monitor, the Trust Administrator shall be expressly authorized to undertake the following actions, in the Trust Administrator’s good faith judgment, in the best interests of the Trust Beneficiaries and in furtherance of the purpose of the Trust:

(i) hold and manage the Avoidance Action Trust Assets;

(ii) hold legal title to any and all rights of the Trust Beneficiaries in, to or arising from the Avoidance Action Trust Assets, for the benefit of the Trust Beneficiaries that are entitled to distributions therefrom under the Plan, whether, in the case of GUC Beneficiaries, their General Unsecured Claims are Allowed on or after the Avoidance Action Trust Transfer Date;

(iii) prosecute and, if appropriate, sell, grant liens upon, settle and resolve, abandon and/or dismiss the Term Loan Avoidance Action;

(iv) execute all agreements, instruments and other documents (including, without limitation, any loan agreements or sale agreements for the purposes of funding the fees and expenses of the Trust), and effect all other actions necessary or appropriate to dispose of the Avoidance Action Trust Assets;

(v) monitor and enforce the implementation of the Plan insofar as relating to this Trust Agreement, the Avoidance Action Trust Assets or the Trust;

(vi) calculate and implement distributions of the GUC Distributable Trust Assets obtained through the exercise of its power and authority as contemplated by the Plan, the Confirmation Order and this Trust Agreement and in accordance with the interests of the holders of Allowed General Unsecured Claims;

(vii) retain, pay, oversee and direct the services of, and terminate Trust Professionals in accordance with Section 8.3 hereof to carry out its duties and obligations hereunder, in all cases in accordance with the Budget;

(viii) pay the reasonable fees and expenses of the Trust Administrator and Trust Monitor, in all cases in accordance with the Budget;

(ix) incur and pay all reasonable expenses, satisfy ordinary course liabilities and make all other payments reasonable and necessary to administer and dispose of the Avoidance Action Trust Assets, in all cases in accordance with the Budget;

(x) invest monies received by the Trust, the Trust Administrator or otherwise held by the Trust or the Trust Administrator in accordance with Section 8.4 hereof;

(xi) protect and enforce the rights to the Avoidance Action Trust Assets vested in the Trust Administrator by this Trust Agreement by any method deemed reasonably appropriate, including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(xii) vote any claim or interest held by the Trust in a case under the Bankruptcy Code and receive any distribution therefrom for the benefit of the Trust;

(xiii) make all necessary filings in accordance with any applicable law, statute or regulation;

(xiv) purchase customary insurance coverage in accordance with Section 6.9 hereof;

(xv) assert and/or waive any applicable privileges (legal or otherwise) on behalf of the Trust, or with respect to the Avoidance Action Trust Assets held by the Debtors at any time (prepetition or postpetition);

(xvi) maintain the books and records of the Trust;

(xvii) open, maintain and close any bank, securities or other accounts that are necessary and appropriate to manage the Avoidance Action Trust Assets, including but not limited to the accounts listed on Exhibit A hereto;

(xviii) receive from the Debtors and administer the Avoidance Action Trust SEC Reporting Cash in accordance with Section 2.3(e) hereof and file such reports as may be required pursuant to the applicable rules, regulations and interpretations of the SEC;

(xix) receive from the GUC Trust and administer and utilize the GUC Trust Supplemental Cash in accordance with Section 2.3(f) hereof;

(xx) receive from the GUC Trust and administer, liquidate and utilize any GUC Trust Supplemental Property in accordance with Section 2.3(f) hereof; and

(xxi) perform such functions and take such actions as are provided for or permitted in the Plan, the Confirmation Order, this Trust Agreement or any other agreement executed pursuant to the Plan and take any other actions as it may deem to be reasonably necessary or appropriate to realize, preserve and dispose of the Avoidance Action Trust Assets.

(c) [Intentionally omitted.]

(d) In all circumstances, the Trust Administrator shall act in the best interests of all Trust Beneficiaries and in furtherance of the purpose of the Trust, and in a manner not inconsistent with the best interests of the Trust Beneficiaries and consistent with the Budget. The Trust Administrator shall not take any action inconsistent with the purpose of the Trust, or take (or fail to take) any action that would cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust.

(e) Notwithstanding any provision herein to the contrary, the Trust Administrator shall not serve on the board of directors, management committee or any similar governing body of any non-Debtor subsidiary of MLC, where the charter, limited liability company agreement, partnership agreement or other similar constituent document of such subsidiary does not provide for a liquidating purpose for such subsidiary. Except as otherwise provided in this Trust Agreement, the Trust Administrator will not be required to obtain the order or approval of the Bankruptcy Court, or any other court of competent jurisdiction in, or account to the Bankruptcy Court or any other court of competent jurisdiction for, the exercise of any right, power or privilege conferred hereunder. Notwithstanding the foregoing, where the Trust Administrator determines, in its reasonable discretion, that it is necessary, appropriate or desirable, the Trust Administrator will have the right to submit to the Bankruptcy Court or any other court of competent jurisdiction any question or questions regarding any specific action proposed to be taken by the Trust Administrator with respect to this Trust Agreement, the Trust, or the Avoidance Action Trust Assets, including the administration and distribution of the Avoidance Action Trust Assets and the termination of the Trust. Pursuant to the Plan, the Bankruptcy Court has retained jurisdiction for such purposes and may approve or disapprove any such proposed action upon motion by the Trust Administrator.

(II)	In Respect of the Other Debtor Residual Accepted Assets

The Trust Administrator shall have the rights, powers and privileges to act in respect of the Other Debtor Residual Accepted Assets, if any, in the manner set forth in Section 8.1(I), mutatis mutandis. In all such circumstances, the Trust Administrator shall act in the best interests of DIP Lenders and in furtherance of the purpose of the Trust, and in a manner not inconsistent with the best interests of the DIP Lenders. For the avoidance of doubt, the Trust Administrator shall not be obligated to undertake any activities in respect of the Other Debtor Residual Trust Assets unless there shall be available sufficient Other Debtor Residual Trust Administrative Cash to pay in full its fees, costs and expenses in respect thereof.

8.2. Limitations on the Trust Administrator. The Trust Administrator shall not be authorized to engage, in its capacity as Trust Administrator, in any trade or business with respect to the Avoidance Action Trust Assets or to take (or fail to take) any action that would cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust. The Trust Administrator shall take such actions consistent with the prompt orderly disposition of the Avoidance Action Trust Assets and the Other Debtor Residual Accepted Assets, if any, as required by applicable law and consistent with the treatment of the Trust (other than the Avoidance Action Trust Claims Reserve) as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust, to the extent such actions are permitted by this Trust Agreement. The Trust Administrator shall, in its capacity as Trust Administrator, be restricted to (x) the liquidation of the Trust on behalf, and for the benefit, of the Trust Beneficiaries and the distribution and application of Avoidance Action Trust Assets for the purposes set forth in, and the conservation and protection of the Avoidance Action Trust Assets and the administration thereof, and (y) the liquidation of the Trust on behalf, and for the benefit, of the DIP Lenders and the distribution and application of Other Debtor Residual Trust Assets for the purposes set forth in, and the conservation and protection of the Other Debtor Residual Trust Assets and the administration thereof, in each case in accordance with, the provisions of the Plan, the Confirmation Order and this Trust Agreement.

8.3. Agents and Professionals.

(a) The Trust Administrator on behalf of the Trust may, but shall not be required to, from time to time enter into contracts with, consult with and retain Trust Professionals, on such terms as the Trust Administrator deems appropriate in accordance with the terms hereof and (other than in respect of the Other Debtor Residual Accepted Assets) in accordance with the Budget. None of the professionals that represented parties-in-interest in the Chapter 11 Cases shall be precluded from being engaged by the Trust Administrator solely on account of their service as a professional for such parties-in-interest prior to the Avoidance Action Trust Transfer Date or the Other Debtor Residual Assets Transfer Date, as the case may be.

(b) After the Avoidance Action Trust Transfer Date, Trust Professionals shall be required to submit reasonably detailed invoices on a monthly basis to the Trust Administrator and the Trust Monitor, including in such invoices a description of the work performed, the individuals who performed such work, and, if billing on an hourly basis, the hourly rate of such person, plus an itemized statement of expenses. The Trust Administrator shall timely pay all such invoices that are not disputed by the Trust Administrator and as to which the Trust Monitor does not object within fifteen (15) days after their receipt thereof, and shall not require approval of the Bankruptcy Court in order to do so. In the event of any dispute concerning the entitlement to, or the reasonableness of any compensation and/or expenses of any Trust Professionals, either the Trust Administrator or the affected Trust Professional may petition the Bankruptcy Court to resolve the dispute.

(c) Except as permitted by Section 6.1(b), (c), (d) and (e), and Section 2.3(e) and (f), all payments to Trust Professionals (other than in respect of Other Debtor Residual Trust Assets) shall be paid out of the Avoidance Action Trust Administrative Cash. Payments to Trust Professionals for activities in respect of the Other Debtor Residual Trust Assets shall be paid out of the Other Debtor Residual Trust Administrative Cash.

8.4. Investment of Trust Cash.

(a) The Trust Administrator shall establish segregated accounts for the Trust Cash as follows: (i) Distributable Trust Cash which shall be held in trust for the benefit of the Trust Beneficiaries; (ii) Distributable Other Debtor Residual Cash, which shall be held in trust for the benefit of the DIP Lenders and on which the DIP Lenders shall have a lien; (iii) Avoidance Action Trust Administrative Cash and Other Debtor Residual Trust Administrative Cash which shall be used to pay the administrative expenses of the Trust, on which the DIP Lenders shall have a lien; (iv) Avoidance Action Trust SEC Reporting Cash which shall be used to satisfy Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof; (v) GUC Trust Supplemental Expense Cash which shall be used to satisfy fees and expenses of the Trust (including for the payment of Trust Professionals) in accordance with Section 2.3(f) hereof; (vi) GUC Trust Supplemental Tax Cash which shall be used to satisfy federal, state or local taxes incurred by the Trust in accordance with Section 2.3(f) hereof; and (vii) Other Supplemental Cash, which shall be used to satisfy the current and projected future fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs, the fees and expenses of Trust Professionals, and any tax liabilities) in accordance with Section 6.1(e) hereof.

(b) The Trust Administrator shall invest the Trust Cash (including any earnings thereon or proceeds thereof) in the manner set forth in this Section 8.4, but shall otherwise be under no liability for interest or income on any monies received by the Trust hereunder and held for distribution or payment to the Trust Beneficiaries, except as such interest shall actually be received. Investment of any Trust Cash shall be administered in accordance with the general duties and obligations hereunder. The right and power of the Trust Administrator to invest the Trust Cash and the proceeds thereof, or any income earned by the Trust, shall be limited to investing such Trust Cash (pending distribution or disbursement in accordance with the Plan or this Trust Agreement) in Permissible Investments; provided, however, that such Permissible Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulations section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

(c) For the avoidance of doubt, the Trust is not, and will not hold itself out as, an “investment company” as such term is understood under the Investment Company Act of 1940, and is prohibited from investing, reinvesting or trading in securities (other than making any Permissible Investments as contemplated by the Plan, the Confirmation Order and this Trust Agreement) or conducting any trade or business other than implementing the Plan and distributing Distributable Trust Assets under the Plan and this Trust Agreement.

8.5. Communication with the GUC Trust Administrator. The Trust Administrator shall communicate with the GUC Trust Administrator to obtain such information regarding, as of a given date, (A) the holders and amounts of General Unsecured Claims, Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims, Unresolved Other Avoidance Action Claims and Resolved Allowed General Unsecured Claims, (B) the respective Maximum Amounts of all Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims, (C) the Current Total Amount, (D) the Aggregate Maximum Amount, (E) any components of the foregoing and (E) any other information within the custody or control of the GUC Trust Administrator which shall be necessary or desirable in order for the Trust Administrator to timely make any calculation or determination hereunder to identify and make distributions to the GUC Beneficiaries and to maintain any books and records required to be maintained, or necessary or desirable for the Trust Administrator or the Trust Monitor to fulfill their respective functions, hereunder; provided, however, that the provision of such information shall be under appropriate arrangements of confidentiality to the extent such information has at the time not been publicly disclosed.

8.6. Termination. The duties, responsibilities and powers of the Trust Administrator will terminate when the Trust is dissolved and terminated pursuant to Article IV hereof and the Trust Administrator has performed all of its obligations under Section 4.3, by an order of the Bankruptcy Court or by entry of a final decree closing the Debtors’ cases before the Bankruptcy Court; provided, however, that Sections 9.4, 9.5 and 9.6 hereof shall survive such termination, dissolution and entry.

ARTICLE IX

ADDITIONAL MATTERS CONCERNING THE TRUST ADMINISTRATOR

9.1. Reliance by Trust Administrator. Except as otherwise provided in the Plan, the Confirmation Order or this Trust Agreement, the Trust Administrator may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Trust Administrator to be genuine and to have been signed or presented by the proper party or parties.

9.2. Liability to Third Persons. To the fullest extent permitted by applicable law, the Trust Administrator Parties shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person (including, in the case of the Trust Administrator, to any Trust Professionals retained by the Trust Administrator in accordance with this Trust Agreement) in connection with the Avoidance Action Trust Assets, the Other Debtor Residual Trust Assets or the affairs of the Trust and shall not be liable with respect to any action taken or omitted to be taken in good faith, except for actions and omissions determined by a Final Order of the Bankruptcy Court to be due to their respective willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts, and all such persons shall look solely to the Avoidance Action Trust Assets (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or the Other Debtor Residual Trust Assets (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) for satisfaction of claims of any nature arising in connection with affairs of the Trust.

9.3. Non-liability of Trust Administrator for Acts of Others. Except as provided herein, nothing contained in the Plan, the Confirmation Order or this Trust Agreement shall be deemed to be an assumption by the Trust Administrator of any of the liabilities, obligations or duties of the Debtors or shall be deemed to be or contain a covenant or agreement by the Trust Administrator to assume or accept any such liability, obligation or duty. Any successor Trust Administrator may accept and rely upon any accounting made by or on behalf of any predecessor Trust Administrator hereunder, and any statement or representation made as to the assets comprising the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, or as to any other fact bearing upon the prior administration of the Trust, so long as it has a good faith basis to do so. The Trust Administrator shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. Neither the Trust Administrator nor any successor Trust Administrator shall be liable for any act or omission of any predecessor Trust Administrator, nor have a duty to enforce any claims against any predecessor Trust Administrator on account of any such act or omission, unless directed in good faith to do so by the Trust Monitor.

9.4. Exculpation. As of the earlier of the Avoidance Action Trust Transfer Date and the Other Debtor Residual Assets Transfer Date, to the fullest extent permitted by applicable law, the Trust Administrator Parties shall be and hereby are exculpated by all Persons, including holders of DIP Credit Agreement Claims, General Unsecured Claims and Units and other parties-in-interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of their respective powers and duties conferred by the Plan, the Confirmation Order, this Trust Agreement or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law or otherwise, except for actions or omissions to act that are determined by Final Order of the Bankruptcy Court to have arisen out of each such Trust Administrator Party’s own respective willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts. No holder of a DIP Credit Agreement Claim, General Unsecured Claim or other party-in-interest will have or be permitted to pursue any claim or cause of action against the Trust Administrator Parties or the Trust, for making payments and distributions in accordance with the Plan, the Confirmation Order or the this Trust Agreement or for implementing the provisions thereof. Any action taken or omitted to be taken with the express approval of the Bankruptcy Court and, in the case of action taken in respect of the Other Debtor Residual Accepted Assets, with the approval or at the direction of the DIP Lenders will conclusively be deemed not to constitute willful misconduct, gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty, or ultra vires acts; provided, however, that notwithstanding any provision herein to the contrary, the Trust Administrator shall not be obligated to comply with a direction of the Trust Monitor, whether or not express, which would result in a change to the distribution provisions of the Plan, the Confirmation Order or this Trust Agreement.

9.5. Limitation of Liability. In no event shall the Trust Administrator Parties be liable for punitive, exemplary, consequential, special or other damages for a breach of, or otherwise in connection with, this Trust Agreement under any circumstances.

9.6. Indemnity.

(a) To the fullest extent permitted by applicable law, the Trust Administrator Parties shall be indemnified by the Trust from the Avoidance Action Trust Assets (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or the Other Debtor Residual Trust Assets (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) for any losses, claims, damages, liabilities and expenses occurring after the earlier of the Avoidance Action Trust Transfer Date and the Other Debtor Residual Assets Transfer Date, including reasonable attorneys’ fees, disbursements and related expenses which the Trust Administrator Parties may incur or to which the Trust Administrator Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Trust Administrator Parties on account of the acts or omissions in their capacity as, or on behalf of, the Trust Administrator; provided, however, that the Trust shall not be liable to indemnify any Trust Administrator Party for any act or omission arising out of such Trust Administrator Party’s respective actions that are determined by a Final Order of the Bankruptcy Court to be willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts. Notwithstanding any provision herein to the contrary, the Trust Administrator Parties shall be entitled to obtain advances from the Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Trust Administrator Party in its capacity as such; provided, however, that the Trust Administrator Parties receiving such advances shall repay the amounts so advanced to the Trust immediately upon the entry of a final, non-appealable judgment or order finding that such Trust Administrator Parties were not entitled to any indemnity under the provisions of this Section 9.6. Any amounts payable to any Trust Administrator Party pursuant to this Section 9.6 (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) shall be satisfied as follows: (i) first from the Avoidance Action Trust Administrative Cash, (ii) second from the Distributable Trust Cash, if any; provided, however, that the use of Distributable Trust Cash as contemplated in clause (ii) of the foregoing shall be subject to the prior approval by the Bankruptcy Court, as provided in Section 6.1(b); (iii) third from the GUC Trust Supplemental Cash, if any; and (iv) fourth from the Other Supplemental Cash, if any. Any amounts payable to any Trust Administrator Party pursuant to this Section 9.6 in respect of the Other Debtor Residual Accepted Assets and activities related thereto shall be satisfied as follows: (i) first from the Other Debtor Residual Trust Administrative Cash, and (ii) second from the Distributable Other Debtor Residual Trust Cash, if any.

(b) Anything to the contrary in this Trust Agreement or in any other agreement notwithstanding, to the extent that the Avoidance Action Trust Administrative Cash, Distributable Trust Cash, GUC Trust Supplemental Cash or Other Supplemental Cash, or the Other Debtor Residual Trust Administrative Cash or Distributable Other Debtor Residual Trust Cash, as the case may be, shall be insufficient to fully indemnify the Trust Administrator Parties or to provide advances to the Trust Administrator Parties in accordance with Section 9.6(a), the Trust Administrator Parties shall be indemnified and shall be entitled to obtain advances, first from the Other GUC Trust Administrative Cash (as defined in the GUC Trust Agreement), and second from the GUC Trust Distributable Assets (as defined in the GUC Trust Agreement), to the same extent as the GUC Trust Administrator Parties under Section 9.6 of the GUC Trust Agreement or any successor provision thereunder, as provided in Section 9.6 of the GUC Trust Agreement in effect on the date hereof.

(c) The foregoing indemnities in respect of any Trust Administrator Party shall survive the termination of such Trust Administrator Party from the capacity for which they are indemnified.

9.7. Compensation and Expenses.

(a) The Trust Administrator shall receive fair and reasonable compensation for its services (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), to be paid out of the Avoidance Action Trust Administrative Cash in accordance with the approved Budget (or from the Avoidance Action Trust SEC Reporting

Cash in accordance with Section 2.3(e) hereof, the GUC Trust Supplemental Expense Cash in accordance with Section 2.3(f) hereof, or the Other Supplemental Cash in accordance with Section 6.1(e) hereof). The Trust Administrator shall be entitled, without the need for approval of the Bankruptcy Court, to reimburse itself on a monthly basis (i) from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or the Other Supplemental Cash, as applicable, for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement and the Budget and (ii) from the Avoidance Action Trust SEC Reporting Cash for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement and with the approval of the Trust Monitor.

(b) The Trust Administrator shall receive compensation for its services in respect of the Other Debtor Residual Accepted Assets and activities related thereto, to be paid out of the Other Debtor Residual Trust Administrative Cash, as the Trust Administrator and a majority in interest of the DIP lenders shall agree; provided that the Trust Administrator shall not be obligated to undertake any activities in respect of the Other Debtor Residual Accepted Assets unless such compensation arrangements shall be acceptable to the Trust Administrator in its sole discretion.

9.8. No Personal Financial Liability. No provision of the Plan, Confirmation Order or this Trust Agreement shall be construed as requiring the Trust Administrator to expend or risk its own funds or otherwise to incur any personal financial liability (x) in the performance of any of its duties thereunder or hereunder, including any situation where the Avoidance Action Trust Assets are insufficient to permit the administration of the Trust or distributions as contemplated herein or the payment of fees and expenses of the Trust Professionals, or (y) in the exercise of any of its rights or powers afforded hereunder or thereunder.

ARTICLE X

SUCCESSOR TRUST ADMINISTRATORS

10.1. Resignation. The Trust Administrator may resign from the Trust by giving at least sixty (60) days’ prior written notice thereof to the Trust Monitor. Such resignation shall become effective on the later to occur of (x) the date specified in such written notice and (y) the effective date of the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof.

10.2. Removal. The holders of a majority of the Units or the DIP Lenders may at any time petition the Bankruptcy Court for the removal of the Trust Administrator, but only for good cause shown. Such removal shall become effective on the date ordered by the Bankruptcy Court, provided that such removal shall not become effective until the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof. The services of the Trust Administrator shall also terminate upon its bankruptcy, provided that such termination shall not become effective until the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof.

10.3. Effect of Resignation or Removal. The resignation, removal or bankruptcy of the Trust Administrator shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement or invalidate any action theretofore taken by the Trust Administrator. The exculpation, indemnity and limitation of liability provisions of Article X of this Trust Agreement shall survive the resignation, removal or bankruptcy of the Trust Administrator. All fees and expenses properly incurred by the Trust Administrator prior to the resignation, Incompetency, removal or bankruptcy of the Trust Administrator shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof), unless such fees and expenses are disputed by (x) the Trust Monitor or (y) the successor Trust Administrator, in which case the Bankruptcy Court shall resolve the dispute and any disputed fees and expenses of the predecessor Trust Administrator that are subsequently allowed by the Bankruptcy Court shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof). In the event of the resignation, removal or bankruptcy of the Trust Administrator, such Trust Administrator shall:

(a) promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Trust Administrator or directed by the Bankruptcy Court to effect the termination of such Trust Administrator’s capacity under this Trust Agreement;

(b) promptly deliver to the successor Trust Administrator all documents, instruments, records and other writings related to the Trust as may be in the possession of such Trust Administrator; and

(c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Trust Administrator.

10.4. Appointment of Successor. In the event of the resignation, removal, Incompetency or bankruptcy of the Trust Administrator, the Trust Monitor shall promptly appoint a successor Trust Administrator, provided that such appointment shall not take effect unless approved by the Bankruptcy Court upon the petition of the Trust Monitor and until the successor Trust Administrator shall have delivered written acceptance of its appointment as described Section 10.5 below. If a successor Trust Administrator does not take office within thirty (30) days after the resignation, removal, Incompetency or bankruptcy of the retiring Trust Administrator, the Bankruptcy Court, upon its own motion or the motion of the retiring Trust Administrator or any Trust Beneficiary, shall appoint a successor Trust Administrator.

10.5. Acceptance of Appointment by Successor Trust Administrator. Any successor Trust Administrator appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and to the Trust Monitor and, in case of the Trust Administrator’s resignation, to the resigning Trust Administrator. Thereupon, such successor Trust Administrator shall, without any further act, become vested with all the duties, powers, rights, obligations, title, discretion and privileges of its predecessor in the Trust with like effect as if originally named Trust Administrator and shall be deemed appointed pursuant to Bankruptcy Code Section 1123(b)(3)(B); provided, however, such successor Trust Administrator shall file an amendment to the Certificate of Trust with the Secretary of State as required by the Delaware Act. The predecessor Trust Administrator shall duly assign, transfer and deliver to such successor Trust Administrator all Avoidance Action Trust Assets held by such predecessor Trust Administrator hereunder and shall, as directed by the Bankruptcy Court or reasonably requested by such successor Trust Administrator, execute and deliver an instrument or instruments conveying and transferring to such successor Trust Administrator upon the trusts herein expressed, all the duties, powers, rights, obligations, title, discretion and privileges of the predecessor Trust Administrator.

10.6. Successor Entity to Trust Administrator. Any business entity into which the Trust Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, such successor Trust Administrator shall file an amendment to the Certificate of Trust with the Secretary of State as required by the Delaware Act.

ARTICLE XI

TRUST MONITOR

11.1. General.

(a) The Trust Monitor shall oversee the activities of the Trust Administrator as set forth in this Trust Agreement. In all circumstances, the Trust Monitor shall act in the best interests of all Trust Beneficiaries, in furtherance of the purpose of the Trust, and in accordance with this Trust Agreement.

(b) In furtherance of its rights and responsibilities under this Trust Agreement, the Trust Monitor shall have access, on reasonable advance notice and during regular business hours, to all such books and records of the Trust and the Trust Administrator, shall have the right to consult with all such professionals engaged by the Trust Administrator and shall participate in all such meetings of the Trust Administrator and the Trust Professionals as the Trust Monitor deems reasonably necessary or appropriate. Any documents shared between the Trust Administrator and the Trust Monitor shall be subject to joint privilege, and such sharing shall not be deemed to waive any attorney-client or work product privilege in respect of such documents.

(c) [Intentionally omitted.]

(d) Notwithstanding anything in this Section 11.1 or Section 11.2 hereof, the Trust Monitor shall not take (or fail to take) any action which will cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust.

11.2. Appointment and Removal of the Trust Monitor.

(a) Subject to Section 11.2(d), the Trust Monitor shall serve until the earlier of (w) the final distribution of all Distributable Trust Assets and the Distributable Other Debtor Residual Trust Assets, if any, (x) its resignation pursuant to subsection (b) of this Section 11.2, (y) its removal pursuant to subsection (c) of this Section 11.2 or (z) its bankruptcy or insolvency.

(b) The Trust Monitor may resign at any time by written notice of resignation to the Trust Administrator, a copy of which shall also be filed by the Trust Monitor with the Bankruptcy Court. Such resignation shall be effective no earlier than sixty (60) days from the date of such notice or such earlier time as a successor is appointed in accordance with the provisions of subsection (d) of this Section 11.2.

(c) The holders of a majority of the Units or the DIP Lenders may at any time petition the Bankruptcy Court for the removal of the Trust Monitor, but only for good cause shown. Such removal shall become effective on the date ordered by the Bankruptcy Court.

(d) In the event of the resignation, removal, bankruptcy or insolvency of the Trust Monitor, the Trust Administrator shall promptly appoint a successor Trust Monitor, provided that such appointment shall not take effect unless approved by the Bankruptcy Court upon the petition of the Trust Administrator and until the successor Trust Monitor shall have delivered written acceptance of its appointment as described in clause (e) of this Section 11.2 below; and provided further that until a new Trust Monitor’s appointment is effective, the resigning Trust Monitor’s appointment shall remain in effect, and the resigning Trust Monitor shall fulfill all obligations and duties of the Trust Monitor. If a successor Trust Monitor does not take office within thirty (30) days after the resignation, removal, incompetency, bankruptcy or insolvency of the retiring Trust Monitor, the Bankruptcy Court, upon its own motion or the motion of the retiring Trust Monitor or any Trust Beneficiary, shall appoint a successor Trust Monitor.

(e) All fees and expenses properly incurred by the Trust Monitor prior to the resignation, Incompetency, removal or bankruptcy of the Trust Monitor shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or

the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof), unless such fees and expenses are disputed by (x) the Trust Administrator or (y) the successor Trust Monitor, in which case the Bankruptcy Court shall resolve the dispute and any disputed fees and expenses of the predecessor Trust Monitor that are subsequently allowed by the Bankruptcy Court shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof).

(f) Any successor Trust Monitor appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and to the Trust Administrator.

(g) Immediately upon effectiveness of the appointment of a successor Trust Monitor, all rights, powers, duties, authority, and privileges of the predecessor Trust Monitor hereunder will be vested in and undertaken by the successor Trust Monitor without any further act. The successor Trust Monitor shall not be liable personally for any act or omission of the predecessor Trust Monitor.

11.3. Approval of and Consultation with the Trust Monitor.

(I)	Other Than in Respect of the Other Debtor Residual Accepted Assets

(a) Notwithstanding anything in this Trust Agreement to the contrary, the Trust Administrator shall submit to the Trust Monitor for its review and prior approval the following matters, in addition to any other matters that expressly require the approval of the Trust Monitor pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement:

(i) Any decision to settle or otherwise resolve the Term Loan Avoidance Action;

(ii) Any decision to refrain from making any distributions to the holders of Allowed General Unsecured Claims or Units, as the case may be, in accordance with this Trust Agreement, except as expressly permitted herein;

(iii) Any decision to retain and/or to terminate the retention of Trust Professionals (other than legal counsel retained to represent the Trust Administrator in connection with its role as Trust Administrator, which shall be in the Trust Administrator’s sole discretion);

(iv) The incurrence of any cost or expense of the Trust in excess of 10% of any individual line item therefor in the approved Budget, measured on a quarterly basis; provided, however, that approval of the Trust Monitor shall not be required in the case of any cost or expense authorized by further order of the Bankruptcy Court;

(v) The Budget described in Section 6.3 hereof and any changes thereto;

(vi) Any amendment of this Trust Agreement as provided in Section 13.13 hereof; and

(vii) Any distribution that is not made in accordance with the provisions of Article V as contemplated by Section 5.7; provided, however, that any deviation from the provisions of Article V other than as contemplated by Section 5.7 shall also require approval of the Bankruptcy Court.

(b) In addition to any other matters that expressly require consultation with the Trust Monitor pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement, the Trust Administrator shall consult with the Trust Monitor in advance of an application to the Bankruptcy Court to use, or to sell or borrow against, the Term Loan Avoidance Action or the Distributable Trust Assets in order to satisfy expenses of the Trust, as contemplated by Section 6.1(b) and Section 6.1(e) hereof.

(c) In the event of any disagreement between the Trust Administrator and the Trust Monitor regarding any matter requiring the approval or direction of the Trust Monitor under this Trust Agreement, the Trust Administrator and the Trust Monitor shall consult and negotiate diligently and in good faith to resolve such disagreement. If despite their good faith efforts, the Trust Administrator and the Trust Monitor are unable to resolve any disagreement, or the Trust Administrator cannot otherwise obtain approval or direction from the Trust Monitor as required by this Trust Agreement, the Trust Administrator may petition the Bankruptcy Court, with a copy to the Trust Monitor, requesting such approval or direction.

(II)	In Respect of the Other Debtor Residual Accepted Assets

The Trust Monitor shall have the rights, powers and privileges to act in respect of the Other Debtor Residual Accepted Assets, if any, in the manner set forth in Section 11.3 (I), mutatis mutandis and to the extent applicable. For the avoidance of doubt, the Trust Monitor shall no be obligated to undertake any activities in respect of the Other Debtor Residual Trust Assets unless there shall be available sufficient Other Debtor Residual Trust Administrative Cash to pay in full its fees, costs and expenses in respect thereof.

11.4. Exculpation and Indemnification; Limitation of Liability. To the fullest extent permitted by applicable law, the Trust Monitor Parties shall not be subject to personal liability, and shall be exculpated and indemnified, and shall have the right to obtain advances to cover reasonable expenses of defense, to the same extent as the Trust Administrator Parties pursuant to Section 9.2, Section 9.4, Section 9.5, Section 9.6 and Section 10.3. In no event will the Trust Monitor Parties be liable for punitive, exemplary, consequential, special or other damages for a breach of, or otherwise in connection with, this Trust Agreement under any circumstances.

11.5. Compensation and Expenses.

(a) The Trust Monitor shall receive fair and reasonable compensation for its services (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), to be paid out of the Avoidance Action Trust Administrative Cash, in accordance with the approved Budget (or from the Avoidance Action Trust SEC Reporting Cash in accordance with Section 2.3(e) hereof, the GUC Trust Supplemental Expense Cash in accordance with Section 2.3(f) hereof, or the Other Supplemental Cash in accordance with Section 6.1(e) hereof). The Trust Monitor shall be entitled on a monthly basis, without the need for approval of the Bankruptcy Court, to direct the Trust Administrator to reimburse the Trust Monitor (i) from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or the Other Supplemental Cash, as applicable, for all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement, consistent with the Budget prepared pursuant to Section 6.3 hereof and (ii) from the Avoidance Action Trust SEC Reporting Cash for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement.

(b) The Trust Monitor shall receive compensation for its services than in respect of the Other Debtor Residual Accepted Assets and activities related thereto, to be paid out of the Other Debtor Residual Trust Administrative Cash, as the Trust Monitor and a majority in interest of the DIP lenders shall agree; provided that the Trust Monitor shall not be obligated to undertake any activities in respect of the Other Debtor Residual Accepted Assets unless such compensation arrangements shall be acceptable to the Trust Monitor in its sole discretion.

ARTICLE XII

ACTION BY MAJORITY OF HOLDERS OF UNITS

Holders of a majority of the Units or the DIP Lenders from time to time outstanding may petition the Bankruptcy Court to remove the Trust Administrator in accordance with Section 10.2 or to remove the Trust Monitor in accordance with Section 11.1, but in each case only for good cause shown. In determining whether the holders of a majority of the Units have concurred in any such petition, Units held by the Trust Administrator or the Trust Monitor or any of their respective Affiliates shall be disregarded.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1. Actions Taken on Other Than Business Day. In the event that any payment or act under the Plan, the Confirmation Order or this Trust Agreement is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

13.2. Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to rules governing conflicts of law.

13.3. Jurisdiction. Subject to the proviso below, the parties agree that the Bankruptcy Court shall have exclusive and continuing jurisdiction over the Trust and the Trust Administrator, including the administration and activities of the Trust and the Trust Administrator; provided, however, that notwithstanding the foregoing, the Trust Administrator shall have power and authority to bring any action in any court of competent jurisdiction to prosecute any claims or Causes of Action assigned to the Trust, including the Delaware Chancery Court, the Delaware Superior Court and the Delaware Supreme Court.

13.4. Third Party Beneficiary. Trust Beneficiaries (including the DIP Lenders in their capacities as such) are third party beneficiaries of this Trust Agreement. The Trust Administrator Parties (other than the Trust Administrator) are third party beneficiaries of the provisions of Section 9.2, Section 9.4 and Section 9.6 of this Trust Agreement. The Trust Monitor Parties (other than the Trust Monitor) are third party beneficiaries of the provisions of Section 11.4 of this Trust Agreement, and, to the extent incorporated therein, Section 9.2, Section 9.4, Section 9.5 and Section 9.6 of this Trust Agreement. Except as aforesaid, there are no other third party beneficiaries of this Trust Agreement.

13.5. Severability. In the event any provision of this Trust Agreement or the application thereof to any person or circumstances shall be determined by a final, non-appealable judgment or order to be invalid or unenforceable to any extent, the remainder of this Trust Agreement or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.6. Notices. Any notice or other communication required or permitted to be made under this Trust Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered personally, by email, facsimile, sent by nationally recognized overnight delivery service or mailed by first-class mail:

(A)	if to the Trust Administrator, to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware, 19890-1615

Phone: (302) 636-6000

Fax: (302) 636-4140

Attn: Corporate Trust Administration

With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Phone: (212) 351-3991

Fax: (212) 351-6391

Attn: Matthew Williams and Keith Martorana

(B)	if to the Trust Monitor, to:

FTI Consulting, Inc.

1201 W. Peachtree St., Suite 600

Atlanta, GA 30309

(C)	if to any Trust Beneficiary, to:

(1)	in the case of a DIP Lender,

a.	if to the U.S. Treasury, to:

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attn: Chief Counsel, Office of Financial Stability

Telecopier: (202) 927-9225

b.	if to EDC, to:

Export Development Canada

151 O’Connor Street

Ottawa, Ontario

Canada K1A 1K3

Attention: Loans Services

Telecopy: 613-598-2514;

with a copy to:

Export Development Canada

151 O’Connor Street

Ottawa, Ontario

Canada K1A 1K3

Attention: Asset Management/Covenants Officer

Telecopy: 613-598-3186

(2)	in the case of a holder of an Allowed General Unsecured Claim, to the last known address of such holder according to the Debtors’ Schedules and/or such holder’s proof of claim; and

(3)	in the case of holder of Units, to such address as appears on the books and records of the Trust Administrator, or such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 13.6.

13.7. Headings. The headings contained in this Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Trust Agreement or of any term or provision hereof.

13.8. Plan. The terms of this Trust Agreement are intended to supplement the terms provided by the Plan and the Confirmation Order. To the extent that the terms of sections 5.6 and 6.5 of the Plan are inconsistent with the terms set forth in this Trust Agreement with respect to the Trust, then the terms of the Trust Agreement shall govern. All other provisions of the Plan shall supersede the provisions of this Trust Agreement, including section 6.15 of the Plan, which provides that the restrictions set forth in paragraph 20 of the Final Order approving the DIP Credit Agreement (ECF No. 2529) shall continue to apply.

13.9. Ambiguities and Construction.

(a) The Trust created by this Trust Agreement (other than the Avoidance Action Trust Claims Reserve) is intended to qualify as a liquidating trust under Treasury Regulation section 301.7701-4(d) for U.S. federal and applicable state and local income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Trust Agreement may be amended to comply with such U.S. federal and applicable state and local income tax laws, which amendments may apply retroactively.

(b) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) “or” is not exclusive;

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) all references herein to Articles, Sections and other subsections, unless referring specifically to the Plan or provisions of the Bankruptcy Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections and other subsections of this Trust Agreement;

(v) the words “hereof,” “herein,” “hereunder” and similar words refer to this Trust Agreement as a whole and not to any particular provision, Article, Section or subsection of this Trust Agreement unless otherwise specified;

(vi) words importing persons shall include firms, associations, corporations and other entities;

(vii) any pronoun shall include the corresponding masculine, feminine and neuter forms; and

(viii) “including” means including without limitation.

13.10. Entire Trust Agreement. This Trust Agreement contains the entire agreement between the parties and supersedes all prior and contemporaneous agreements or understandings between the parties with respect to the subject matter hereof.

13.11. Cooperation. The Debtors shall turn over or otherwise make available to the Trust Administrator at no cost to the Trust or the Trust Administrator, all books and records reasonably required by the Trust Administrator to carry out its duties hereunder, and agree to otherwise reasonably cooperate with the Trust Administrator in carrying out its duties hereunder, subject to the obligation to preserve the confidential nature of the Debtors’ books and records, as provided in Section 13.12.

13.12. Confidentiality. The Trust Administrator and the Trust Monitor, and their respective employees, members, agents, professionals and advisors, including the Trust Professionals (each a “Confidential Party” and collectively the “Confidential Parties”) shall hold strictly confidential and not use for personal gain any material, non-public information of which they have become aware in their capacity as a Confidential Party, of or pertaining to any Debtor to which any of the Avoidance Action Trust Assets relates or which is otherwise received from the Debtors by the Trust; provided, however, that such information may be disclosed if

(i) it is now or in the future becomes generally available to the public other than as a result of a disclosure by the Confidential Parties; or

(ii) such disclosure is required of the Confidential Parties pursuant to legal process, including subpoena or other court order or other applicable laws or regulations.

In the event that any Confidential Party is requested to divulge confidential information pursuant to clause (ii), such Confidential Party shall promptly, in advance of making such disclosure, provide reasonable notice of such required disclosure to the Trust Administrator (or the Trust Monitor in case the Trust Administrator is the disclosing party) to allow sufficient time to object to or prevent such disclosure through judicial or other means and shall cooperate reasonably with the Trust Administrator (or the Trust Monitor, as applicable) in making any such objection, including appearing in any judicial or administrative proceeding in support of any objection to such disclosure.

13.13. Amendment and Waiver.

(a) The Trust Administrator, with the approval of the Trust Monitor, may amend or supplement this Trust Agreement without notice to or consent of the Bankruptcy Court or any Trust Beneficiary for the purpose of (x) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision; (y) evidencing and providing for the acceptance of the appointment of a successor Trust Administrator or Trust Monitor; or (z) making any other changes to this Trust Agreement that does not adversely affect the interests of the Trust Beneficiaries in any material respect.

(b) The Trust Administrator may amend or supplement this Trust Agreement for any other purpose, but only on petition to, and with the approval of, the Bankruptcy Court; provided that (x) no amendment or supplement to this Trust Agreement shall be inconsistent with the purpose and intent of the Trust to dispose of in an expeditious but orderly manner the Avoidance Action Trust Assets in accordance with the terms of the Plan, the Confirmation Order and this Trust Agreement, and (y) this Trust Agreement shall not be amended in a manner that is inconsistent with the Plan in the form confirmed by the Bankruptcy Court, subject to any post-confirmation modifications to the Plan pursuant to Section 1127 of the Bankruptcy Code.

(c) Any amendment to this Trust Agreement shall be filed with the Bankruptcy Court.

(d) No amendment shall be made to any provision of this Trust Agreement that materially and adversely affects the rights of the DIP Lenders without the written consent of the DIP Lenders.

(e) The Trust Administrator shall file any amendment to the Certificate of Trust with the Secretary of State as may be required or permitted by the Delaware Act.

13.14. Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. A facsimile or portable document file (PDF) signature of any party shall be considered to have the same binding legal effect as an original signature.

[Remainder of Page Blank — Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

WILMINGTON TRUST COMPANY, as Trust Administrator and trustee

By:
Name:
Title:

– and –

FTI CONSULTING, INC., as Trust Monitor

By:
Name:
Title:

[Signature Page to Motors Liquidation Company Avoidance Action Trust Agreement]

Exhibit A

Cash Accounts:

Avoidance Action Budget Sub Account

Avoidance Action Assets Sub Account

Avoidance Action Trust SEC Reporting Costs Account

GUC Trust Supplemental Expense Account

GUC Trust Supplemental Tax Account

Other Supplemental Cash Account

Securities Accounts:

GUC Trust Supplemental Expense Account

GUC Trust Supplemental Tax Account

Exhibit B

FORM OF

CERTIFICATE OF TRUST

OF

MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST

THIS Certificate of Trust of Motors Liquidation Company Avoidance Action Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed by this Certificate of Trust is Motors Liquidation Company Avoidance Action Trust.

2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trust administrator and trustee

By:
Name:
Title:

Annex 2

[Avoidance Action Trust Amendment - Blackline]

EXECUTION VERSION

AMENDED AND RESTATED MOTORS LIQUIDATION COMPANY

AVOIDANCE ACTION TRUST AGREEMENT

This AMENDED AND RESTATED MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST AGREEMENT, dated as of ~~March 30, 2011~~February __, 2012 (as it may be amended from time to time, this “Trust Agreement”), by and among ~~Motors Liquidation Company (“MLC”), MLC of Harlem, Inc., MLCS, LLC, MLCS Distribution Corporation, Remediation and Liability Management Company, Inc., and Environmental Corporate Remediation Company, Inc. (collectively, the “Debtors”), as debtors and debtors-in-possession,~~ Wilmington Trust Company, as trust administrator and trustee (together with any successor appointed under the terms hereof, the “Trust Administrator”) of the Motors Liquidation Company Avoidance Action Trust (the “Trust”) for the benefit of the Trust Beneficiaries (as defined below), and FTI Consulting, Inc., as trust monitor (together with any successor appointed under the terms hereof, the “Trust Monitor”) of the Trust, amends and restates in its entirety the Original Trust Agreement (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation pursuant to chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”), dated March 18, 2011, as confirmed (including all exhibits thereto, as the same may be further amended, modified, or supplemented from time to time, the “Plan”).

W I T N E S S E T H:

WHEREAS, the Trust Administrator and the Trust Monitor are party to the Motors Liquidation Company Avoidance Action Trust Agreement, dated as of March 30, 2011, by and among Motors Liquidation Company (“MLC”), MLC of Harlem, Inc., MLCS, LLC, MLCS Distribution Corporation, Remediation and Liability Management Company, Inc., and Environmental Corporate Remediation Company, Inc. (collectively, the “Debtors”), as debtors and debtors-in-possession, Wilmington Trust Company, as Trust Administrator, and FTI Consulting, Inc., as Trust Monitor (the “Original Trust Agreement”); and

WHEREAS, each of the Debtors has, prior to the date hereof, ceased to operate and dissolved; and

WHEREAS, the Trust Administrator and the Trust Monitor believe that the Avoidance Action Trust Administrative Cash (as defined below) currently held by the Trust is insufficient to satisfy current and projected fees, costs and expenses of the Trust and any potential federal, state or local taxes which may be incurred by the Trust; and

WHEREAS, to remedy this insufficiency of the Avoidance Action Trust Administrative Cash, on January 20, 2012, the GUC Trust Administrator filed a motion with the Bankruptcy Court (the “Sale and Transfer Motion”) seeking authority to, among other requests, liquidate certain New GM Securities and deliver the proceeds thereof (in the form of a loan, contribution or otherwise) to the Trust for the purposes of satisfying current and projected fees, costs and expenses of the Trust, and transfer (in the form of a loan, contribution or otherwise) certain New GM Securities to the Trust for the purposes of satisfying (upon liquidation) any potential federal, state or local taxes which may be incurred by the Trust; and

WHEREAS, the Original Trust Agreement did not contemplate funding sources other than the Avoidance Action Trust Administrative Cash, and it is now necessary to amend the Trust Agreement to provide the necessary procedures for the allocation, administration and utilization of such funding sources; and

WHEREAS, it is the intent of the parties hereto that this Trust Agreement amends and restates in its entirety the Original Trust Agreement; and

WHEREAS, pursuant to Sections 8.1(e) and 13.13(b) of the Original Trust Agreement, the Trust Administrator joined the Sale and Transfer Motion, seeking Bankruptcy Court approval of the amendment and restatement of this Trust Agreement; and

WHEREAS, this Trust Agreement, as it amends and restates the Original Trust Agreement, shall become effective upon a Final Order of the Bankruptcy Court and execution by the appropriate signatories to this amended and restated Trust Agreement.

NOW, THEREFORE, in accordance with Section 13.13 of the Original Trust Agreement, the Original Trust Agreement is hereby amended and restated as follows:

Background

A. Beginning on June 1, 2009, the Debtors filed in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”).

B. On or about August 31, 2010, the Debtors filed their Plan and Disclosure Statement in the Bankruptcy Court. The Debtors filed an amended Plan and Disclosure Statement on December 7, 2010. The Debtors filed a second amended Plan on March 18, 2011.

C. The Disclosure Statement was approved by the Bankruptcy Court on December 8, 2010.

D. On or about March 29, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.

E. The Plan provides for the creation of the Trust as a post-confirmation successor to MLC within the meaning of Section 1145(a) of the Bankruptcy Code, to hold and administer the Avoidance Action Trust Assets for the benefit of the Trust Beneficiaries and, to the extent received by the Trust, to distribute the Distributable Trust Assets to the Trust Beneficiaries in accordance with the terms of the Plan, the Confirmation Order and this Trust Agreement.

F. The Plan also provides that the Trust Administrator may determine to hold and administer Other Debtor Residual Trust Assets, if any, for the benefit of the DIP Lenders.

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G. The Trust is being created, with respect to the Avoidance Action Trust Assets, on behalf of, and for the benefit of, the Trust Beneficiaries, and, with respect to the Other Debtor Residual Trust Assets, if any, on behalf of, and for the benefit of, the DIP Lenders.

H. The Trust Administrator shall have all powers necessary to implement the provisions of this Trust Agreement and administer the Trust in respect of the Avoidance Action Trust Assets, including the power to: (i) prosecute for the benefit of the Trust Beneficiaries, through counsel and other professionals selected by the Trust Administrator, the Term Loan Avoidance Action and any other causes of action that may from time to time be held by the Trust in respect thereof; (ii) preserve and maintain the Avoidance Action Trust Assets; (iii) distribute the Distributable Trust Assets, if any, to the Trust Beneficiaries in accordance with the Plan, the Confirmation Order and this Trust Agreement; ~~and~~ (iv) expend the Avoidance Action Trust Administrative Cash ~~(and, if applicable~~, the Avoidance Action Trust SEC Reporting Cash~~)~~ (if applicable), and the Supplemental Avoidance Action Trust Cash to cover fees and expenses of the Trust, including payment of taxes and the fees and expenses of the Trust Professionals (other than in respect thereof of the Other Debtor Residual Trust Assets); (v) liquidate the GUC Trust Supplemental Property and utilize the proceeds thereof to cover fees and expenses of the Trust, including payment of taxes and the fees and expenses of the Trust Professionals (other than in respect thereof of the Other Debtor Residual Trust Assets); (vi) enter into any contracts or agreements necessary or desirable to facilitate the implementation of the provisions of this Trust Agreement, including but not limited to loan agreements or sale agreements for the purposes of funding the fees and expenses of the Trust; and (vii) sell or grant liens on the Term Loan Avoidance Action or any other property of the Trust (other than the Other Debtor Residual Trust Assets or the GUC Trust Supplemental Property (which is addressed in sub-section (v) of this paragraph H)) for the purposes of implementing the provisions of this Trust Agreement, including but not limited to funding the fees and expenses of the Trust.

I. The Trust Administrator shall also have all powers necessary to implement the provisions of this Trust Agreement and administer the Trust in respect of the Other Debtor Residual Trust Assets, if any, including the power to: (i) prosecute for the benefit of the DIP Lenders, through counsel and other professionals selected by the Trust Administrator, any causes of action that may from time to time be held by the Trust in respect thereof; (ii) preserve and maintain the Other Debtor Residual Trust Assets; (iii) distribute the Distributable Other Debtor Residual Trust Assets, if any, to the DIP Lenders in accordance with the Plan, the Confirmation Order and this Trust Agreement; and (iv) expend the Other Debtor Residual Trust Administrative Cash to cover fees and expenses of the Trust, including payment of the fees and expenses of the Trust Professionals, in respect thereof.

J. The Trust Administrator shall otherwise perform the functions and take the actions provided for in this Trust Agreement or permitted in the Plan and/or the Confirmation Order, or in any other agreement executed pursuant to the Plan, in each case subject to the provisions of Articles VI, VIII and XI hereof regarding the rights and powers of the Trust Monitor.

K. The Trust is subject to the continuing jurisdiction of the Bankruptcy Court, whose approval is required to pay or distribute money or property to, or on behalf of, a Trust Beneficiary, except as expressly provided in this Trust Agreement.

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L. The Trust (other than the Avoidance Action Trust Claims Reserve) is intended to qualify as a liquidating trust under Treasury Regulation section 301.7701-4(d) that is treated as a “grantor trust” for federal and applicable state and local income tax purposes.

Agreement

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, ~~the Debtors,~~ the Trust Administrator and the Trust Monitor agree as follows:

ARTICLE I

DEFINED TERMS

1.1. Definitions. Whenever used in this Trust Agreement, unless the context otherwise requires, the following words and phrases shall have the respective meanings ascribed to them as follows:

(a) “Affiliates” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(b) “Aggregate Maximum Amount” means the sum of the Maximum Amounts of all Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims, as set forth in the applicable GUC Trust Report as the Aggregate Maximum Amount as of a given date.

(c) “Allowed General Unsecured Claims” means, collectively, (i) the Initial Allowed General Unsecured Claims and (ii) the Resolved Allowed General Unsecured Claims.

(d) “Avoidance Action Proceeds” means the proceeds of the Term Loan Avoidance Action.

(e) “Avoidance Action Trust Administrative Cash” means the Cash (other than the Supplemental Avoidance Action Trust Cash) held and maintained by the Trust Administrator for the purpose of paying the fees and expenses incurred by the Trust Administrator (including fees and expenses for Trust Professionals) in connection with the Trust and any obligations imposed on the Trust Administrator or the Trust, including fees and expenses relating to the performance of the Trust Administrator’s obligations under this Trust Agreement and the Plan, other than in respect of the Other Debtor Residual Trust Assets. The Debtors shall reserve $1.6 million for the Avoidance Action Trust Administrative Cash, which shall be transferred to the Trust, less any amounts expended by MLC from and after the Effective Date in respect of the prosecution of the Term Loan Avoidance Action, on the Avoidance Action Trust Transfer Date.

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(f) “Avoidance Action Trust Assets” means, collectively, (i) the Term Loan Avoidance Action transferred to the Trust, (ii) the Avoidance Action Proceeds, (iii) the Avoidance Action Trust Administrative Cash, ~~and~~ (iv) the Avoidance Action Trust SEC Reporting Cash; and (v) the Supplemental Avoidance Action Trust Assets.

(g) “Avoidance Action Trust SEC Reporting Costs” means any costs, fees or expenses incurred by the Trust that are directly or indirectly related to reports that may be required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC (including, without limitation, any legal, accounting or registration fees, costs and expenses incurred by the Trust with respect thereto).

(h) “Avoidance Action Trust SEC Reporting Cash” has the meaning set forth in Section 2.3(e) of this Trust Agreement.

(i) “Avoidance Action Trust Transfer Date” means the date selected by the Debtors on which the Avoidance Action Trust Assets (other than the Supplemental Avoidance Action Trust Assets) are transferred to the Trust, which transfer shall occur on or before December 15, 2011.

(j) “Bankruptcy Code” has the meaning set forth in the preamble to this Trust Agreement.

(k) “Bankruptcy Court” has the meaning set forth in Background paragraph A.

(l) “Budget” has the meaning set forth in Section 6.3.

(m) “calendar quarter” means the relevant three-month period ending on the last day of March, June, September or December, as applicable, of each calendar year; provided, however, that the calendar quarter that contains the Avoidance Action Trust Transfer Date shall be the period commencing on the Avoidance Action Trust Transfer Date and concluding on the date on which the relevant calendar quarter would naturally end in accordance with the foregoing.

(n) “Certificate of Trust” means the certificate of trust of the Trust as required by Section 3810 of the Delaware Act.

(o) “Chapter 11 Cases” has the meaning set forth in Background paragraph A.

(p) “Claim Conflict Resolution” has the meaning set forth in Section 3.6.

(q) “Confidential Party” has the meaning set forth in Section 13.12.

(r) “Confirmation Order” has the meaning set forth in Background paragraph D.

(s) “Current Total Amount” means as of a given date, the sum of (A) the Total Allowed Amount as of such date and (B) the Aggregate Maximum Amount as of such date, as set forth in the applicable GUC Trust Report as the Current Total Amount as of a given date.

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(t) “Debtors” has the meaning set forth in the preamble to this Trust Agreement.

(u) “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq.

(v) “DIP Credit Agreement Claims” means all Claims arising under the DIP Credit Agreement and Orders approving the DIP Credit Agreement dated June 25, 2009 and July 5, 2009.

(w) “DIP Lender ~~Distributable Trust Assets~~Advances” means the Distributable Trust Assets distributable to the DIP Lenders, ~~(x)~~ in an amount equal to (i) the amounts of Cash advanced directly or indirectly by MLC to fund the costs and expenses associated with realizing the proceeds of the Term Loan Avoidance Action, including, without limitation, any such amounts expended to fund the costs and expenses of professionals retained by the defendants in the Term Loan Avoidance Action and (ii) without duplication, the amount of the Avoidance Action Trust Administrative Cash~~, and otherwise (y) as determined either by (i) mutual agreement between the U.S. Treasury and the Creditor’s Committee or (ii) Final Order~~.

(x) “DIP Lender Distributable Trust Assets” means the Distributable Trust Assets distributable to the DIP Lenders, in an amount as determined either by (i) mutual agreement between the U.S. Treasury and the Creditor’s Committee or (ii) Final Order.

(y) ~~(x)~~ “DIP Lenders” means the U.S. Treasury and EDC, as lenders under the DIP Credit Agreement.

(z) ~~(y)~~ “Disputed General Unsecured Claims” means the General Unsecured Claims against the Debtors that are Disputed (as defined in the Plan) as of the Initial GUC Record Date, until a time when such claims become Resolved General Unsecured Claims or are otherwise resolved pursuant to the claims resolution procedures contained in the Plan.

(aa) ~~(z)~~ “Distributable Other Debtor Residual Trust Assets” means the Other Debtor Residual Assets Proceeds, if any, together with any earnings (including interest) thereon.

(bb) ~~(aa)~~ “Distributable Other Debtor Residual Trust Cash” means any Cash or cash equivalents included in the Distributable Other Debtor Residual Trust Assets.

(cc) ~~(bb)~~ “Distributable Trust Assets” means the Avoidance Action Proceeds together with any earnings (including interest) thereon.

(dd) ~~(cc)~~ “Distributable Trust Cash” means any Cash or cash equivalents included in the Distributable Trust Assets.

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(ee) ~~(dd)~~ “Distribution Date” means the date of any distribution made by the Trust Administrator to the Trust Beneficiaries pursuant to this Trust Agreement, whether to the DIP Lenders pursuant to Section 5.1(d) or on account of Allowed General Unsecured Claims and/or Units.

(ff) ~~(ee)~~ “Distribution Threshold” means $10,000,000.

(gg) ~~(ff)~~ “Excess GUC Distributable Trust Assets Determination Date” has the meaning set forth in Section 5.4(a).

(hh) ~~(gg)~~ “Excess GUC Distributable Trust Assets” means (i) the amount of the GUC Distributable Trust Assets held by the Trust (after providing for all distributions then required to be made in respect of Resolved Allowed General Unsecured Claims), minus (ii) the amount of the GUC Distributable Trust Assets necessary for the satisfaction of Claims in the amount of the Aggregate Maximum Amount pursuant to Section 5.3.

(ii) ~~(hh)~~ “Final Recovery Date” has the meaning set forth in Section 5.1(a).

(jj) ~~(ii)~~ “GUC Beneficiaries” means the holders of Allowed General Unsecured Claims or Units received in respect of such claims.

(kk) ~~(jj)~~ “GUC Distributable Trust Assets” has the meaning set forth in Section 5.1(d).

(ll) “GUC Trust Advances” means the Distributable Trust Assets distributable to the GUC Trust, in an amount equal to (i) the GUC Trust Supplemental Cash and (ii) without duplication, Cash in the amount equal to the fair market value, measured as of the date such property was received by the Trust, of the GUC Trust Supplemental Property that was liquidated pursuant to Section 6.1(c) and (d) hereof.

(mm) ~~(kk)~~ “GUC Trust Reports” means the reports prepared by the GUC Trust Administrator each quarter as provided in the GUC Trust Agreement, which shall be delivered to the Trust Administrator pursuant o the terms of the GUC Trust Agreement.

(nn) “GUC Trust Supplemental Cash” means the GUC Trust Supplemental Expense Cash and the GUC Trust Supplemental Tax Cash.

(oo) “GUC Trust Supplemental Expense Cash” has the meaning set forth in Section 2.3(f)(i).

(pp) “GUC Trust Supplemental Expense Property” has the meaning set forth in Section 2.3(f)(i).

(qq) “GUC Trust Supplemental Property” means the GUC Trust Supplemental Expense Property and the GUC Trust Supplemental Tax Property.

(rr) “GUC Trust Supplemental Tax Cash” has the meaning set forth in Section 2.3(f)(i).

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(ss) “GUC Trust Supplemental Tax Property” has the meaning set forth in Section 2.3(f)(i).

(tt) ~~(ll)~~ “Holdback” has the meaning set forth in Section 6.1(b).

(uu) ~~(mm)~~ “Incompetency” means, with respect to any Person, the incompetency of such Person if such Person is a natural person.

(vv) ~~(nn)~~ “Initial Allowed General Unsecured Claims” has the meaning set forth in Section 5.2(b).

(ww) ~~(oo)~~ “Initial GUC Distribution Date” has the meaning set forth in Section 5.2(b).

(xx) ~~(pp)~~ “Initial GUC Record Date” has the meaning set forth in Section 5.2(b).

(yy) ~~(qq)~~ “IRS” means the Internal Revenue Service.

(zz) ~~(rr)~~ “Maximum Amount” means the maximum amount of any Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim, calculated in accordance with the GUC Trust Agreement and as set forth in the applicable GUC Trust Report as the Maximum Amount of any Claim or group of Claims as of a given date.

(aaa) ~~(ss)~~ “MLC” has the meaning set forth in the preamble to this Trust Agreement.

(bbb) ~~(tt)~~ “Other Avoidance Action Claims” means the additional General Unsecured Claims that have arisen as a result of recovery of proceeds of the Avoidance Actions other than the Term Loan Avoidance Action (and any related unsecured claims).

(ccc) ~~(uu)~~ “Other Debtor Residual Assets” means any assets of MLC remaining at such time as the Debtors shall be liquidated, other than the Term Loan Avoidance Action and the Term Loan Avoidance Action Administrative Cash and any other assets of MLC whose disposition is specifically provided for under the Plan or the Confirmation Order.

(ddd) ~~(vv)~~ Other Debtor Residual Accepted Assets” means Other Debtor Residual Assets accepted by the Trust Administrator for transfer to the Trust pursuant to Section 2.3(b).

(eee) ~~(ww)~~ “Other Debtor Residual Assets Proceeds” means any proceeds realized in respect of the Other Debtor Residual Accepted Assets.

(fff) ~~(xx)~~ “Other Debtor Residual Trust Administrative Cash” means the Cash, if any, held and maintained by the Trust Administrator for the purpose of paying the fees and expenses incurred by the Trust Administrator (including fees and expenses for Trust Professionals) in connection with the Trust and any obligations imposed on the Trust

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Administrator or the Trust, including fees and expenses relating to the performance of the Trust Administrator’s obligations under this Trust Agreement and the Plan, but only in respect of the Other Debtor Residual Trust Assets, which Cash may be obtained by transfer to the Trust by the Debtors, from the DIP Lenders (in their sole discretion) or from the proceeds of the Other Debtor Residual Accepted Assets.

(ggg) ~~(yy)~~ “Other Debtor Residual Trust Assets” means, if any, collectively, (i) the Other Debtor Residual Accepted Assets transferred to the Trust, (ii) the Other Debtor Residual Assets Proceeds and (iii) the Other Debtor Residual Trust Administrative Cash.

(hhh) ~~(zz)~~ “Other Debtor Residual Assets Transfer Date” means the date selected by the Debtors on which the Other Debtor Residual Assets Transfer, if any, are transferred to the Trust, which transfer shall occur on or before December 15, 2011.

(iii) “Other Supplemental Cash” means any Cash received by the Trust pursuant to Section 6.1(e) hereof from the sale of, or granting of liens on, all or a portion of the Term Loan Avoidance Action or any other property held by the Trust (other than the Other Debtor Residual Trust Assets or the GUC Trust Supplemental Property), or from any source other than the GUC Trust.

(jjj) ~~(aaa)~~ “Permissible Investments” means investments in any of the following:

(i) Marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;

(ii) Marketable debt securities, rated Aaa by Moody’s and/ or AAA by S&P, issued by U. S. Government-sponsored enterprises, U. S. Federal agencies, U. S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;

(iii) Certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1;

(iv) Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-1;

(v) Money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by S&P, including such funds for which the Trust Administrator or an Affiliate provides investment advice or other services;

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(vi) Tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “AA” (Moody’s), or a short-term rating of “A-1” or a long term rating of “AA” (S&P); and

(vii) Repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (i) and (ii) above, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (iii) above.

(kkk) ~~(bbb)~~ “Plan” has the meaning set forth in the preamble to this Trust Agreement.

(lll) ~~(ccc)~~ “Resolved Allowed General Unsecured Claims” means, collectively, (I) the Disputed General Unsecured Claims that are allowed after the Initial GUC Record Date in accordance with the claims resolution procedures administered under the Plan (to the extent so resolved); (II) the Term Loan Avoidance Action Claims, to the extent and in the amount collected by the Trust against the respective defendants in the underlying litigation (including by way of settlement); and (III) the Other Avoidance Action Claims, to the extent and in the amount collected against the respective defendants in the underlying litigations (including by way of settlement). For the avoidance of doubt, unless and until a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim becomes a Resolved Allowed General Unsecured Claim, the holders of such claim shall not receive any distribution from the Trust.

(mmm) ~~(ddd)~~ “Resolved Allowed General Unsecured Claims Determination Date” has the meaning set forth in Section 5.3(a).

(nnn) ~~(eee)~~ “SEC” means the Securities and Exchange Commission.

(ooo) ~~(fff)~~ “Secretary of State” means the Office of the Secretary of State of the State of Delaware.

(ppp) “Supplemental Avoidance Action Trust Assets” means the Supplemental Avoidance Action Trust Cash and the GUC Trust Supplemental Property.

(qqq) “Supplemental Avoidance Action Trust Cash” means the GUC Trust Supplemental Cash and the Other Supplemental Cash.

(rrr) ~~(ggg)~~ “Tax Returns” means all tax returns, reports, certificates, forms or similar statements or documents.

(sss) ~~(hhh)~~ “Term Loan Avoidance Action” means the Avoidance Action commenced by the Creditors’ Committee against JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and various lenders party to a term loan agreement, dated as of November 29, 2006, between General Motors Corporation, as borrower, JPMorgan Chase Bank, N.A., as agent, and various institutions as lenders and agents, styled Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009).

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(ttt) ~~(iii)~~ “Term Loan Avoidance Action Claims” means the additional General Unsecured Claims that have arisen as a result of recovery of proceeds of the Term Loan Avoidance Action (or any related unsecured claims).

(uuu) ~~(jjj)~~ “Total Allowed Amount” means the sum of the amount of all Initial Allowed General Unsecured Claims plus the amount of all Resolved Allowed General Unsecured Claims, as set forth in the applicable GUC Trust Report.

(vvv) ~~(kkk)~~ “Treasury Regulations” means the income tax regulations promulgated under the Tax Code, including any amended or successor income tax regulations thereto.

(www) ~~(lll)~~ “Trust” has the meaning set forth in the preamble to this Trust Agreement.

(xxx) ~~(mmm)~~ “Trust Administrator” has the meaning set forth in the preamble to this Trust Agreement.

(yyy) ~~(nnn)~~ “Trust Administrator Parties” means the Trust Administrator and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals (including the Trust Professionals).

(zzz) ~~(ooo)~~ “Trust Agreement” has the meaning set forth in the preamble to this Trust Agreement.

(aaaa) ~~(ppp)~~ “Trust Beneficiaries” means the holders of the DIP Credit Agreement Claims and the holders of Allowed General Unsecured Claims (or Units received in respect of such claims).

(bbbb) ~~(qqq)~~ “Trust Cash” means the Cash or cash equivalents included in the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, if any.

(cccc) ~~(rrr)~~ “Trust Monitor” has the meaning set forth in the preamble to this Trust Agreement.

(dddd) ~~(sss)~~ “Trust Monitor Parties” means the Trust Monitor and its principals, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals.

(eeee) ~~(ttt)~~ “Trust Professionals” means, collectively, independent contractors, including attorneys, accountants, appraisers, disbursing agents or other parties deemed by the Trust Administrator to have the qualifications necessary or desirable to assist in the proper administration of the Trust and that are employed or retained by the Trust in such capacities.

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(ffff) ~~(uuu)~~ “Unit Issuance Ratio” means the ratio of one Unit for each $1,000 in amount of Allowed General Unsecured Claims.

(gggg) ~~(vvv)~~ “Units” means the units of beneficial interest issued by the Trust to holders of Allowed General Unsecured Claims.

(hhhh) ~~(www)~~ “Unresolved Other Avoidance Action Claim” means an Other Avoidance Action Claim that has not or has not yet arisen because no determination (including by way of settlement) has been made in the respective Avoidance Action against the respective defendant who would be entitled to such claim in the event of such determination (or if a determination has been made against the defendant, the proceeds related to such resolution have not been recovered in full).

(iiii) ~~(xxx)~~ “Unresolved Term Loan Avoidance Action Claim” means a Term Loan Avoidance Action Claim that has not or has not yet arisen because no determination (including by way of settlement) has been made in the Term Loan Avoidance Action against the respective defendant who would be entitled to such claim in the event of such determination (or if a determination has been made against the defendant, the proceeds related to such resolution have not been recovered in full).

(jjjj) ~~(yyy)~~ “Wind-Down Facility” means the $1.175 billion wind-down facility provided to the Debtors pursuant to the DIP Credit Agreement.

ARTICLE II

DECLARATION OF TRUST

2.1. ~~1.2.~~ Creation of Trust. The Debtors and the Trust Administrator, pursuant to the Plan and the Confirmation Order and in accordance with the applicable provisions of chapter 11 of the Bankruptcy Code, hereby constitute and create the Trust, in the form of a statutory trust under the Delaware Act, which shall bear the name “Motors Liquidation Company Avoidance Action Trust.” In connection with the exercise of the Trust Administrator’s power hereunder, the Trust Administrator may use this name or such variation thereof as the Trust Administrator sees fit. The Trust Administrator, as trustee of the Trust, is hereby authorized and directed to execute and file a Certificate of Trust for the Trust in the form attached hereto as Exhibit B.

2.2. ~~1.3.~~ Purpose of Trust. The sole purpose of the Trust is to liquidate and distribute its assets pursuant to the Plan in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

2.3. ~~1.4.~~ Transfer of Avoidance Action Trust Assets to the Trust.

(a) Effective upon the Avoidance Action Trust Transfer Date, the Debtors hereby transfer to the Trust, pursuant to Bankruptcy Code Sections 1123(a)(5)(B) and 1123(b)(3)(B), and in accordance with the Plan and the Confirmation Order, the Avoidance Action Trust Assets (other than the Avoidance Action Trust SEC Reporting Cash and the Supplemental Avoidance Action Trust Assets), as they exist on the Avoidance Action Trust Transfer Date, free and clear of any and all liens, claims, encumbrances and interests (legal,

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beneficial or otherwise) of all other persons to the maximum extent contemplated by and permissible under Bankruptcy Code Section 1141(c); provided, however that notwithstanding anything to the contrary in the Plan, Disclosure Statement, Confirmation Order, this Trust Agreement or any other agreement, the DIP Lenders shall maintain their liens on the Avoidance Action Trust Administrative Cash, provided that for the avoidance of doubt, the DIP Lenders shall not demand acceleration of their liens on the Avoidance Action Trust Administrative Cash except in accordance with the provisions of section 7.2 of the DIP Credit Agreement. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to Bankruptcy Code Section 1146. The Debtors and their successors and assigns shall be released from any and all liability with respect to the transfer of ~~the~~such Avoidance Action Trust Assets to the Trust as aforesaid. Nothing in this Trust Agreement is intended to, or shall be construed to, effect a release, extinguishment or compromise of any claim or cause of action transferred to the Trust pursuant to this Trust Agreement. The Avoidance Action Trust Assets and all other property held from time to time by the Trust under this Trust Agreement (other than the Other Debtor Residual Trust Assets) and any earnings (including interest) thereon are to be managed, applied and disposed of by the Trust Administrator in accordance with the terms hereof, the Plan and the Confirmation Order for the benefit of the Trust Beneficiaries, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth, including the provisions of Section 2.6.

(b) To the extent any Avoidance Action Trust Assets (other than the Supplemental Avoidance Action Trust Assets) cannot be transferred to the Trust, because of a restriction on transferability under applicable non-bankruptcy law that is not superseded by Bankruptcy Code Section 1123 or any other provision of the Bankruptcy Code, such assets shall be retained by the Debtors or any successor thereto including, without limitation, the GUC Trust. The proceeds of the sale of any such assets retained by the Debtors (or any successor thereto) shall be allocated to the Trust pursuant to the Plan as if such transfer had not been restricted under applicable non-bankruptcy law. The Trust Administrator may commence an action in the Bankruptcy Court to resolve any dispute regarding the allocation of the proceeds of any assets retained by the Debtors (or any successor thereto) pursuant to the Plan and Confirmation Order.

(c) On the Avoidance Action Trust Transfer Date, the Debtors shall also deliver, or cause to be delivered, to the Trust a complete list of all General Unsecured Claims, both Allowed and Disputed, reflected on the claims registry as of the Avoidance Action Trust Transfer Date, including the names and addresses of all holders of such General Unsecured Claims, whether such claims have been Allowed or are Disputed, and the details of all objections in respect of Disputed General Unsecured Claims.

(d) Effective upon the Other Debtor Residual Assets Transfer Date, the Debtors hereby transfer to the Trust, pursuant to Bankruptcy Code Sections 1123(a)(5)(B) and 1123(b)(3)(B), and in accordance with the Plan and the Confirmation Order, such of the Other Debtor Residual Assets, as they exist on the Other Debtor Residual Assets Transfer Date, as the Trust Administrator, in its sole discretion but with the approval of the Trust Monitor, shall determine to accept, free and clear of any and all liens, claims, encumbrances and interests of all other persons to the maximum extent contemplated by and permissible under Bankruptcy Code Section 1141(c); provided that, for the avoidance of doubt, the Trust Administrator may

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determine not to accept the transfer to the Trust of any or all of the Other Debtor Residual Assets for any reason or for no reason. Any such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to Bankruptcy Code Section 1146. The Debtors and their successors and assigns shall be released from any and all liability with respect to the transfer of the Other Debtor Residual Accepted Assets to the Trust as aforesaid. Nothing in this Trust Agreement is intended to, or shall be construed to, effect a release, extinguishment or compromise of any claim or cause of action transferred to the Trust pursuant to this Trust Agreement, and notwithstanding anything to the contrary in the Plan, Disclosure Statement, Confirmation Order, this Trust Agreement or any other agreement, the DIP Lenders shall maintain their liens on the Other Debtor Residual Accepted Assets. The Other Debtor Residual Trust Assets and all other property held from time to time by the Trust under this Trust Agreement in respect thereof, and any earnings (including interest) thereon, are to be managed, applied and disposed of by the Trust Administrator in accordance with the terms hereof, the Plan and the Confirmation Order for the benefit of the DIP Lenders, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth, including the provisions of Section 2.6.

(e) (i) On the Avoidance Action Trust Transfer Date, the Debtors shall, pursuant to Section 2.3(e) of the GUC Trust Agreement, transfer Cash to the Trust in an amount of $500,000 (the “Avoidance Action Trust SEC Reporting Cash”). The Avoidance Action Trust SEC Reporting Cash shall be held by the Trust in a segregated account and shall be used solely for the satisfaction of Avoidance Action Trust SEC Reporting Costs. Any taxes imposed on the Trust in respect of the Avoidance Action Trust SEC Reporting Cash shall be satisfied from the income realized thereon.

(ii) The Trust Administrator shall only use Avoidance Action Trust SEC Reporting Cash to satisfy Avoidance Action Trust SEC Reporting Costs to extent there is no other available source of funds to satisfy such expenses, including, without limitation, any funds obtained through the reservation and application of all or a portion of the Holdback pursuant to Section 6.1(b) hereof.

(iii) If the Trust Administrator determines that (x) reports are not, and at no time will be, required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC or (y) the Trust has other available funds which are sufficient to satisfy any current or future projected, fees, costs or expenses that are directly or indirectly related to reports that may be required to be filed by the Trust with the SEC pursuant to applicable rules, regulations and interpretations of the SEC (including, without limitation, any legal, accounting or registration fees, costs and expenses incurred by the Trust with respect thereto), then the Trust shall transfer to the GUC Trust any Avoidance Action Trust SEC Reporting Cash that has not been applied as provided in this Section 2.3(e).

(iv) Any income earned on the Avoidance Action Trust SEC Reporting Cash, net of taxes paid thereon, shall be Avoidance Action Trust Administrative Cash.

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(f) (i) From time to time, in accordance with a Final Order of the Bankruptcy Court if so required, the GUC Trust may deliver Cash, New GM Securities or other property to the Trust, in the form of a loan, contribution or otherwise, to be used solely for (x) the satisfaction of fees and expenses of the Trust (including for the payment of the fees and expenses of Trust Professionals) or (y) the satisfaction of any federal, state or local taxes incurred by the Trust. Any Cash so delivered to the Trust, or realized upon the liquidation of New GM Securities or other property delivered to the Trust, for the purposes of satisfying fees and expenses of the Trust shall be designated as “GUC Trust Supplemental Expense Cash”, and any Cash so delivered to the Trust, or realized upon the liquidation of New GM Securities or other property delivered to the Trust, for the purposes of satisfying any federal, state or local taxes shall be designated as “GUC Trust Supplemental Tax Cash.” GUC Trust Supplemental Expense Cash, and any New GM Securities or other property designated for the satisfaction of fees and expenses of the Trust (“GUC Trust Supplemental Expense Property”), shall be held by the Trust in segregated account(s), and shall be used solely for the satisfaction of fees and expenses of the Trust (including for the payment of the fees and expenses of Trust Professionals). GUC Trust Supplemental Tax Cash, and any New GM Securities or other property designated for the satisfaction of tax liabilities of the Trust (“GUC Trust Supplemental Tax Property”), shall be held by the Trust in segregated account(s), and shall be used solely for the satisfaction of taxes incurred by the Trust.

(ii) The Trust Administrator shall only use the GUC Trust Supplemental Expense Cash and the GUC Trust Supplemental Tax Cash to satisfy fees and expenses of the Trust and tax liabilities of the Trust, respectively, to the extent that there is no other source of funds to satisfy such expenses (other than the Avoidance Action Trust SEC Reporting Cash, and other than through the sale or encumbrance of the Term Loan Avoidance Action or any other property of the Trust pursuant to Section 6.1(e) hereof), including, without limitation, Avoidance Action Trust Administrative Cash, and any funds obtained through the reservation and application of all or a portion of the Holdback pursuant to Section 6.1(b) hereof.

(iii) If the Trust Administrator determines that the Trust has other available funds which are sufficient to satisfy any current or future projected, fees, costs or expenses of the Trust (other than tax liabilities), then the Trust shall transfer to the GUC Trust any GUC Trust Supplemental Expense Cash (and any income earned thereon) and any GUC Trust Supplemental Expense Property that has not been liquidated pursuant to Section 6.1(c) hereof and applied as provided in this Section 2.3(f). If the Trust Administrator determines that the Trust has other available funds which are sufficient to satisfy any current or future projected federal, state and local tax liabilities of the Trust, then the Trust shall transfer to the GUC Trust any GUC Trust Supplemental Tax Cash (and any income earned thereon) and any GUC Trust Supplemental Tax Property that has not been liquidated pursuant to Section 6.1(d) hereof and applied as provided in this Section 2.3(f).

2.4. ~~1.5.~~ Appointment and Acceptance of Trust Administrator. The Trust Administrator shall be deemed to be appointed pursuant to Bankruptcy Code Section 1123(b)(3)(B) and is hereby appointed trustee of the Trust under the Delaware Act. The Trust Administrator hereby accepts ~~the~~ such appointments, including trusteeship of the Trust created by this Trust Agreement and the grant, assignment, transfer, conveyance and delivery by the Debtors to the Trust Administrator, (i) on behalf of the Trust, and for the benefit~~,~~ of the Trust Beneficiaries, of all of their respective right, title and interest in the Distributable Trust Assets, and (ii) on behalf of the Trust, and for the benefit~~,~~ of the DIP Lenders, of all of their respective right, title and interest in the Other Debtor Residual Trust

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Assets, upon and subject to the terms and conditions set forth in the Plan, the Confirmation Order and this Trust Agreement. The Trust Administrator’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purpose of the Trust and not otherwise, and in accordance with applicable law, including the Delaware Act. The Trust Administrator shall have the authority to bind the Trust within the limitations set forth herein, but shall for all purposes hereunder be acting in the capacity as Trust Administrator, and not individually.

2.5. ~~1.6.~~ Distribution of Distributable Trust Assets. The Trust Administrator shall, in an expeditious but orderly manner and subject to the provisions of the Plan, the Confirmation Order and this Trust Agreement, make timely distributions of the Distributable Trust Assets and the Distributable Other Debtor Residual Assets in accordance with the terms hereof and not unduly prolong the existence of the Trust. The Trust Administrator may incur and pay any reasonable and necessary expenses in connection with the administration of the Trust, including the fees and expenses of the Trust Professionals provided, however, that all such expenditures (other than in respect of the Other Debtor Residual Trust Assets) shall be made in accordance with the Budget.

2.6. ~~1.7.~~ No Reversion to Debtors.

(a) In no event shall any part of the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets revert to or be distributed to or for the benefit of any Debtor. All Distributable Trust Assets shall be applied as provided in Section 5.1(d), including to the satisfaction of Allowed General Unsecured Claims, including through distributions made in respect of the Units. All Distributable Other Debtor Residual Trust Assets shall be applied as provided in Article 5A.

(b) To the extent that after satisfaction in full of all of the costs and expenses of the administration of the Trust, after all Allowed General Unsecured Claims have been paid pursuant to the Plan, after satisfaction of all other obligations or liabilities of the Trust incurred or assumed in accordance with the Plan, Confirmation Order or this Trust Agreement (or to which the Avoidance Action Trust Assets are otherwise subject), and after the affairs of the Trust have been finally wound up and concluded in accordance with the provisions of Section 4.3 hereof and Section 3808 of the Delaware Act, there shall remain any Avoidance Action Trust Administrative Cash, the Trust Administrator is authorized to and shall distribute any such remaining Avoidance Action Trust Administrative Cash to the DIP Lenders in accordance with the terms of the DIP Credit Agreement and the Plan. To the extent any portion of such residue is not accepted by the respective DIP Lenders, the Trust Administrator shall (i) be authorized to distribute up to $100,000 of such remaining Avoidance Action Trust Administrative Cash to an organization described in Section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the Trust, any Trust Administrator Parties or any Trust Monitor Parties, or (ii) request an order from the Bankruptcy Court authorizing the Trust Administrator to distribute any such remaining Avoidance Action Trust Administrative Cash to such an organization, or authorizing such other disposition as recommended by the Trust Administrator and approved by the Bankruptcy Court.

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ARTICLE III

TRUST BENEFICIARIES; UNITS

3.1. ~~1.8.~~ Rights of Beneficiaries.

(a) Except as provided in Section 2.6 hereof, the Trust Beneficiaries shall be the sole beneficiaries of the Trust (to the extent of the Avoidance Action Trust Assets) and the Distributable Trust Assets, and the Trust Administrator shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized in the Plan, the Confirmation Order and this Trust Agreement, including those powers set forth in Articles VI and VIII hereof.

(b) The beneficial interest of a Trust Beneficiary in the Trust is hereby declared and shall be in all respects and for all purposes intangible personal property.

(c) Except as expressly provided herein, a Trust Beneficiary shall have no title or right to, or possession, management or control of, the Trust, or the Avoidance Action Trust Assets, or to any right to demand a partition or division of such assets or to require an accounting of the Trust Administrator or the Trust Monitor. The whole legal title to the Avoidance Action Trust Assets shall be vested in the Trust as a separate legal entity under the Delaware Act or, if necessary, in the Trust Administrator on behalf of the Trust and the sole beneficial interest of the Trust Beneficiaries shall be as set forth in this Trust Agreement.

3.2. ~~1.9.~~ Limited Liability. No provision of the Plan, the Confirmation Order or this Trust Agreement, and no mere enumeration herein of the rights or privileges of any Trust Beneficiary, shall give rise to any liability of such Trust Beneficiary solely in its capacity as such, whether such liability is asserted by any Debtor, by creditors or employees of any Debtor, or by any other Person. GUC Beneficiaries are deemed to receive the GUC Distributable Trust Assets in accordance with the provisions of the Plan, the Confirmation Order and this Trust Agreement in exchange for their Allowed General Unsecured Claims or on account of their Units, as applicable, without further obligation or liability of any kind, but subject to the provisions of this Trust Agreement.

3.3. ~~1.10.~~ No Control by Trust Beneficiaries. A Trust Beneficiary shall have no title to, or any right to possess, manage or control, the Avoidance Action Trust Assets, or any portion thereof or interest therein, except as expressly provided herein. No surviving spouse, heir or devisee of any deceased Trust Beneficiary shall have any right of dower, homestead or inheritance, or of partition, or any other right, statutory or otherwise, in the Avoidance Action Trust Assets, but the whole title to all the Avoidance Action Trust Assets shall be vested in the Trust Administrator and the sole interest of the Trust Beneficiaries shall be the rights and benefits provided to such persons under this Trust Agreement.

3.4. ~~1.11.~~ Issuance of Units.

(a) The Trust shall issue Units to holders of Allowed General Unsecured Claims as provided in this Trust Agreement. On the Initial GUC Distribution Date, holders of Initial Allowed General Unsecured Claims shall receive the number of Units equal to the amount of such Initial Allowed General Unsecured Claims multiplied by the Unit Issuance

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Ratio, rounded up or down to the nearest whole Unit. Following the Initial GUC Distribution Date, holders of Resolved Allowed General Unsecured Claims shall receive the number of Units equal to the amount of such Resolved Allowed General Unsecured Claims multiplied by the Unit Issuance Ratio, rounded up or down to the nearest whole Unit. Units will represent the contingent right to receive, on a pro rata basis as provided in the Plan, the Confirmation Order and this Trust Agreement, Excess GUC Distributable Trust Assets. The Units shall be issued subject to all the terms and conditions of the Plan, the Confirmation Order and this Trust Agreement. References in this Trust Agreement to holders of Units shall be to the record holders of such Units.

(b) As provided in Section 7.5 hereof, the Trust Administrator may retain Units otherwise issuable pursuant to this section with respect to Allowed General Unsecured Claims that are subject to withholding, and the Trust Administrator shall apply amounts distributed in respect of such retained Units to satisfy such withholding obligations.

(c) Notwithstanding the foregoing, if as of the Initial GUC Distribution Date, the total amount of the Disputed General Unsecured Claims in the aggregate is less than 0.5% of the Current Total Amount, no Units shall be distributed and any GUC Distributable Trust Assets remaining after satisfaction of all Initial Allowed General Unsecured Claims and any other obligations of the Trust shall be disposed of as set forth in the last sentence of Section 2.6(b).

3.5. ~~1.12.~~ Ownership of Units; Transfers of Units.

(a) The interest of a Trust Beneficiary is in all respects personal property, and upon the death, insolvency or incapacity of an individual GUC Beneficiary, such GUC Beneficiary’s Units shall pass to the legal representative of such GUC Beneficiary.

(b) The Units will be issued and evidenced by appropriate notation on the books and records of the Trust Administrator. The Units shall not be certificated and shall not be transferable, assignable, pledged or hypothecated in whole or in part, except by applicable laws of descent and distribution (in the case of a deceased individual GUC Beneficiary); by operation of law; in accordance with applicable Bankruptcy law; or as otherwise approved by the Bankruptcy Court. The Trust Administrator shall not be required to recognize any equitable or other claims to such interest by the transferee thereof, and the named GUC Beneficiary shall remain as such for all purposes hereunder.

3.6. ~~1.13.~~ Conflicting Claims to Units. If the Trust Administrator has actual knowledge of any conflicting claims or demands that have been made or asserted with respect to a Unit, or a beneficial interest therein, the Trust Administrator shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trust Administrator may elect to make no payment or distribution with respect to the Unit subject to the claims or demands involved, or any part thereof, and the Trust Administrator shall be entitled to refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive and continuing jurisdiction over resolution of such conflicting claims or demands. The Trust Administrator shall not be or become liable to any party for either (i) its election to continue making distributions pursuant to its books and records, without regard to the conflicting claims or demands; or (ii) its election to cease

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payments or distributions with respect to the subject Unit. In the event that the Trust Administrator elects to cease payments, it shall be entitled to refuse to act until either (x) the rights of the adverse claimants have been adjudicated by a Final Order of the Bankruptcy Court (or such other court of proper jurisdiction) or (y) all differences have been resolved by a written agreement among all of such parties and the Trust Administrator, which agreement shall include a complete release of the Trust, the Trust Administrator Parties and the Trust Monitor Parties in form and substance reasonably satisfactory to the Trust Administrator and Trust Monitor (the occurrence of either (x) or (y), a “Claim Conflict Resolution”). Until a Claim Conflict Resolution is reached with respect to such conflicting claims or demands, the Trust Administrator shall hold in a segregated account any payments or distributions from the Trust to be made with respect to the Unit(s) at issue. Promptly after a Claim Conflict Resolution is reached, the Trust Administrator shall transfer the payments and distributions, if any, held in the segregated account, together with interest and income earned thereon, if any, in accordance with the terms of such Claim Conflict Resolution.

3.7. ~~1.14.~~ Distributions Relating to Note Claims and Eurobond Claims. The Trust shall distribute GUC Distributable Trust Assets and Units to the Indenture Trustees and Fiscal and Paying Agents, to the extent necessary to provide each beneficial holder of debt securities arising out of or relating to the Note Claims and Eurobond Claims with an amount of GUC Distributable Trust Assets and Units equal to the amount of GUC Distributable Trust Assets and Units such holder would receive had its claim been treated as an Initial Allowed General Unsecured Claim hereunder. For the avoidance of doubt, Units will be issued and evidenced by appropriate notation on the books and records of the Trust Administrator in the names of the Indenture Trustees and the Fiscal and Paying Agents, as applicable, and not in the individual names of the beneficial holders of debt securities arising out of or relating to the Note Claims and Eurobond Claims.

ARTICLE IV

DURATION AND TERMINATION OF THE TRUST

4.1. ~~1.15.~~ Duration. The Trust shall become effective upon (x) the earlier to occur of (i) the Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date, if any, and (y) the execution of this Trust Agreement and the filing of the Certificate of Trust with the Secretary of State and shall remain and continue in full force and effect until (a) all of the Distributable Trust Assets and all Distributable Other Debtor Residual Trust Assets, if any, have been distributed pursuant to the Plan and this Trust Agreement, (b) the Trust Administrator determines, in its discretion and with the approval of the Trust Monitor, that the administration of the Avoidance Action Trust Assets is not likely to yield sufficient additional Distributable Trust Assets or Distributable Other Debtor Residual Trust Assets to justify further pursuit, and (c) all other distributions required to be made by the Trust Administrator under the Plan and this Trust Agreement have been made, but in no event shall the Trust be dissolved later than three (3) years from the earlier of (i) the Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date, unless the Bankruptcy Court, upon motion within the six (6) month period prior to the third (3rd) anniversary of the earlier of (i) the Avoidance Action Trust Transfer Date and (ii) the Other Debtor Residual Assets Transfer Date (or at least six (6) months prior to the end of an extension period), determines that a fixed period extension (such that, together with any

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prior extensions, the dissolution of the Trust shall occur no later than five (5) years from the date on which the Trust became effective, without a favorable private letter ruling from the IRS that any further extension would not adversely affect the status of the Trust as a liquidating trust for U.S. federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, as the case may be. If at any time the Trust Administrator determines, in reliance upon such professionals as the Trust Administrator may retain and with the approval of the Trust Monitor, that (x) the expense of administering the Trust so as to make a final distribution to the Trust Beneficiaries is likely to exceed the value of the Avoidance Action Trust Assets remaining in the Trust and (y) the expense of administering the Trust so as to make a final distribution to the DIP Lenders is likely to exceed the value of the Other Debtor Residual Trust Assets, if any, remaining in the Trust, the Trust Administrator may apply to the Bankruptcy Court for authority to (i) reserve any amounts necessary to dissolve the Trust, (ii) transfer the balance (other than the GUC Trust Supplemental Cash and the GUC Trust Supplemental Property, which shall be transferred to the GUC Trust) to the DIP Lenders and/or the GUC Trust as determined either by (A) mutual agreement between the U.S. Treasury and the Creditors’ Committee or, if the Creditors’ Committee shall have been disbanded, the Trust Monitor or (B) Final Order, or donate any balance to a charitable organization described in section 501(c)(3) of the Tax Code and exempt from U.S. federal income tax under section 501(a) of the Tax Code that is unrelated to the Debtors, the Trust, any Trust Administrator Parties or any Trust Monitor Parties, and (iii) dissolve the Trust.

4.2. ~~1.16.~~ Dissolution of the Trust. Notwithstanding anything to the contrary in this Trust Agreement, in no event shall the Trust Administrator unduly prolong the duration of the Trust, and the Trust Administrator shall, in the exercise of its reasonable business judgment and in the interests of all Trust Beneficiaries, at all times endeavor to terminate the Trust as soon as practicable in accordance with the purposes and provisions of this Trust Agreement and the Plan. Upon final dissolution and wind-up of the Trust, the Trust Administrator shall file a certificate of cancellation for the Trust with the Secretary of State.

4.3. ~~1.17.~~ Continuance of Trust for Purposes of Winding Up. After the dissolution of the Trust and solely for the purpose of liquidating and winding up its affairs, the Trust Administrator shall continue to act in such capacity until its duties hereunder have been fully performed. The Trust Administrator shall retain the books, records and files that shall have been delivered to or created by the Trust Administrator until distribution or resolution of all the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets, if any. At the Trust Administrator’s discretion, all of such books, records and files may be destroyed at any time following the later of (x) final distribution of the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets, if any, unless such books, records and files are necessary to fulfill the Trust Administrator’s obligations pursuant to Articles VI and VIII hereof and subject to any joint prosecution and common interests agreement(s) to which the Trust Administrator may be party, and (y) the date until which the Trust Administrator is required by applicable law to retain such books, records and files.

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ARTICLE V

DISTRIBUTIONS TO TRUST BENEFICIARIES

5.1. ~~1.18.~~ General.

(a) Until such date as the Term Loan Avoidance Action shall have been completely and finally resolved in full against all defendants (including by way of settlement) and the Trust Administrator determines that all Avoidance Action Proceeds have been collected in respect thereof (such date, the “Final Recovery Date”), the Trust Administrator shall establish Distribution Dates no less frequently than once each calendar year and no more frequently than once a calendar quarter for the distribution of Distributable Trust Assets as provided in this Article V; provided that distributions need not be made in any calendar year to the extent (A) there are no Distributable Trust Assets held by the Trust or (B) the Trust Administrator, with the approval of the Trust Monitor, determines (i) that it is reasonably necessary to retain the Distributable Trust Assets to meet contingent liabilities and maintain the value of the Avoidance Action Trust Assets (such as, for example, in the event that the Trust Administrator determines that the Distributable Trust Assets are so small in amount as not to justify making a distribution, taking into account the costs that would be incurred in making the distribution, the anticipated total amount of Distributable Trust Assets expected to be available for distribution over time and the timing of the distribution or distributions thereof), or (ii) that it is necessary to retain the Distributable Trust Assets to pay reasonable incurred and anticipated expenses (including any taxes imposed on the Trust or in respect of the Avoidance Action Trust Assets) or to satisfy liabilities incurred and anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement. Following the Final Recovery Date, distributions shall be made on a quarterly basis, as provided in this Article V.

(b) Except as otherwise set forth herein, no distributions shall be made with respect to any portion of a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim unless and until such Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim has become an Allowed General Unsecured Claim.

(c) To the extent that a Disputed General Unsecured Claim, Unresolved Term Loan Avoidance Action Claim or Unresolved Other Avoidance Action Claim has become an Allowed General Unsecured Claim, distributions (if any) shall be made to the holder of such Allowed General Unsecured Claim in accordance with the provisions of the Plan, the Confirmation Order and this Trust Agreement.

(d) The Distributable Trust Assets shall be distributed

(i) first, to the DIP Lenders, each in their relative proportion pursuant to the terms of the DIP Credit Agreement, ~~in the amount of the DIP Lender Distributable Trust Assets; and~~in the amount of the DIP Lender Advances;

(ii) second, to the GUC Trust in the amount of the GUC Trust Advances, together with a return of any remaining GUC Trust Supplemental Property that has not been liquidated and converted into GUC Trust Supplemental Cash pursuant to Section 6.1(c) and (d) hereof;

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(iii) third, to the DIP Lenders, each in their relative proportion pursuant to the terms of the DIP Credit Agreement, in the amount of the DIP Lender Distributable Trust Assets; and

(iv) ~~(ii) second~~fourth, the remainder, if any, to the holders of Allowed General Unsecured Claims (the “GUC Distributable Trust Assets”).

(e) On any Distribution Date following the Final Recovery Date on which the Trust does not hold sufficient GUC Distributable Trust Assets, after taking into account any amounts necessary to satisfy the current and projected future fees and expenses of the Trust (including those of any Trust Professionals) pursuant to Section 6.1(b), to satisfy all Disputed General Unsecured Claims or other Claims that became Resolved Allowed General Unsecured Claims since the next preceding Resolved Allowed General Unsecured Claims Determination Date following which there was a distribution pursuant to Section 5.3(c), the Trust Administrator shall distribute all GUC Distributable Trust Assets that remain in the Trust to the holders of such Resolved Allowed General Unsecured Claims pro rata by Claim amount. Following such distribution, any remaining unsatisfied portion of such Resolved Allowed General Unsecured Claims, together with all remaining Disputed General Unsecured Claims and other Claims (including any Term Loan Avoidance Action Claims and any Other Avoidance Action Claims) shall be forever barred from assertion against the Trust.

(f) Anything to the contrary herein notwithstanding but subject to Section 5.1(a), the Trust Administrator shall not make a distribution of GUC Distributable Trust Assets on any Distribution Date pursuant to Sections 5.2 or 5.4, if the amount to be distributed pursuant thereto does not exceed the Distribution Threshold. In such case, any GUC Distributable Trust Assets then available for distribution shall be held by the Trust and distributed on a subsequent Distribution Date when the amount of the GUC Distributable Trust Assets to be distributed shall exceed the Distribution Threshold; provided that if on the date determined by the Trust Administrator to be the final Distribution Date the GUC Distributable Trust Assets do not exceed the Distribution Threshold, then such GUC Distributable Trust Assets shall be disposed of as provided in the final sentence of Section 2.6(b).

(g) For the avoidance of doubt, if the Trust fails to recover any Avoidance Action Proceeds or if the Avoidance Action Proceeds recovered by the Trust through the Final Recovery Date do not exceed the amount of DIP Lender Advances, GUC Trust Advances and/or DIP Lender Distributable Trust Assets, then no distributions shall be made hereunder in respect of any Allowed General Unsecured Claims.

5.2. ~~1.19.~~ Distribution to the DIP Lenders and to Holders of Initial Allowed General Unsecured Claims.

(a) ~~The~~Once the DIP Lender Advances and the GUC Trust Advances have been satisfied in full, the Trust Administrator shall make distributions to the DIP Lenders, from time to time in accordance with Section 5.1(a), of the DIP Lender Distributable Trust Assets until the DIP Lender Distributable Trust Assets shall have been distributed in full.

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(b) Once the DIP Lender Distributable Trust Assets have been distributed in full, the Trust Administrator shall make distributions of the GUC Distributable Trust Assets, from time to time in accordance with Section 5.1(a). The Trust Administrator shall establish a record date (the “Initial GUC Record Date”) for the holders of the General Unsecured Claims that are allowed as of the Initial GUC Record Date (the “Initial Allowed General Unsecured Claims”) who shall be entitled to participate in the first distribution of GUC Distributable Trust Assets, which date shall be the last day of the calendar quarter next preceding the date of such distribution (such Distribution Date, the “Initial GUC Distribution Date”). On the Initial GUC Distribution Date, the Trust Administrator shall distribute to each holder of an Initial Allowed General Unsecured Claim a distribution consisting of:

(i) an amount of GUC Distributable Trust Assets at the time available for distribution, in proportion to the amount of such Initial Allowed General Unsecured Claim as prescribed in subsection (d) below; and

(ii) a number of Units as provided in Section 3.4.

(c) During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, and as promptly as practicable following the Final Recovery Date, as and to the extent that additional GUC Distributable Trust Assets become available for distribution from time to time as a result of additional recoveries by the Trust in the Term Loan Avoidance Action, the Trust Administrator shall, from time to time in accordance with Section 5.1(a), make additional distributions to the holders of Initial Allowed General Unsecured Claims, on a Distribution Date or Dates designated by the Trust Administrator for such purpose, in the amount prescribed in subsection (d) below. Subject to the proviso in Section 5.1(a), the Trust Administrator shall make such distributions no less frequently than once each calendar year and no more frequently than once each calendar quarter.

(d) The amount of GUC Distributable Trust Assets that the holder of an Initial Allowed General Unsecured Claim shall be entitled to receive pursuant to Section 5.2 (or, in the case of a holder of a Resolved Allowed General Unsecured Claim being treated as if it were a holder of an Initial Allowed General Unsecured Claim in the amount of its Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c)) on any Distribution Date (including the Initial Distribution Date) shall be determined in accordance with the following formula:

D = (	A	) x G
C

Where—

D	is the distribution that the holder of an Initial Allowed General Unsecured Claim (or the holder of a Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c)) will be entitled to receive;

A	is the amount of the Initial Allowed General Unsecured Claim (or the holder of a Resolved Allowed General Unsecured Claim pursuant to Section 5.3(c));

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C	is the Current Total Amount as of the last day of the calendar quarter next preceding the respective Distribution Date; and

G	is the amount available for distribution determined as of the last day of the calendar quarter next preceding the respective Distribution Date, after taking account of any Holdback, or the application of such Holdback, pursuant to Section 6.1(b).

5.3. ~~1.20.~~ Distributions to Holders of Resolved Allowed General Unsecured Claims.

(a) Following the Initial GUC Distribution Date, the Trust Administrator, with the approval of the Trust Monitor, shall periodically make a determination (the date of any such determination, which shall in all cases be made as of the last day of a calendar quarter, being a “Resolved Allowed General Unsecured Claims Determination Date”) whether any holders of Disputed General Unsecured Claims or other Claims have become holders of Resolved Allowed General Unsecured Claims since the next preceding Resolved Allowed General Unsecured Claims Determination Date or, in the case of the first such determination, since the Initial GUC Record Date. During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, the Trust Administrator shall make such determination no less frequently than once each calendar year and no more frequently than once each calendar quarter, and following the Final Recovery Date such determination shall be made once each calendar quarter.

(b) On a Distribution Date scheduled as soon as practicable following each Resolved Allowed General Unsecured Claims Determination Date, the Trust Administrator shall, subject to the proviso in Section 5.1(a), distribute to each holder of a Resolved Allowed General Unsecured Claim identified on such Resolved Allowed General Unsecured Claims Determination Date, if any:

(i) the pro rata amount of GUC Trust Distributable Assets that the holder of such Resolved Allowed General Unsecured Claim would have received had such Resolved Allowed General Unsecured Claim been an Initial Allowed General Unsecured Claim, including the aggregate amount of Excess GUC Trust Distributable Trust Assets that the holder would have received had it been the holder of Units referred to in clause (ii) below on each Excess GUC Distributable Trust Assets Determination Date occurring on or prior to the date of such distribution; provided that a holder of a Resolved Allowed General Unsecured Claim shall not receive pursuant to this clause (i) an amount of Excess GUC Trust Distributable Assets distributed in respect of any prior Excess GUC Distributable Trust Assets Determination Date to the extent that it will be receiving such Excess GUC Trust Distributable Assets as a distribution on the Units to be received by such holder pursuant to clause (ii) below; and

(ii) a number of Units as provided in Section 3.4.

(c) Once a holder of a Resolved Allowed General Unsecured Claim has received the distribution prescribed in the preceding subsection (b), such holder shall be treated as if it were a holder of an Initial Allowed General Unsecured Claim in the amount of its Resolved Allowed General Unsecured Claim on all subsequent Distribution Dates established for purposes of Section 5.2(c).

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(d) For the avoidance of doubt, it is intended that the distributions to be made to holders of Resolved Allowed General Unsecured Claims in accordance with this Section 5.3 shall provide such holders, as nearly as possible, with the exact same amount of distributions as if such holders had been holders of Initial Allowed General Unsecured Claims.

5.4. ~~1.21.~~ Distribution of Excess GUC Distributable Trust Assets.

(a) Following the Initial GUC Distribution Date, the Trust Administrator, with the approval of the Trust Monitor, shall periodically make a determination (the date of any such determination, which shall in all cases be as of the last day of a calendar quarter, being an “Excess GUC Distributable Trust Assets Determination Date”) of the Excess GUC Distributable Trust Assets as of such date, taking into account the extent to which Disputed General Unsecured Claims are disallowed or the Term Loan Avoidance Action or other Avoidance Actions are resolved in favor of the defendants therein. During the period, if any, following the Initial GUC Distribution Date and prior to the Final Recovery Date, the Trust Administrator shall make such determination no less frequently than once each calendar year and no more frequently than once each calendar quarter, and following the Final Recovery Date such determination shall be made once each calendar quarter.

(b) On a Distribution Date scheduled as soon as practicable following each Excess GUC Distributable Trust Assets Determination Date, the Trust Administrator shall, subject to the proviso of Section 5.1(a), distribute the Excess GUC Distributable Trust Assets, in each case determined as of the respective Excess GUC Distributable Trust Assets Determination Date, to the holders of Units outstanding on such Excess GUC Distributable Trust Assets Determination Date (including Units distributed or to be distributed to holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(b)(ii) on such Distribution Date), pro rata according to the following formula:

DU = (	UH	)	x (SG – H) x [	TU	_	TU	]
	UO			CU		(CU +L)

Where—

DU	is the distribution of Excess GUC Distributable Trust Assets that a holder of Units will be entitled to receive;

UH	is the number of Units held by the holder;

UO	is the total number of Units outstanding (including Units distributed to holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(b)(ii) on such Distribution Date);

SG	is the sum of the amounts that are or were available for distribution to holders of Initial Allowed General Unsecured Claims (and holders of Resolved Allowed General Unsecured Claims pursuant to Section 5.3(c)) on the relevant Distribution Date and each prior Distribution Date;

TU	is the Total Allowed Amount as of the Excess GUC Distributable Trust Assets Determination Date;

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CU	is the Current Total Amount as of the Excess GUC Distributable Trust Assets Determination Date;

L	is the aggregate amount of all (i) Disputed General Unsecured Claims disallowed since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date), (ii) Unresolved Term Loan Avoidance Action Claims to the extent resolved (including by way of settlement) in favor of the respective defendants since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date); and (iii) all Unresolved Other Avoidance Action Claims to the extent resolved (including by way of settlement) in favor of the respective defendants since the next preceding Excess GUC Distributable Trust Assets Determination Date (or, in the case of the first Excess GUC Distributable Trust Assets Determination Date, since the Initial GUC Record Date); and

H	is the amount, if any, of any holdback pursuant to Section 6.1 that was not otherwise deducted from the amounts available for distribution on a Distribution Date.

(c) Notwithstanding the foregoing, if the Trust Administrator becomes aware of previously unknown potential Allowed General Unsecured Claims, the Trust Administrator may, with the approval of the Trust Monitor, withhold distribution of Excess GUC Distributable Trust Assets to the holders of Units in an amount that the Trust Administrator, with the approval of the Trust Monitor, estimates to be the maximum amount reasonably allowable in respect of such previously unknown claims.

5.5. ~~1.22.~~ Retention of Avoidance Action Trust Assets. Notwithstanding anything in this Trust Agreement to the contrary, the Trust Administrator shall at all times, to the extent practicable, retain

(a) sufficient GUC Distributable Trust Assets as the Trust Administrator shall determine, with the approval of the Trust Monitor, as would be distributable (I) to all holders of Disputed General Unsecured Claims at the time outstanding as if all Disputed General Unsecured Claims were allowed at the Maximum Amount, but only until such Disputed General Unsecured Claims are resolved, (II) to the holders of all Resolved Allowed General Unsecured Claims at the time outstanding, to the extent not previously distributed, (III) in respect of any Unresolved Term Loan Avoidance Action Claims at the Maximum Amount thereof but only until the Term Loan Avoidance Action is dismissed by Final Order or such claims become Resolved Allowed General Unsecured Claims, and (IV) in respect of any Unresolved Other Avoidance Action Claims at the Maximum Amount thereof but only until such claims become Resolved Allowed General Unsecured Claims or the related other Avoidance Actions are dismissed by Final Order; and

(b) sufficient Avoidance Action Trust Administrative Cash as the Trust Administrator shall determine, with the approval of the Trust Monitor and subject to the Budget, is necessary (x) to pay the reasonable incurred or anticipated fees and expenses of the Trust (including any taxes imposed on the Trust or in respect of the Avoidance Action Trust Assets) and (y) to satisfy other liabilities incurred or anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement.

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5.6. ~~1.23.~~ Minimum Distributions. Notwithstanding anything to the contrary contained herein, no Cash payment in an amount less than $25 shall be made by the Trust Administrator to any holder of an Allowed General Unsecured Claim or Unit under any circumstance; provided that the Trust Administrator shall carry the entitlement of such holder of an Allowed General Unsecured Claim or Unit to such amount on its books and records, shall aggregate such amount with any subsequent amount to which such holder shall become entitled and shall make payment of such amount to such holder at such time as the amounts due such holder in the aggregate shall equal $25 or more; provided further that if any such amount shall be owing to a holder of an Allowed General Unsecured Claim or Unit as of the date determined by the Trust Administrator to be the final Distribution Date, such amount shall be disposed of as provided in the final sentence of Section 2.6(b).

5.7. ~~1.24.~~ Distributions Not in Compliance with this Article. Subject to Section 5.3(d), in the event that the Trust Administrator determines in good faith that it is necessary or desirable in order to carry out the intent and purposes of the Plan, the Confirmation Order and this Trust Agreement to receive any assets or make any distribution in a manner that is not in technical compliance with this Trust Agreement, the Trust Administrator shall be permitted to receive assets or make, or cause to be made, distributions in such manner, but only with the approval of the Trust Monitor; provided, however, that no such distribution shall result in any holder of an Allowed General Unsecured Claim receiving a distribution in excess of the distribution that such holder would have received had such claim been an Initial Allowed General Unsecured Claim or shall discriminate among the holders of Units. Except as aforesaid, no payment or distribution of Avoidance Action Trust Assets shall be made to, or on behalf of, a Trust Beneficiary or any other person except in strict accordance with the terms of this Trust Agreement, the Plan, and the Confirmation Order, unless such payment or distribution shall have been approved by the Bankruptcy Court.

5.8. ~~1.25.~~ No Accounting. Except as otherwise provided in the Plan, the Confirmation Order or this Trust Agreement, nothing shall require the Trust Administrator to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for making any payment or distribution out of the Avoidance Action Trust Assets.

ARTICLE VA

DISTRIBUTIONS TO DIP LENDERS

If any Other Debtor Residual Accepted Assets shall be transferred to the Trust, the Trust Administrator shall make distributions to the DIP Lenders of Distributable Other Debtor Residual Assets, if any, from time to time (but no less frequently than once each calendar year), pro rata as their interests appear, as the Trust Administrator shall determine with the approval of the Trust Monitor or as the Trust Administrator shall be directed by a majority in interest of the DIP Lenders; provided that distributions need not be made in any calendar year to the extent (A) there are no Distributable Other Debtor Residual Assets held by the Trust or (B) the Trust Administrator, with the approval of the Trust Monitor, determines that it is necessary to retain the Distributable Other Debtor Residual Assets to (i) meet any contingent liabilities of the Trust or maintain the value of the Other Debtor Residual Trust Assets (such as for example, in the event that the Trust Administrator determines that the Distributable Other Debtor Residual Assets are so

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small in amount as not to justify making a distribution, taking into account the costs that would be incurred in making the distribution, the anticipated total amount of Distributable Other Debtor Residual Assets expected to be available for distribution over time and the timing of the distribution or distributions thereof), or (ii) pay reasonable incurred and/or anticipated expenses of the Trust (including any taxes imposed on the Trust or in respect of the Other Debtor Residual Trust Assets) or to satisfy liabilities incurred and/or anticipated by the Trust in accordance with the Plan, the Confirmation Order and this Trust Agreement.

ARTICLE VI

ADMINISTRATION OF THE TRUST

6.1. ~~1.26.~~ Payment of Costs, Expenses and Liabilities (other than in respect of the Other Debtor Residual Accepted Assets).

(a) Subject to the Budget, the Trust Administrator shall use the Avoidance Action Trust Administrative Cash:

(i) to pay reasonable costs and expenses of the Trust that are incurred in connection with the administration thereof (including any taxes imposed on the Trust, actual reasonable fees and out-of-pocket expenses incurred by Trust Professionals retained by the Trust Administrator in connection with the administration of the Avoidance Action Trust Assets and preservation of books and records);

(ii) to satisfy other obligations or other liabilities incurred or assumed by the Trust (or to which the Avoidance Action Trust Assets are otherwise subject) in accordance with the Plan, the Confirmation Order, or this Trust Agreement, including fees and expenses incurred and in connection with, the prosecution and resolution of the Term Loan Avoidance Action the protection, preservation and distribution of the Avoidance Action Trust Assets; and

(iii) to satisfy any other obligations of the Trust expressly set forth in the Plan, the Confirmation Order or this Trust Agreement to be satisfied out of the Avoidance Action Trust Administrative Cash.

(b) (i) If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash is not reasonably likely to be adequate to satisfy the current and projected future taxes, fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs) of the Trust (other then in respect of the Other Debtor Residual Trust Assets), the Trust Administrator may, with the approval of the Trust Monitor, reserve an amount, or increase the amount previously reserved, of Distributable Trust Assets to satisfy such taxes, fees, costs and expenses (the “Holdback”). If at any time, the GUC Trust Administrator determines that the Holdback is materially greater than the amount of the current and projected future taxes, fees, costs and expenses as aforesaid, the Trust Administrator shall, with the approval of the Trust Monitor, release from the Holdback the amount of such excess.

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(i) ~~(ii)~~ To the extent necessary to satisfy the taxes, fees, costs and expenses on account of which the Holdback may be reserved, the GUC Trust Administrator may, in consultation with the Trust Monitor, and upon approval by the Bankruptcy Court in accordance with the provisions of Section 6.1(b)(iii), apply all or a portion of the Holdback to the satisfaction of such taxes, fees, costs and expenses.

(ii) ~~(iii)~~ The application of the Trust Administrator seeking Bankruptcy Court approval to utilize Distributable Trust Assets shall include the position of the Trust Monitor in respect thereof. The Trust Administrator shall provide at least twenty (20) days notice to the Trust Monitor, the holders of Units and the holders of Disputed General Unsecured Claims prior to a hearing on a motion to use any Distributable Trust Assets.

(c) If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash, together with the Holdback (if Distributable Trust Assets are, at such time, available for the purposes of creating a Holdback), is not reasonably likely to be adequate to satisfy the current and projected future fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs and the fees and expenses of Trust Professionals, but excluding any tax liabilities) of the Trust (other than in respect of the Other Debtor Residual Trust Assets), the Trust Administrator may utilize the GUC Trust Supplemental Expense Cash and/or liquidate and utilize the proceeds of the GUC Trust Supplemental Expense Property, without the need to seek or obtain approval of the Bankruptcy Court, to satisfy such fees and expenses. Upon any such liquidation of GUC Trust Supplemental Expense Property pursuant to this Section 6.1(c), the resulting proceeds shall be designated as GUC Trust Supplemental Expense Cash.

(d) If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash, together with the Holdback (if Distributable Trust Assets are, at such time, available for the purposes of creating a Holdback), is not reasonably likely to be adequate to satisfy the current and projected future federal, state and local taxes of the Trust (other than in respect of the Other Debtor Residual Trust Assets), the Trust Administrator may utilize the GUC Trust Supplemental Tax Cash and/or liquidate and utilize the proceeds of the GUC Trust Supplemental Tax Property, without the need to seek or obtain approval of the Bankruptcy Court, to satisfy such tax liabilities. Upon any such liquidation of GUC Trust Supplemental Tax Property pursuant to this Section 6.1(d), the resulting proceeds shall be designated as GUC Trust Supplemental Tax Cash.

(e) (i) If, at any time, the Trust Administrator determines that the Avoidance Action Trust Administrative Cash, together with the Holdback (if Distributable Trust Assets are, at such time, available for the purposes of creating a Holdback) and the GUC Trust Supplemental Cash (following the liquidation of any GUC Trust Supplemental Property pursuant to Sections 6.1(c) and (d) hereof), if any, is not reasonably likely to be adequate to satisfy the current and projected future fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs, the fees and expenses of Trust Professionals, and any tax liabilities), the Trust Administrator may, in consultation with the Trust Monitor, and upon approval by the Bankruptcy Court in accordance with the provisions of Section 6.1(e)(ii), sell or grant liens on the Term Loan Avoidance Action or any other property of the Trust (other than the Other Debtor Residual Trust Assets) and apply all or a portion of the proceeds of such sale or grant to the satisfaction of such fees, costs and expenses. Upon any such sale or grant of liens pursuant to this Section 6.1(e), the resulting proceeds shall be designated as Other Supplemental Cash.

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(ii) The application of the Trust Administrator seeking Bankruptcy Court approval to sell or grant liens pursuant to Section 6.1(e)(i) hereof shall include the position of the Trust Monitor in respect thereof. The Trust Administrator shall provide at least twenty (20) days notice to the Trust Monitor, the holders of Units and the holders of Disputed General Unsecured Claims prior to a hearing on a motion to sell or grant liens pursuant to Section 6.1(e)(i) hereof.

(f) ~~(c)~~ Notwithstanding that as a result of the utilization of Distributable Trust Assets pursuant to Section 6.1(b) the amount of GUC Distributable Trust Assets shall be less than the assets required to satisfy Claims in the amount of the Current Total Amount then outstanding, the Trust Administrator shall continue to satisfy Disputed General Unsecured Claims, any Unresolved Term Loan Avoidance Action Claims and any Unresolved Other Avoidance Action Claims that become Allowed General Unsecured Claims in the order they are resolved as otherwise provided in this Trust Agreement.

6.2. ~~1.27.~~ Payment of Costs, Expenses and Liabilities in respect of the Other Debtor Residual Accepted Assets.

(a) The Trust Administrator shall not be required to undertake any activity in respect of the Other Debtor Residual Accepted Assets, including for purposes of realizing upon such assets in order to make distributions of Distributable Other Debtor Residual Trust Assets to the DIP Lenders, unless there shall be available to the Trust Administrator Other Debtor Residual Trust Administrative Cash sufficient for such purposes.

(b) If sufficient Other Debtor Residual Trust Administrative Cash shall be available to the Trust Administrator, then the Trust Administrator shall, as approved by the Trust Monitor or as directed by a majority in interest of the DIP Lenders:

(i) pay reasonable costs and expenses of the Trust that are incurred in connection with the Other Debtor Residual Accepted Assets (including any taxes imposed on the Trust, actual reasonable fees and out-of-pocket expenses incurred by Trust Professionals retained by the Trust Administrator in connection with the administration of the Other Debtor Residual Accepted Assets and preservation of books and records);

(ii) satisfy other obligations or other liabilities incurred or assumed by the Trust in respect of the Other Debtor Residual Accepted Assets (or to which the Other Debtor Residual Accepted Assets are otherwise subject) in accordance with the Plan, the Confirmation Order, or this Trust Agreement, including fees and expenses incurred and in connection with, the prosecution and resolution of any action to realize upon the Other Debtor Residual Accepted Assets and the protection, preservation and distribution of the Other Debtor Residual Accepted Assets; and

(iii) satisfy any other obligations of the Trust expressly set forth in the Plan, the Confirmation Order or this Trust Agreement to be satisfied out of the Other Debtor Residual Trust Administrative Cash.

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6.3. ~~1.28.~~ Budget.

(a) The Trust Administrator shall prepare and submit to the Trust Monitor and the DIP Lenders for approval a reasonably detailed annual plan and budget (the “Budget”) at least thirty (30) days prior to the commencement of each calendar year; provided, however, that the first such Budget shall be agreed to as of the Avoidance Action Trust Transfer Date. Such annual plan and Budget shall set forth (on a quarterly basis) in reasonable detail: (A) the Trust Administrator’s anticipated actions to administer the Avoidance Action Trust Assets; and (B) the anticipated fees and expenses, including professional fees, associated with the administration of the Trust, a separate amount representing the anticipated fees and expenses of the Trust Monitor and detail as to how the Trust will budget and spend the Avoidance Action Trust Administrative Cash. Such Budget shall be updated and submitted to the Trust Monitor and the DIP Lenders for review on a quarterly basis, and each such quarterly update shall reflect the variances (with explanations) between (x) the Budget, (y) any updated Budget, and (z) the actual results for the same period. For the avoidance of doubt, the DIP Lenders may object in the Bankruptcy Court with respect to any quarterly update that materially changes the Budget and the Bankruptcy Court shall resolve such dispute. All actions by the Trust Administrator shall be consistent with the Budget (as updated). The Trust Administrator may obtain any required approval of the Budget on reasonable negative notice (which shall be not less than 15 days after receipt of the Budget) and approval of the Budget shall not be unreasonably withheld. In the event of any dispute concerning the Budget (or the taking of actions consistent with the Budget), the Trust Administrator or the Trust Monitor may petition the Bankruptcy Court to resolve such dispute.

(b) The Trust Administrator, with the approval of the Trust Monitor, and the DIP Lenders may agree on a budget for activities in respect of the Other Debtor Residual Accepted Assets.

(c) Notwithstanding any other provision of this Trust Agreement, the approval of the DIP Lenders shall not be required for any use of the Avoidance Action Trust SEC Reporting Cash, the GUC Trust Supplemental Cash or the Other Supplemental Cash.

6.4. ~~1.29.~~ [Intentionally omitted.]

6.5. ~~1.30.~~ Compliance with Laws. Any and all distributions of Avoidance Action Trust Assets shall be in compliance with applicable laws, including applicable federal and state tax and securities laws.

6.6. ~~1.31.~~ Fiscal Year. Except for the first and last years of the Trust, the fiscal year of the Trust shall be the calendar year. For the first and last years of the Trust, the fiscal year of the Trust shall be such portion of the calendar year that the Trust is in existence.

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6.7. ~~1.32.~~ Books and Records.

(a) The Trust Administrator shall maintain and preserve the Debtors’ books, records and files that shall have been delivered to or created by the Trust Administrator.

(b) The Trust Administrator shall maintain books and records relating to the assets, liabilities, income and expense of the Trust, all distributions made by the Trust and the payment of fees and expenses of, and satisfaction of claims against or assumed by, the Trust and the Trust Administrator, in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof in accordance with the provisions of this Trust Agreement and otherwise to comply with applicable provisions of law, including tax law.

(c) The Trust Administrator shall maintain, or cause to be maintained, a register of holders of Units, from time to time outstanding, to the extent any Units are issued hereunder, in customary form.

6.8. ~~1.33.~~ Cash Payments. All distributions of Distributable Trust Cash required to be made by the Trust Administrator may be made in Cash denominated in U.S. dollars by checks drawn on a United States domestic bank selected by the Trust Administrator or, at the option of the Trust Administrator, by wire transfer from a United States domestic bank selected by the Trust Administrator or as otherwise required or provided in applicable agreements; provided, however, that cash payments to foreign persons may be made, at the option of the Trust Administrator, in such funds as and by such means as are necessary or customary in a particular foreign jurisdiction.

6.9. ~~1.34.~~ Insurance. The Trust shall maintain customary insurance coverage for the protection of the Trust Administrator Parties and the Trust Monitor Parties and any such other persons serving as administrators and overseers of the Trust, on and after the Avoidance Action Trust Transfer Date, in all cases in accordance with the Budget. The Trust Administrator may also obtain such insurance coverage as it deems necessary and appropriate with respect to real and personal property which may become Avoidance Action Trust Assets, if any, in accordance with such Budget. To the extent that there is any incremental cost for customary insurance coverage covering the activities of the Trust Administrator Parties and the Trust Monitor Parties in respect of the Other Debtor Residual Accepted Assets, the Trust Administrator and the Trust Monitor shall not be required to undertake any such activities unless there is available sufficient Other Debtor Residual Trust Administrative Cash to fund such incremental cost.

ARTICLE VII

TAX MATTERS

7.1. ~~1.35.~~ Tax Treatment.

(a) For all U.S. federal and applicable state and local income tax purposes, all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) shall treat the Trust and the transfer of the Avoidance Action Trust Assets and the Other Debtor Residual Assets to the Trust in a manner consistent with the remainder of this Section 7.1.

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(b) If no Other Debtor Residual Assets are transferred to the Trust upon the dissolution of MLC and the DIP Lender Distributable Trust Assets have not been determined (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) on or prior to the Avoidance Action Trust Transfer Date, then (subject to clause (c) below) the Trust Administrator shall treat the Trust as either (A) a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (including, if required, timely so electing) or (B) if permitted under applicable law and at the election of the Trust Administrator, as a “complex trust.”

(c) If Other Debtor Residual Assets are transferred to the Trust upon the dissolution of MLC or the DIP Lender Distributable Trust Assets have been determined (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) on or prior to the Avoidance Action Trust Transfer Date, or otherwise upon determination of the DIP Lender Distributable Trust Assets (either as a percentage or as a fixed amount of Distributable Trust Assets or on some other basis) after the Avoidance Action Trust Transfer Date, the Trust (other than the Avoidance Action Trust Claims Reserve) shall be treated as a liquidating trust that is treated as a grantor trust and the Avoidance Action Trust Assets (upon the determination of the DIP Lender Distributable Trust Assets) and Other Debtor Residual Trust Assets (upon the transfer of Other Debtor Residual Assets to the Trust) shall be treated as (i) being transferred directly to the Trust Beneficiaries; provided, however, that to the extent Avoidance Action Trust Assets are allocable to Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, such Avoidance Action Trust Assets shall be treated as being transferred to the Avoidance Action Trust Claims Reserve, followed by (ii) the transfer by such Trust Beneficiaries of the Avoidance Action Trust Assets (other than the Avoidance Action Trust Assets allocable to the Avoidance Action Trust Claims Reserve) and the Other Debtor Residual Trust Assets, as applicable, to the Trust in exchange for beneficial interests in the Trust. Accordingly, Trust Beneficiaries receiving beneficial interests in the Trust shall be treated as the grantors and owners of their respective share of the Avoidance Action Trust Assets (other than any Avoidance Action Trust Assets allocable to the Avoidance Action Trust Claims Reserve) and Other Debtor Residual Trust Assets, as applicable.

(d) Any determination made pursuant to this Section 7.1 shall be conclusive and binding on all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for U.S. federal, and (to the extent permitted by applicable law) state and local, income tax purposes. Accordingly, to the extent permitted by applicable law, all parties shall report consistently with the U.S. federal income tax treatment of the Trust by the Trust Administrator for state and local income tax purposes.

7.2. ~~1.36.~~ Valuation of Assets. As soon as practicable after the Avoidance Action Trust Transfer Date, the Trust Administrator shall make a good-faith valuation of the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets, and such valuation shall be made available from time to time, to the extent relevant, and shall be used consistently by all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for all U.S. federal and applicable state and local income tax purposes.

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7.3. ~~1.37.~~ Payment of Taxes. The Trust Administrator shall be responsible for payment, out of the Avoidance Action Trust Assets, of any taxes imposed on the Trust (other than in respect of the Other Debtor Residual Assets) or the Avoidance Action Trust Assets, including the Avoidance Action Trust Claims Reserve. The Trust Administrator shall be responsible for payment, out of the Other Debtor Residual Assets of any taxes imposed on the Trust in respect of the Other Debtor Residual Assets or on the Other Debtor Residual Assets. In the event, and to the extent, any Cash retained on account of Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims in the Avoidance Action Trust Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims, or (ii) to the extent such Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims subsequently have been resolved, deducted from any amounts otherwise distributable by the Trust Administrator as a result of the resolution of such Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims.

7.4. ~~1.38.~~ Tax Reporting.

(a) The Trust Administrator shall file (or cause to be filed) Tax Returns for the Trust treating the Trust (except the Avoidance Action Trust Claims Reserve or as otherwise provided in Section 7.1(b) above) as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with the applicable provisions of this Section 7.4. The Trust Administrator also shall annually send to each Trust Beneficiary a separate statement setting forth such Trust Beneficiary’s share of items of income, gain, loss, deduction, or credit of the Trust (including, for the avoidance of doubt, earnings on the Avoidance Action Trust Administrative Cash ~~and~~, the Avoidance Action Trust SEC Reporting Cash, the GUC Trust Supplemental Cash and the Other Supplemental Cash) and shall instruct all Trust Beneficiaries to report such items on their respective U.S. federal income Tax Returns or to forward the appropriate information to their respective beneficial holders with instructions to report such items on their U.S. federal income Tax Returns. The Trust Administrator also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Trust that are required by any governmental unit.

(b) Allocations of the Trust’s taxable income among the Trust Beneficiaries shall be determined by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Trust had distributed all of its other assets (valued at their tax book value and other than assets attributable to the Avoidance Action Trust Claims Reserve) to the Trust Beneficiaries, in each case up to the tax book value of the assets treated as contributed by such Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Trust. Similarly, taxable loss of the Trust shall be allocated by reference to the manner in which

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an economic loss would be borne immediately after a liquidating distribution of the remaining Avoidance Action Trust Assets and Other Debtor Residual Trust Assets. The tax book value of the Avoidance Action Trust Assets and Other Debtor Residual Trust Assets for this purpose shall equal their fair market value on the Avoidance Action Trust Transfer Date and Other Debtor Residual Trust Assets Transfer Date, as applicable, adjusted in accordance with tax accounting principles prescribed by the Tax Code, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(c) The Trust Administrator shall (x) treat the Avoidance Action Trust Claims Reserve for U.S. federal income tax purposes as either (i) a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 by timely so electing or (ii) a “complex trust,” provided, however, that if the Trust is treated as a “disputed ownership fund” or as a “complex trust” pursuant to Section 7.1(b) above, then the Avoidance Action Trust Claims Reserve shall be treated in the same manner, and (y) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. Any determination made pursuant to this Section 7.4 shall be conclusive and binding on all parties (including the Debtors, the Trust Administrator, the holders of the DIP Credit Agreement Claims, and the holders of Allowed General Unsecured Claims) for U.S. federal, state, and local income tax purposes.

7.5. ~~1.39.~~ Tax Withholdings. The Trust Administrator shall withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Tax Code, Treasury Regulations or other applicable requirements, including any provision of any foreign, state or local tax law, with respect to any payment or distribution to the Trust Beneficiaries. All such amounts withheld, and paid to the appropriate taxing authority, shall be treated as amounts distributed to such Trust Beneficiaries for all purposes of this Trust Agreement. The Trust Administrator shall be authorized to collect such tax information from the Trust Beneficiaries (including social security numbers or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order and this Trust Agreement, or to comply with any applicable withholding or reporting requirement. The Trust Administrator may refuse to make a distribution to any Trust Beneficiary that fails to furnish such information in a timely fashion, until such information is furnished; provided, however, that upon a Trust Beneficiary furnishing such information, the Trust Administrator shall make such distribution to which such Trust Beneficiary is entitled, without interest.

7.6. ~~1.40.~~ Expedited Determination of Taxes. The Trust Administrator may request an expedited determination of taxes of the Trust, including the Avoidance Action Trust Claims Reserve, under Section 505(b) of the Bankruptcy Code for any or all Tax Returns filed for, or on behalf of, the Trust for any or all taxable periods (or part thereof) through the dissolution of the Trust.

7.7. ~~1.41.~~ [Intentionally omitted.]

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7.8. ~~1.42.~~ Delivery of Statement of Transfers. If the Trust Administrator elects to treat (i) the Trust, pursuant to and to the extent provided in Section 7.1 above and/or (ii) the Avoidance Action Trust Claims Reserve as a disputed ownership fund within the meaning of Treasury Regulation section 1.468B-9, then following the Avoidance Action Trust Transfer Date (but in no event later than February 15th of the calendar year following the Avoidance Action Trust Transfer Date), MLC shall provide a “§ 1.468B-9 Statement” to the Trust Administrator in accordance with Treasury Regulation section 1.468B-9(g).

7.9. ~~1.43.~~ Allocation of Distributions Between Principal and Interest. All deemed distributions (including deemed transfers pursuant to Section 7.1(b)(i)) in connection with the allowance of any Allowed General Unsecured Claim shall be allocated first to the principal amount of such Allowed General Unsecured Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Allowed General Unsecured Claim, if any.

ARTICLE VIII

POWERS OF AND LIMITATIONS ON THE TRUST ADMINISTRATOR

8.1. ~~1.44.~~ Powers of the Trust Administrator.

(I)	Other Than in Respect of the Other Debtor Residual Accepted Assets

(a) Pursuant to the terms of the Plan and the Confirmation Order, the Trust Administrator shall have various powers, duties and responsibilities concerning the prosecution of and resolution of the Term Loan Avoidance Action, maximizing the property of the Trust, the disposition of the Avoidance Action Trust Assets and the administration of the Trust. In addition, the Trust Administrator shall coordinate with the GUC Trust Administrator to maximize efficiency in distributions to general unsecured creditors in any situation where such coordination would be beneficial.

(b) The Trust Administrator shall have only such rights, powers and privileges expressly set forth in the Plan, the Confirmation Order or this Trust Agreement and as otherwise provided by applicable law. Subject to the Plan, the Confirmation Order and other provisions herein, including the provisions relating to approvals of the Trust Monitor, the Trust Administrator shall be expressly authorized to undertake the following actions, in the Trust Administrator’s good faith judgment, in the best interests of the Trust Beneficiaries and in furtherance of the purpose of the Trust:

(i) hold and manage the Avoidance Action Trust Assets;

(ii) hold legal title to any and all rights of the Trust Beneficiaries in, to or arising from the Avoidance Action Trust Assets, for the benefit of the Trust Beneficiaries that are entitled to distributions therefrom under the Plan, whether, in the case of GUC Beneficiaries, their General Unsecured Claims are Allowed on or after the Avoidance Action Trust Transfer Date;

(iii) prosecute and, if appropriate, sell, grant liens upon, settle and resolve, abandon and/or dismiss the Term Loan Avoidance Action;

(iv) execute all agreements, instruments and other documents (including, without limitation, any loan agreements or sale agreements for the purposes of funding the fees and expenses of the Trust), and effect all other actions necessary or appropriate to dispose of the Avoidance Action Trust Assets;

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(v) monitor and enforce the implementation of the Plan insofar as relating to this Trust Agreement, the Avoidance Action Trust Assets or the Trust;

(vi) calculate and implement distributions of the GUC Distributable Trust Assets obtained through the exercise of its power and authority as contemplated by the Plan, the Confirmation Order and this Trust Agreement and in accordance with the interests of the holders of Allowed General Unsecured Claims;

(vii) retain, pay, oversee and direct the services of, and terminate Trust Professionals in accordance with Section 8.3 hereof to carry out its duties and obligations hereunder, in all cases in accordance with the Budget;

(viii) pay the reasonable fees and expenses of the Trust Administrator and Trust Monitor, in all cases in accordance with the Budget;

(ix) incur and pay all reasonable expenses, satisfy ordinary course liabilities and make all other payments reasonable and necessary to administer and dispose of the Avoidance Action Trust Assets, in all cases in accordance with the Budget;

(x) invest monies received by the Trust, the Trust Administrator or otherwise held by the Trust or the Trust Administrator in accordance with Section 8.4 hereof;

(xi) protect and enforce the rights to the Avoidance Action Trust Assets vested in the Trust Administrator by this Trust Agreement by any method deemed reasonably appropriate, including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(xii) vote any claim or interest held by the Trust in a case under the Bankruptcy Code and receive any distribution therefrom for the benefit of the Trust;

(xiii) make all necessary filings in accordance with any applicable law, statute or regulation;

(xiv) purchase customary insurance coverage in accordance with Section 6.9 hereof;

(xv) assert and/or waive any applicable privileges (legal or otherwise) on behalf of the Trust, or with respect to the Avoidance Action Trust Assets held by the Debtors at any time (prepetition or postpetition);

(xvi) maintain the books and records of the Trust;

(xvii) open, maintain and close any bank, securities or other accounts that are necessary and appropriate to manage the Avoidance Action Trust Assets, including but not limited to the accounts listed on Exhibit A hereto;

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(xviii) receive from the Debtors and administer the Avoidance Action Trust SEC Reporting Cash in accordance with Section 2.3(e) hereof and file such reports as may be required pursuant to the applicable rules, regulations and interpretations of the SEC;

(xix) receive from the GUC Trust and administer and utilize the GUC Trust Supplemental Cash in accordance with Section 2.3(f) hereof;

(xx) receive from the GUC Trust and administer, liquidate and utilize any GUC Trust Supplemental Property in accordance with Section 2.3(f) hereof; and

(xxi) ~~(xix)~~ perform such functions and take such actions as are provided for or permitted in the Plan, the Confirmation Order, this Trust Agreement or any other agreement executed pursuant to the Plan and take any other actions as it may deem to be reasonably necessary or appropriate to realize, preserve and dispose of the Avoidance Action Trust Assets.

(c) [Intentionally omitted.]

(d) In all circumstances, the Trust Administrator shall act in the best interests of all Trust Beneficiaries and in furtherance of the purpose of the Trust, and in a manner not inconsistent with the best interests of the Trust Beneficiaries and consistent with the Budget. The Trust Administrator shall not take any action inconsistent with the purpose of the Trust, or take (or fail to take) any action that would cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust.

(e) Notwithstanding any provision herein to the contrary, the Trust Administrator shall not serve on the board of directors, management committee or any similar governing body of any non-Debtor subsidiary of MLC, where the charter, limited liability company agreement, partnership agreement or other similar constituent document of such subsidiary does not provide for a liquidating purpose for such subsidiary. Except as otherwise provided in this Trust Agreement, the Trust Administrator will not be required to obtain the order or approval of the Bankruptcy Court, or any other court of competent jurisdiction in, or account to the Bankruptcy Court or any other court of competent jurisdiction for, the exercise of any right, power or privilege conferred hereunder. Notwithstanding the foregoing, where the Trust Administrator determines, in its reasonable discretion, that it is necessary, appropriate or desirable, the Trust Administrator will have the right to submit to the Bankruptcy Court or any other court of competent jurisdiction any question or questions regarding any specific action proposed to be taken by the Trust Administrator with respect to this Trust Agreement, the Trust, or the Avoidance Action Trust Assets, including the administration and distribution of the Avoidance Action Trust Assets and the termination of the Trust. Pursuant to the Plan, the Bankruptcy Court has retained jurisdiction for such purposes and may approve or disapprove any such proposed action upon motion by the Trust Administrator.

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(II)	In Respect of the Other Debtor Residual Accepted Assets

The Trust Administrator shall have the rights, powers and privileges to act in respect of the Other Debtor Residual Accepted Assets, if any, in the manner set forth in Section 8.1(I), mutatis mutandis. In all such circumstances, the Trust Administrator shall act in the best interests of DIP Lenders and in furtherance of the purpose of the Trust, and in a manner not inconsistent with the best interests of the DIP Lenders. For the avoidance of doubt, the Trust Administrator shall not be obligated to undertake any activities in respect of the Other Debtor Residual Trust Assets unless there shall be available sufficient Other Debtor Residual Trust Administrative Cash to pay in full its fees, costs and expenses in respect thereof.

8.2. ~~1.45.~~ Limitations on the Trust Administrator. The Trust Administrator shall not be authorized to engage, in its capacity as Trust Administrator, in any trade or business with respect to the Avoidance Action Trust Assets or to take (or fail to take) any action that would cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust. The Trust Administrator shall take such actions consistent with the prompt orderly disposition of the Avoidance Action Trust Assets and the Other Debtor Residual Accepted Assets, if any, as required by applicable law and consistent with the treatment of the Trust (other than the Avoidance Action Trust Claims Reserve) as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust, to the extent such actions are permitted by this Trust Agreement. The Trust Administrator shall, in its capacity as Trust Administrator, be restricted to (x) the liquidation of the Trust on behalf, and for the benefit, of the Trust Beneficiaries and the distribution and application of Avoidance Action Trust Assets for the purposes set forth in, and the conservation and protection of the Avoidance Action Trust Assets and the administration thereof, and (y) the liquidation of the Trust on behalf, and for the benefit, of the DIP Lenders and the distribution and application of Other Debtor Residual Trust Assets for the purposes set forth in, and the conservation and protection of the Other Debtor Residual Trust Assets and the administration thereof, in each case in accordance with, the provisions of the Plan, the Confirmation Order and this Trust Agreement.

8.3. ~~1.46.~~ Agents and Professionals.

(a) The Trust Administrator on behalf of the Trust may, but shall not be required to, from time to time enter into contracts with, consult with and retain Trust Professionals, on such terms as the Trust Administrator deems appropriate in accordance with the terms hereof and (other than in respect of the Other Debtor Residual Accepted Assets) in accordance with the Budget. None of the professionals that represented parties-in-interest in the Chapter 11 Cases shall be precluded from being engaged by the Trust Administrator solely on account of their service as a professional for such parties-in-interest prior to the Avoidance Action Trust Transfer Date or the Other Debtor Residual Assets Transfer Date, as the case may be.

(b) After the Avoidance Action Trust Transfer Date, Trust Professionals shall be required to submit reasonably detailed invoices on a monthly basis to the Trust Administrator and the Trust Monitor, including in such invoices a description of the work performed, the individuals who performed such work, and, if billing on an hourly basis, the hourly rate of such person, plus an itemized statement of expenses. The Trust Administrator shall timely pay all such invoices that are not disputed by the Trust Administrator and as to which the Trust Monitor does not object within fifteen (15) days after their receipt thereof, and shall not require approval

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of the Bankruptcy Court in order to do so. In the event of any dispute concerning the entitlement to, or the reasonableness of any compensation and/or expenses of any Trust Professionals, either the Trust Administrator or the affected Trust Professional may petition the Bankruptcy Court to resolve the dispute.

(c) Except as permitted by Section 6.1(b), (c), (d) and (e), and Section 2.3(e) ~~hereof~~and (f), all payments to Trust Professionals (other than in respect of Other Debtor Residual Trust Assets) shall be paid out of the Avoidance Action Trust Administrative Cash. Payments to Trust Professionals for activities in respect of the Other Debtor Residual Trust Assets shall be paid out of the Other Debtor Residual Trust Administrative Cash.

8.4. ~~1.47.~~ Investment of Trust Cash.

(a) The Trust Administrator shall establish segregated accounts for the Trust Cash as follows: (i) Distributable Trust Cash which shall be held in trust for the benefit of the Trust Beneficiaries; (ii) Distributable Other Debtor Residual Cash, which shall be held in trust for the benefit of the DIP Lenders and on which the DIP Lenders shall have a lien; (iii) Avoidance Action Trust Administrative Cash and Other Debtor Residual Trust Administrative Cash which shall be used to pay the administrative expenses of the Trust, on which the DIP Lenders shall have a lien; ~~and~~ (iv) Avoidance Action Trust SEC Reporting Cash which shall be used to satisfy Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof; (v) GUC Trust Supplemental Expense Cash which shall be used to satisfy fees and expenses of the Trust (including for the payment of Trust Professionals) in accordance with Section 2.3(f) hereof; (vi) GUC Trust Supplemental Tax Cash which shall be used to satisfy federal, state or local taxes incurred by the Trust in accordance with Section 2.3(f) hereof; and (vii) Other Supplemental Cash, which shall be used to satisfy the current and projected future fees, costs and expenses (including, without limitation any Avoidance Action Trust SEC Reporting Costs, the fees and expenses of Trust Professionals, and any tax liabilities) in accordance with Section 6.1(e) hereof.

(b) The Trust Administrator shall invest the Trust Cash (including any earnings thereon or proceeds thereof) in the manner set forth in this Section 8.4, but shall otherwise be under no liability for interest or income on any monies received by the Trust hereunder and held for distribution or payment to the Trust Beneficiaries, except as such interest shall actually be received. Investment of any Trust Cash shall be administered in accordance with the general duties and obligations hereunder. The right and power of the Trust Administrator to invest the Trust Cash and the proceeds thereof, or any income earned by the Trust, shall be limited to investing such Trust Cash (pending distribution or disbursement in accordance with the Plan or this Trust Agreement) in Permissible Investments; provided, however, that such Permissible Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulations section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

(c) For the avoidance of doubt, the Trust is not, and will not hold itself out as, an “investment company” as such term is understood under the Investment Company Act of 1940, and is prohibited from investing, reinvesting or trading in securities (other than making any Permissible Investments as contemplated by the Plan, the Confirmation Order and this Trust Agreement) or conducting any trade or business other than implementing the Plan and distributing Distributable Trust Assets under the Plan and this Trust Agreement.

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8.5. ~~1.48.~~ Communication with the GUC Trust Administrator. The Trust Administrator shall communicate with the GUC Trust Administrator to obtain such information regarding, as of a given date, (A) the holders and amounts of General Unsecured Claims, Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims, Unresolved Other Avoidance Action Claims and Resolved Allowed General Unsecured Claims, (B) the respective Maximum Amounts of all Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims, (C) the Current Total Amount, (D) the Aggregate Maximum Amount, (E) any components of the foregoing and (E) any other information within the custody or control of the GUC Trust Administrator which shall be necessary or desirable in order for the Trust Administrator to timely make any calculation or determination hereunder to identify and make distributions to the GUC Beneficiaries and to maintain any books and records required to be maintained, or necessary or desirable for the Trust Administrator or the Trust Monitor to fulfill their respective functions, hereunder; provided, however, that the provision of such information shall be under appropriate arrangements of confidentiality to the extent such information has at the time not been publicly disclosed.

8.6. ~~1.49.~~ Termination. The duties, responsibilities and powers of the Trust Administrator will terminate when the Trust is dissolved and terminated pursuant to Article IV hereof and the Trust Administrator has performed all of its obligations under Section 4.3, by an order of the Bankruptcy Court or by entry of a final decree closing the Debtors’ cases before the Bankruptcy Court; provided, however, that Sections 9.4, 9.5 and 9.6 hereof shall survive such termination, dissolution and entry.

ARTICLE IX

ADDITIONAL MATTERS CONCERNING THE TRUST ADMINISTRATOR

9.1. ~~1.50.~~ Reliance by Trust Administrator. Except as otherwise provided in the Plan, the Confirmation Order or this Trust Agreement, the Trust Administrator may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Trust Administrator to be genuine and to have been signed or presented by the proper party or parties.

9.2. ~~1.51.~~ Liability to Third Persons. To the fullest extent permitted by applicable law, the Trust Administrator Parties shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person (including, in the case of the Trust Administrator, to any Trust Professionals retained by the Trust Administrator in accordance with this Trust Agreement) in connection with the Avoidance Action Trust Assets, the Other Debtor Residual Trust Assets or the affairs of the Trust and shall not be liable with respect to any action taken or omitted to be taken in good faith, except for actions and omissions determined by a Final Order of the Bankruptcy Court to be due to their respective willful misconduct (including, but not limited to, conduct that results in a personal profit at the

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expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts, and all such persons shall look solely to the Avoidance Action Trust Assets (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or the Other Debtor Residual Trust Assets (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) for satisfaction of claims of any nature arising in connection with affairs of the Trust.

9.3. ~~1.52.~~ Non-liability of Trust Administrator for Acts of Others. Except as provided herein, nothing contained in the Plan, the Confirmation Order or this Trust Agreement shall be deemed to be an assumption by the Trust Administrator of any of the liabilities, obligations or duties of the Debtors or shall be deemed to be or contain a covenant or agreement by the Trust Administrator to assume or accept any such liability, obligation or duty. Any successor Trust Administrator may accept and rely upon any accounting made by or on behalf of any predecessor Trust Administrator hereunder, and any statement or representation made as to the assets comprising the Avoidance Action Trust Assets or the Other Debtor Residual Trust Assets, or as to any other fact bearing upon the prior administration of the Trust, so long as it has a good faith basis to do so. The Trust Administrator shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. Neither the Trust Administrator nor any successor Trust Administrator shall be liable for any act or omission of any predecessor Trust Administrator, nor have a duty to enforce any claims against any predecessor Trust Administrator on account of any such act or omission, unless directed in good faith to do so by the Trust Monitor.

9.4. ~~1.53.~~ Exculpation. As of the earlier of the Avoidance Action Trust Transfer Date and the Other Debtor Residual Assets Transfer Date, to the fullest extent permitted by applicable law, the Trust Administrator Parties shall be and hereby are exculpated by all Persons, including holders of DIP Credit Agreement Claims, General Unsecured Claims and Units and other parties-in-interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of their respective powers and duties conferred by the Plan, the Confirmation Order, this Trust Agreement or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law or otherwise, except for actions or omissions to act that are determined by Final Order of the Bankruptcy Court to have arisen out of each such Trust Administrator Party’s own respective willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts. No holder of a DIP Credit Agreement Claim, General Unsecured Claim or other party-in-interest will have or be permitted to pursue any claim or cause of action against the Trust Administrator Parties or the Trust, for making payments and distributions in accordance with the Plan, the Confirmation Order or the this Trust Agreement or for implementing the provisions thereof. Any action taken or omitted to be taken with the express approval of the Bankruptcy Court and, in the case of action taken in respect of the Other Debtor Residual Accepted Assets, with the approval or at the direction of the DIP Lenders will conclusively be deemed not to constitute willful misconduct, gross negligence, fraud, malpractice, criminal conduct,

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unauthorized use of confidential information that causes damages, breach of fiduciary duty, or ultra vires acts; provided, however, that notwithstanding any provision herein to the contrary, the Trust Administrator shall not be obligated to comply with a direction of the Trust Monitor, whether or not express, which would result in a change to the distribution provisions of the Plan, the Confirmation Order or this Trust Agreement.

9.5. ~~1.54.~~ Limitation of Liability. In no event shall the Trust Administrator Parties be liable for punitive, exemplary, consequential, special or other damages for a breach of, or otherwise in connection with, this Trust Agreement under any circumstances.

9.6. ~~1.55.~~ Indemnity.

(a) To the fullest extent permitted by applicable law, the Trust Administrator Parties shall be indemnified by the Trust from the Avoidance Action Trust Assets (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or the Other Debtor Residual Trust Assets (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) for any losses, claims, damages, liabilities and expenses occurring after the earlier of the Avoidance Action Trust Transfer Date and the Other Debtor Residual Assets Transfer Date, including reasonable attorneys’ fees, disbursements and related expenses which the Trust Administrator Parties may incur or to which the Trust Administrator Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Trust Administrator Parties on account of the acts or omissions in their capacity as, or on behalf of, the Trust Administrator; provided, however, that the Trust shall not be liable to indemnify any Trust Administrator Party for any act or omission arising out of such Trust Administrator Party’s respective actions that are determined by a Final Order of the Bankruptcy Court to be willful misconduct (including, but not limited to, conduct that results in a personal profit at the expense of the Trust), gross negligence, fraud, malpractice, criminal conduct, unauthorized use of confidential information that causes damages, breach of fiduciary duty (to the extent applicable), or ultra vires acts. Notwithstanding any provision herein to the contrary, the Trust Administrator Parties shall be entitled to obtain advances from the Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Trust Administrator Party in its capacity as such; provided, however, that the Trust Administrator Parties receiving such advances shall repay the amounts so advanced to the Trust immediately upon the entry of a final, non-appealable judgment or order finding that such Trust Administrator Parties were not entitled to any indemnity under the provisions of this Section 9.6. Any amounts payable to any Trust Administrator Party pursuant to this Section 9.6 (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) shall be satisfied as follows: (i) first from the Avoidance Action Trust Administrative Cash, ~~and~~ (ii) second from the Distributable Trust Cash, if any; provided, however, that the use of Distributable Trust Cash as contemplated in clause (ii) of the foregoing shall be subject to the prior approval by the Bankruptcy Court, as provided in Section 6.1(b); (iii) third from the GUC Trust Supplemental Cash, if any; and (iv) fourth from the Other Supplemental Cash, if any. Any amounts payable to any Trust Administrator Party pursuant to this Section 9.6 in respect of the Other Debtor Residual Accepted Assets and activities related thereto shall be satisfied as follows: (i) first from the Other Debtor Residual Trust Administrative Cash, and (ii) second from the Distributable Other Debtor Residual Trust Cash, if any.

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(b) Anything to the contrary in this Trust Agreement or in any other agreement notwithstanding, to the extent that the Avoidance Action Trust Administrative Cash ~~or~~, Distributable Trust Cash, GUC Trust Supplemental Cash or Other Supplemental Cash, or the Other Debtor Residual Trust Administrative Cash or Distributable Other Debtor Residual Trust Cash, as the case may be, shall be insufficient to fully indemnify the Trust Administrator Parties or to provide advances to the Trust Administrator Parties in accordance with Section 9.6(a), the Trust Administrator Parties shall be indemnified and shall be entitled to obtain advances, first from the Other GUC Trust Administrative Cash (as defined in the GUC Trust Agreement), and second from the GUC Trust Distributable Assets (as defined in the GUC Trust Agreement), to the same extent as the GUC Trust Administrator Parties under Section 9.6 of the GUC Trust Agreement or any successor provision thereunder, as provided in Section 9.6 of the GUC Trust Agreement in effect on the date hereof.

(c) The foregoing indemnities in respect of any Trust Administrator Party shall survive the termination of such Trust Administrator Party from the capacity for which they are indemnified.

9.7. ~~1.56.~~ Compensation and Expenses.

(a) The Trust Administrator shall receive fair and reasonable compensation for its services (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), to be paid out of the Avoidance Action Trust Administrative Cash in accordance with the approved Budget (or from the Avoidance Action Trust SEC Reporting Cash in accordance with Section 2.3(e) hereof, the GUC Trust Supplemental Expense Cash in accordance with Section 2.3(f) hereof, or the Other Supplemental Cash in accordance with Section 6.1(e) hereof). The Trust Administrator shall be entitled, without the need for approval of the Bankruptcy Court, to reimburse itself on a monthly basis (i) from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or the Other Supplemental Cash, as applicable, for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement and the Budget and (ii) from the Avoidance Action Trust SEC Reporting Cash for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement and with the approval of the Trust Monitor.

(b) The Trust Administrator shall receive compensation for its services in respect of the Other Debtor Residual Accepted Assets and activities related thereto, to be paid out of the Other Debtor Residual Trust Administrative Cash, as the Trust Administrator and a majority in interest of the DIP lenders shall agree; provided that the Trust Administrator shall not be obligated to undertake any activities in respect of the Other Debtor Residual Accepted Assets unless such compensation arrangements shall be acceptable to the Trust Administrator in its sole discretion.

9.8. ~~1.57.~~ No Personal Financial Liability. No provision of the Plan, Confirmation Order or this Trust Agreement shall be construed as requiring the Trust Administrator to expend or risk its own funds or otherwise to incur any personal financial liability (x) in the performance of any of its duties thereunder or hereunder, including any

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situation where the Avoidance Action Trust Assets are insufficient to permit the administration of the Trust or distributions as contemplated herein or the payment of fees and expenses of the Trust Professionals, or (y) in the exercise of any of its rights or powers afforded hereunder or thereunder.

ARTICLE X

SUCCESSOR TRUST ADMINISTRATORS

10.1. ~~1.58.~~ Resignation. The Trust Administrator may resign from the Trust by giving at least sixty (60) days’ prior written notice thereof to the Trust Monitor. Such resignation shall become effective on the later to occur of (x) the date specified in such written notice and (y) the effective date of the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof.

10.2. ~~1.59.~~ Removal. The holders of a majority of the Units or the DIP Lenders may at any time petition the Bankruptcy Court for the removal of the Trust Administrator, but only for good cause shown. Such removal shall become effective on the date ordered by the Bankruptcy Court, provided that such removal shall not become effective until the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof. The services of the Trust Administrator shall also terminate upon its bankruptcy, provided that such termination shall not become effective until the appointment of a successor Trust Administrator in accordance with Section 10.4 hereof and such successor’s acceptance of such appointment in accordance with Section 10.5 hereof.

10.3. ~~1.60.~~ Effect of Resignation or Removal. The resignation, removal or bankruptcy of the Trust Administrator shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement or invalidate any action theretofore taken by the Trust Administrator. The exculpation, indemnity and limitation of liability provisions of Article X of this Trust Agreement shall survive the resignation, removal or bankruptcy of the Trust Administrator. All fees and expenses properly incurred by the Trust Administrator prior to the resignation, Incompetency, removal or bankruptcy of the Trust Administrator shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof), unless such fees and expenses are disputed by (x) the Trust Monitor or (y) the successor Trust Administrator, in which case the Bankruptcy Court shall resolve the dispute and any disputed fees and expenses of the predecessor Trust Administrator that are subsequently allowed by the Bankruptcy Court shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in

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respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof). In the event of the resignation, removal or bankruptcy of the Trust Administrator, such Trust Administrator shall:

(a) promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Trust Administrator or directed by the Bankruptcy Court to effect the termination of such Trust Administrator’s capacity under this Trust Agreement;

(b) promptly deliver to the successor Trust Administrator all documents, instruments, records and other writings related to the Trust as may be in the possession of such Trust Administrator; and

(c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Trust Administrator.

10.4. ~~1.61.~~ Appointment of Successor. In the event of the resignation, removal, Incompetency or bankruptcy of the Trust Administrator, the Trust Monitor shall promptly appoint a successor Trust Administrator, provided that such appointment shall not take effect unless approved by the Bankruptcy Court upon the petition of the Trust Monitor and until the successor Trust Administrator shall have delivered written acceptance of its appointment as described Section 10.5 below. If a successor Trust Administrator does not take office within thirty (30) days after the resignation, removal, Incompetency or bankruptcy of the retiring Trust Administrator, the Bankruptcy Court, upon its own motion or the motion of the retiring Trust Administrator or any Trust Beneficiary, shall appoint a successor Trust Administrator.

10.5. ~~1.62.~~ Acceptance of Appointment by Successor Trust Administrator. Any successor Trust Administrator appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and to the Trust Monitor and, in case of the Trust Administrator’s resignation, to the resigning Trust Administrator. Thereupon, such successor Trust Administrator shall, without any further act, become vested with all the duties, powers, rights, obligations, title, discretion and privileges of its predecessor in the Trust with like effect as if originally named Trust Administrator and shall be deemed appointed pursuant to Bankruptcy Code Section 1123(b)(3)(B) ; provided, however, such successor Trust Administrator shall file an amendment to the Certificate of Trust with the Secretary of State as required by the Delaware Act. The predecessor Trust Administrator shall duly assign, transfer and deliver to such successor Trust Administrator all Avoidance Action Trust Assets held by such predecessor Trust Administrator hereunder and shall, as directed by the Bankruptcy Court or reasonably requested by such successor Trust Administrator, execute and deliver an instrument or instruments conveying and transferring to such successor Trust Administrator upon the trusts herein expressed, all the duties, powers, rights, obligations, title, discretion and privileges of the predecessor Trust Administrator.

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10.6. ~~1.63.~~ Successor Entity to Trust Administrator. Any business entity into which the Trust Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, such successor Trust Administrator shall file an amendment to the Certificate of Trust with the Secretary of State as required by the Delaware Act.

ARTICLE XI

TRUST MONITOR

11.1. ~~1.64.~~ General.

(a) The Trust Monitor shall oversee the activities of the Trust Administrator as set forth in this Trust Agreement. In all circumstances, the Trust Monitor shall act in the best interests of all Trust Beneficiaries, in furtherance of the purpose of the Trust, and in accordance with this Trust Agreement.

(b) In furtherance of its rights and responsibilities under this Trust Agreement, the Trust Monitor shall have access, on reasonable advance notice and during regular business hours, to all such books and records of the Trust and the Trust Administrator, shall have the right to consult with all such professionals engaged by the Trust Administrator and shall participate in all such meetings of the Trust Administrator and the Trust Professionals as the Trust Monitor deems reasonably necessary or appropriate. Any documents shared between the Trust Administrator and the Trust Monitor shall be subject to joint privilege, and such sharing shall not be deemed to waive any attorney-client or work product privilege in respect of such documents.

(c) [Intentionally omitted.]

(d) Notwithstanding anything in this Section 11.1 or Section 11.2 hereof, the Trust Monitor shall not take (or fail to take) any action which will cause the Trust (other than the Avoidance Action Trust Claims Reserve) to fail to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) that is treated as a grantor trust.

11.2. ~~1.65.~~ Appointment and Removal of the Trust Monitor.

(a) Subject to Section 11.2(d), the Trust Monitor shall serve until the earlier of (w) the final distribution of all Distributable Trust Assets and the Distributable Other Debtor Residual Trust Assets, if any, (x) its resignation pursuant to subsection (b) of this Section 11.2, (y) its removal pursuant to subsection (c) of this Section 11.2 or (z) its bankruptcy or insolvency.

(b) The Trust Monitor may resign at any time by written notice of resignation to the Trust Administrator, a copy of which shall also be filed by the Trust Monitor with the Bankruptcy Court. Such resignation shall be effective no earlier than sixty (60) days from the date of such notice or such earlier time as a successor is appointed in accordance with the provisions of subsection (d) of this Section 11.2.

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(c) The holders of a majority of the Units or the DIP Lenders may at any time petition the Bankruptcy Court for the removal of the Trust Monitor, but only for good cause shown. Such removal shall become effective on the date ordered by the Bankruptcy Court.

(d) In the event of the resignation, removal, bankruptcy or insolvency of the Trust Monitor, the Trust Administrator shall promptly appoint a successor Trust Monitor, provided that such appointment shall not take effect unless approved by the Bankruptcy Court upon the petition of the Trust Administrator and until the successor Trust Monitor shall have delivered written acceptance of its appointment as described in clause (e) of this Section 11.2 below; and provided further that until a new Trust Monitor’s appointment is effective, the resigning Trust Monitor’s appointment shall remain in effect, and the resigning Trust Monitor shall fulfill all obligations and duties of the Trust Monitor. If a successor Trust Monitor does not take office within thirty (30) days after the resignation, removal, incompetency, bankruptcy or insolvency of the retiring Trust Monitor, the Bankruptcy Court, upon its own motion or the motion of the retiring Trust Monitor or any Trust Beneficiary, shall appoint a successor Trust Monitor.

(e) All fees and expenses properly incurred by the Trust Monitor prior to the resignation, Incompetency, removal or bankruptcy of the Trust Monitor shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof), unless such fees and expenses are disputed by (x) the Trust Administrator or (y) the successor Trust Monitor, in which case the Bankruptcy Court shall resolve the dispute and any disputed fees and expenses of the predecessor Trust Monitor that are subsequently allowed by the Bankruptcy Court shall be paid from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or the Other Supplemental Cash (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto) from the Other Debtor Residual Trust Administrative Cash (in respect of the Other Debtor Residual Accepted Assets and activities related thereto) or from Avoidance Action Trust SEC Reporting Cash (in respect of Avoidance Action Trust SEC Reporting Costs in accordance with Section 2.3(e) hereof).

(f) Any successor Trust Monitor appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and to the Trust Administrator.

(g) Immediately upon effectiveness of the appointment of a successor Trust Monitor, all rights, powers, duties, authority, and privileges of the predecessor Trust Monitor hereunder will be vested in and undertaken by the successor Trust Monitor without any further act. The successor Trust Monitor shall not be liable personally for any act or omission of the predecessor Trust Monitor.

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11.3. ~~1.66.~~ Approval of and Consultation with the Trust Monitor.

(I)	Other Than in Respect of the Other Debtor Residual Accepted Assets

(a) Notwithstanding anything in this Trust Agreement to the contrary, the Trust Administrator shall submit to the Trust Monitor for its review and prior approval the following matters, in addition to any other matters that expressly require the approval of the Trust Monitor pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement:

(i) Any decision to settle or otherwise resolve the Term Loan Avoidance Action;

(ii) Any decision to refrain from making any distributions to the holders of Allowed General Unsecured Claims or Units, as the case may be, in accordance with this Trust Agreement, except as expressly permitted herein;

(iii) Any decision to retain and/or to terminate the retention of Trust Professionals (other than legal counsel retained to represent the Trust Administrator in connection with its role as Trust Administrator, which shall be in the Trust Administrator’s sole discretion);

(iv) The incurrence of any cost or expense of the Trust in excess of 10% of any individual line item therefor in the approved Budget, measured on a quarterly basis; provided, however, that approval of the Trust Monitor shall not be required in the case of any cost or expense authorized by further order of the Bankruptcy Court;

(v) The Budget described in Section 6.3 hereof and any changes thereto;

(vi) Any amendment of this Trust Agreement as provided in Section 13.13 hereof; and

(vii) Any distribution that is not made in accordance with the provisions of Article V as contemplated by Section 5.7; provided, however, that any deviation from the provisions of Article V other than as contemplated by Section 5.7 shall also require approval of the Bankruptcy Court.

(b) In addition to any other matters that expressly require consultation with the Trust Monitor pursuant to the terms of the Plan, the Confirmation Order or this Trust Agreement, the Trust Administrator shall consult with the Trust Monitor in advance of an application to the Bankruptcy Court to use, or to sell or borrow against, the Term Loan Avoidance Action or the Distributable Trust Assets in order to satisfy expenses of the Trust, as contemplated by Section 6.1(b) and Section 6.1(e) hereof.

(c) In the event of any disagreement between the Trust Administrator and the Trust Monitor regarding any matter requiring the approval or direction of the Trust Monitor under this Trust Agreement, the Trust Administrator and the Trust Monitor shall consult and negotiate diligently and in good faith to resolve such disagreement. If despite their good faith

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efforts, the Trust Administrator and the Trust Monitor are unable to resolve any disagreement, or the Trust Administrator cannot otherwise obtain approval or direction from the Trust Monitor as required by this Trust Agreement, the Trust Administrator may petition the Bankruptcy Court, with a copy to the Trust Monitor, requesting such approval or direction.

(II)	In Respect of the Other Debtor Residual Accepted Assets

The Trust Monitor shall have the rights, powers and privileges to act in respect of the Other Debtor Residual Accepted Assets, if any, in the manner set forth in Section 11.3 (I), mutatis mutandis and to the extent applicable. For the avoidance of doubt, the Trust Monitor shall no be obligated to undertake any activities in respect of the Other Debtor Residual Trust Assets unless there shall be available sufficient Other Debtor Residual Trust Administrative Cash to pay in full its fees, costs and expenses in respect thereof.

11.4. ~~1.67.~~ Exculpation and Indemnification; Limitation of Liability. To the fullest extent permitted by applicable law, the Trust Monitor Parties shall not be subject to personal liability, and shall be exculpated and indemnified, and shall have the right to obtain advances to cover reasonable expenses of defense, to the same extent as the Trust Administrator Parties pursuant to Section 9.2, Section 9.4, Section 9.5, Section 9.6 and Section 10.3. In no event will the Trust Monitor Parties be liable for punitive, exemplary, consequential, special or other damages for a breach of, or otherwise in connection with, this Trust Agreement under any circumstances.

11.5. ~~1.68.~~ Compensation and Expenses.

(a) The Trust Monitor shall receive fair and reasonable compensation for its services (other than in respect of the Other Debtor Residual Accepted Assets and activities related thereto), to be paid out of the Avoidance Action Trust Administrative Cash, in accordance with the approved Budget (or from the Avoidance Action Trust SEC Reporting Cash in accordance with Section 2.3(e) hereof, the GUC Trust Supplemental Expense Cash in accordance with Section 2.3(f) hereof, or the Other Supplemental Cash in accordance with Section 6.1(e) hereof). The Trust Monitor shall be entitled on a monthly basis, without the need for approval of the Bankruptcy Court, to direct the Trust Administrator to reimburse the Trust Monitor (i) from the Avoidance Action Trust Administrative Cash, the GUC Trust Supplemental Expense Cash or the Other Supplemental Cash, as applicable, for all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement, consistent with the Budget prepared pursuant to Section 6.3 hereof and (ii) from the Avoidance Action Trust SEC Reporting Cash for such compensation and all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement.

(b) The Trust Monitor shall receive compensation for its services than in respect of the Other Debtor Residual Accepted Assets and activities related thereto, to be paid out of the Other Debtor Residual Trust Administrative Cash, as the Trust Monitor and a majority in interest of the DIP lenders shall agree; provided that the Trust Monitor shall not be obligated to undertake any activities in respect of the Other Debtor Residual Accepted Assets unless such compensation arrangements shall be acceptable to the Trust Monitor in its sole discretion.

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ARTICLE XII

ACTION BY MAJORITY OF HOLDERS OF UNITS

Holders of a majority of the Units or the DIP Lenders from time to time outstanding may petition the Bankruptcy Court to remove the Trust Administrator in accordance with Section 10.2 or to remove the Trust Monitor in accordance with Section 11.1, but in each case only for good cause shown. In determining whether the holders of a majority of the Units have concurred in any such petition, Units held by the Trust Administrator or the Trust Monitor or any of their respective Affiliates shall be disregarded.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1. ~~1.69.~~ Actions Taken on Other Than Business Day. In the event that any payment or act under the Plan, the Confirmation Order or this Trust Agreement is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

13.2. ~~1.70.~~ Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to rules governing conflicts of law.

13.3. ~~1.71.~~ Jurisdiction. Subject to the proviso below, the parties agree that the Bankruptcy Court shall have exclusive and continuing jurisdiction over the Trust and the Trust Administrator, including the administration and activities of the Trust and the Trust Administrator; provided, however, that notwithstanding the foregoing, the Trust Administrator shall have power and authority to bring any action in any court of competent jurisdiction to prosecute any claims or Causes of Action assigned to the Trust, including the Delaware Chancery Court, the Delaware Superior Court and the Delaware Supreme Court.

13.4. ~~1.72.~~ Third Party Beneficiary. Trust Beneficiaries (including the DIP Lenders in their capacities as such) are third party beneficiaries of this Trust Agreement. The Trust Administrator Parties (other than the Trust Administrator) are third party beneficiaries of the provisions of Section 9.2, Section 9.4 and Section 9.6 of this Trust Agreement. The Trust Monitor Parties (other than the Trust Monitor) are third party beneficiaries of the provisions of Section 11.4 of this Trust Agreement, and, to the extent incorporated therein, Section 9.2, Section 9.4, Section 9.5 and Section 9.6 of this Trust Agreement. Except as aforesaid, there are no other third party beneficiaries of this Trust Agreement.

13.5. ~~1.73.~~ Severability. In the event any provision of this Trust Agreement or the application thereof to any person or circumstances shall be determined by a final, non-appealable judgment or order to be invalid or unenforceable to any extent, the remainder of this Trust Agreement or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforceable to the fullest extent permitted by law.

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13.6. ~~1.74.~~ Notices. Any notice or other communication required or permitted to be made under this Trust Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered personally, by email, facsimile, sent by nationally recognized overnight delivery service or mailed by first-class mail:

(A)	if to the Trust Administrator, to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware, 19890-1615

Phone: (302) 636-6000 Fax: (302) 636-4140

Attn: Corporate Trust Administration

With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Phone: (212) 351-3991

Fax: (212) 351-6391

Attn: Matthew Williams and Keith Martorana

(B)	if to the Trust Monitor, to:

FTI Consulting, Inc.

1201 W. Peachtree St., Suite 600

Atlanta, GA 30309

(C)	if to any Trust Beneficiary, to:

(1)	in the case of a DIP Lender,

a.	if to the U.S. Treasury, to:

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attn: Chief Counsel, Office of Financial Stability

Telecopier: (202) 927-9225

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b.	if to EDC, to:

Export Development Canada

151 O’Connor Street

Ottawa, Ontario

Canada K1A 1K3

Attention: Loans Services

Telecopy: 613-598-2514;

with a copy to:

Export Development Canada

151 O’Connor Street

Ottawa, Ontario

Canada K1A 1K3

Attention: Asset Management/Covenants Officer

Telecopy: 613-598-3186

(2)	in the case of a holder of an Allowed General Unsecured Claim, to the last known address of such holder according to the Debtors’ Schedules and/or such holder’s proof of claim; and

(3)	in the case of holder of Units, to such address as appears on the books and records of the Trust Administrator, or such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 13.6.

13.7. ~~1.75.~~ Headings. The headings contained in this Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Trust Agreement or of any term or provision hereof.

13.8. ~~1.76.~~ Plan. The terms of this Trust Agreement are intended to supplement the terms provided by the Plan and the Confirmation Order. To the extent that the terms of sections 5.6 and 6.5 of the Plan are inconsistent with the terms set forth in this Trust Agreement with respect to the Trust, then the terms of the Trust Agreement shall govern. All other provisions of the Plan shall supersede the provisions of this Trust Agreement, including section 6.15 of the Plan, which provides that the restrictions set forth in paragraph 20 of the Final Order approving the DIP Credit Agreement (ECF No. 2529) shall continue to apply.

13.9. ~~1.77.~~ Ambiguities and Construction.

(a) The Trust created by this Trust Agreement (other than the Avoidance Action Trust Claims Reserve) is intended to qualify as a liquidating trust under Treasury Regulation section 301.7701-4(d) for U.S. federal and applicable state and local income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Trust Agreement may be amended to comply with such U.S. federal and applicable state and local income tax laws, which amendments may apply retroactively.

53

(b) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) “or” is not exclusive;

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) all references herein to Articles, Sections and other subsections, unless referring specifically to the Plan or provisions of the Bankruptcy Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections and other subsections of this Trust Agreement;

(v) the words “hereof,” “herein,” “hereunder” and similar words refer to this Trust Agreement as a whole and not to any particular provision, Article, Section or subsection of this Trust Agreement unless otherwise specified;

(vi) words importing persons shall include firms, associations, corporations and other entities;

(vii) any pronoun shall include the corresponding masculine, feminine and neuter forms; and

(viii) “including” means including without limitation.

13.10. ~~1.78.~~ Entire Trust Agreement. This Trust Agreement contains the entire agreement between the parties and supersedes all prior and contemporaneous agreements or understandings between the parties with respect to the subject matter hereof.

13.11. ~~1.79.~~ Cooperation. The Debtors shall turn over or otherwise make available to the Trust Administrator at no cost to the Trust or the Trust Administrator, all books and records reasonably required by the Trust Administrator to carry out its duties hereunder, and agree to otherwise reasonably cooperate with the Trust Administrator in carrying out its duties hereunder, subject to the obligation to preserve the confidential nature of the Debtors’ books and records, as provided in Section 13.12.

13.12. ~~1.80.~~ Confidentiality. The Trust Administrator and the Trust Monitor, and their respective employees, members, agents, professionals and advisors, including the Trust Professionals (each a “Confidential Party” and collectively the “Confidential Parties”) shall hold strictly confidential and not use for personal gain any material, non-public information of which they have become aware in their capacity as a Confidential Party, of or pertaining to any Debtor to which any of the Avoidance Action Trust Assets relates or which is otherwise received from the Debtors by the Trust; provided, however, that such information may be disclosed if

54

(i) it is now or in the future becomes generally available to the public other than as a result of a disclosure by the Confidential Parties; or

(ii) such disclosure is required of the Confidential Parties pursuant to legal process, including subpoena or other court order or other applicable laws or regulations.

In the event that any Confidential Party is requested to divulge confidential information pursuant to clause (ii), such Confidential Party shall promptly, in advance of making such disclosure, provide reasonable notice of such required disclosure to the Trust Administrator (or the Trust Monitor in case the Trust Administrator is the disclosing party) to allow sufficient time to object to or prevent such disclosure through judicial or other means and shall cooperate reasonably with the Trust Administrator (or the Trust Monitor, as applicable) in making any such objection, including appearing in any judicial or administrative proceeding in support of any objection to such disclosure.

13.13. ~~1.81.~~ Amendment and Waiver.

(a) The Trust Administrator, with the approval of the Trust Monitor, may amend or supplement this Trust Agreement without notice to or consent of the Bankruptcy Court or any Trust Beneficiary for the purpose of (x) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision; (y) evidencing and providing for the acceptance of the appointment of a successor Trust Administrator or Trust Monitor; or (z) making any other changes to this Trust Agreement that does not adversely affect the interests of the Trust Beneficiaries in any material respect.

(b) The Trust Administrator may amend or supplement this Trust Agreement for any other purpose, but only on petition to, and with the approval of, the Bankruptcy Court; provided that (x) no amendment or supplement to this Trust Agreement shall be inconsistent with the purpose and intent of the Trust to dispose of in an expeditious but orderly manner the Avoidance Action Trust Assets in accordance with the terms of the Plan, the Confirmation Order and this Trust Agreement, and (y) this Trust Agreement shall not be amended in a manner that is inconsistent with the Plan in the form confirmed by the Bankruptcy Court, subject to any post-confirmation modifications to the Plan pursuant to Section 1127 of the Bankruptcy Code.

(c) Any amendment to this Trust Agreement shall be filed with the Bankruptcy Court.

(d) No amendment shall be made to any provision of this Trust Agreement that materially and adversely affects the rights of the DIP Lenders without the written consent of the DIP Lenders.

(e) The Trust Administrator shall file any amendment to the Certificate of Trust with the Secretary of State as may be required or permitted by the Delaware Act.

13.14. ~~1.82.~~ Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. A facsimile or portable document file (PDF) signature of any party shall be considered to have the same binding legal effect as an original signature.

[Remainder of Page Blank — Signature Pages Follows]

55

IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

~~MOTORS LIQUIDATION COMPANY~~

~~By:~~
~~Name:~~
~~Title:~~

~~MLC OF HARLEM, INC.~~

~~By:~~
~~Name:~~
~~Title:~~

~~MLCS, LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~MLCS DISTRIBUTION CORPORATION~~

~~By:~~
~~Name:~~
~~Title:~~

~~REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC.~~

~~By:~~
~~Name:~~
~~Title:~~

~~ENVIRONMENTAL CORPORATE REMEDIATION COMPANY, INC.~~

~~By:~~
~~Name:~~
~~Title:~~

WILMINGTON TRUST COMPANY, as Trust Administrator and trustee

By:
Name:
Title:

– and –

FTI CONSULTING, INC., as Trust Monitor

By:
Name:
Title:

[Signature Page to Motors Liquidation Company Avoidance Action Trust Agreement]

56

Exhibit A

Cash Accounts:

Avoidance Action Budget Sub Account

Avoidance Action Assets Sub Account

Avoidance Action Trust SEC Reporting Costs Account

GUC Trust Supplemental Expense Account

GUC Trust Supplemental Tax Account

Other Supplemental Cash Account

Securities Accounts:

GUC Trust Supplemental Expense Account

GUC Trust Supplemental Tax Account

Exhibit B

FORM OF

CERTIFICATE OF TRUST

OF

MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST

THIS Certificate of Trust of Motors Liquidation Company Avoidance Action Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed by this Certificate of Trust is Motors Liquidation Company Avoidance Action Trust.

2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trust administrator and trustee

By:
Name:
Title:

EXHIBIT B

[Revised GUC Trust Budget]

MLC GUC Trust

Revised GUC Trust Budget

		2011	2012
	($ in thousands)	Mar 1 - Dec 31	Q1	Q2	Q3	Q4	FY
	GUC Trust Expenses
1	Trust Monitor	579.0	412.1	412.1	412.1	412.1	1,648.5
2	Trust Administrator	945.0	630.0	630.0	630.0	630.0	2,520.0
3	Trust Professionals	19,057.9	7,216.3	7,216.3	7,216.3	7,216.3	28,865.1
4	Other Costs[1]	406.8	237.3	237.3	237.3	237.3	949.2
5	Reserve for Tax on DIP Loan	0.0			6,000.0		6,000.0

	Total	20,988.6	8,495.7	8,495.7	14,495.7	8,495.7	39,982.8
6	Total GUC Trust Expenses 2011 - 2012						60,971.5

7	Amount to be funded by Initial Budget						(43,105.0)

8	Total GUC Trust Budget to be funded by sale of stock						17,866.5

[1]	Includes accounting, tax, rent and facilities, insurance expense.

Confidential - MLC Aviodance Action Trust

MLC GUC Trust Reporting & Transfer

Revised Reporting & Transfer Budget

		2011	2012
	($ in thousands)	Mar 1 - Dec 31	Q1	Q2	Q3	Q4	FY
	GUC Trust Reporting & Transfer Expenses
1	Trust Monitor	0.0	384.4	134.4	134.4	134.4	787.5
2	Trust Administrator	0.0	1,063.1	363.1	363.1	363.1	2,152.5
3	Trust Professionals	4,649.5	561.4	561.4	561.4	561.4	2,245.7
4	Other Costs and Reserves[1]	565.0	849.4	849.4	849.4	849.4	3,397.7
5	Funding for Avoidance Action Reporting Costs	500.0	0.0	0.0	0.0	0.0	0.0

	Total	5,714.5	2,858.4	1,908.4	1,908.4	1,908.4	8,583.4
6	Total GUC Trust Reporting & Transfer Expenses 2011 - 2012						14,298.0

7	Amount to be funded from Initial Reporting Funds						(5,649.3)

8	Total GUC Trust Reporting & Transfer Budget to be funded by sale of stock						8,648.7

[1]	Includes insurance and printing expense, and legal reserve.

Confidential - MLC Aviodance Action Trust

EXHIBIT C

[Revised Avoidance Action Trust Budget]

Avoidance Action Trust

Revised Avoidance Action Trust Budget

		2012					2013	2014
	($ in thousands)	Q1	Q2	Q3	Q4	FY	FY	FY
	AAT Budget
1	Trust Monitor	120.0	120.0	120.0	120.0	480.0	480.0	480.0
2	Trust Adminstrator	175.0	175.0	175.0	175.0	700.0	700.0	700.0
3	Ordinary course professionals[1]	1,675.0	225.0	225.0	225.0	2,350.0	550.0	3,250.0
4	Litigation expense	400.0	400.0	400.0	400.0	1,600.0	2,000.0	2,000.0

	Total	2,370.0	920.0	920.0	920.0	5,130.0	3,730.0	6,430.0
5	Total AAT Budget							15,290.0

6	Amount to be funded by Initial Budget							(1,576.0)

8	Total AAT Budget to be funded by sale of stock							13,714.0

[1]	Includes valuation, tax, compliance, legal, insurance expense.

Confidential - MLC Avoidance Action Trust

EXHIBIT D

[Additional Detail Regarding Prior Quarterly Distributions]

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Joshua Weisser

Attorneys for the Motors Liquidation Company GUC Trust

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : :	Chapter 11 Case No. 09-50026 (REG) (Jointly Administered)
x

MOTORS LIQUIDATION COMPANY GUC TRUST

QUARTERLY GUC TRUST REPORTS AS OF SEPTEMBER 30, 2011

The Motors Liquidation Company GUC Trust (the “GUC Trust”), by its undersigned counsel, pursuant to Section 6.2 of the Motors Liquidation Company GUC Trust Agreement dated March 30, 2011 and between the parties thereto (the “GUC Trust Agreement”) and in accordance with Paragraph 31 of the order of this Court dated March 29, 2011 confirming the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation dated March 18, 2011 of Motors Liquidation Company and its affiliated post-effective date debtors (the “Confirmation Order”), hereby files the attached GUC Trust Reports (as defined in the GUC Trust Agreement and annexed hereto as Exhibits A and B) for the most recently ended fiscal quarter of the GUC Trust.

Financial statements required under Section 6.2(b) of the GUC Trust Agreement are annexed hereto as Exhibit A.

Additional reporting required under Section 6.2(c) of the GUC Trust Agreement is annexed hereto as Exhibit B.

The GUC Trust Reports are not intended to constitute, and should not be construed as, investment advice. The GUC Trust Reports have been provided to comply with the GUC Trust Agreement and the Confirmation Order and for informational purposes only and may not be relied upon to evaluate the merits of investing in any securities or interests referred to herein.

The GUC Trust has no officers, directors or employees. The GUC Trust and Wilmington Trust Company, solely it its capacity as trustee and trust administrator (the “GUC Trust Administrator”), rely solely on receiving accurate information, reports and other representations from GUC Trust professionals and other service providers to the GUC Trust. In submitting these GUC Trust Reports and executing any related documentation on behalf of the GUC Trust, the GUC Trust Administrator has relied upon the accuracy of such reports, information and representations.

Dated: New York, New York

October 28, 2011

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams Joshua Weisser 200 Park Avenue New York, NY 10166-0193 (212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust

EXHIBIT A

Motors Liquidation Company GUC Trust

STATEMENT OF NET ASSETS IN LIQUIDATION (LIQUIDATION BASIS)

September 30, 2011

Unaudited

(Dollars in thousands)

ASSETS
Cash and Cash Equivalents	$75
Cash Due from Motors Liquidation Company	4,535
Investments	48,093
Securities Due From Motors Liquidation Company	1,269,962
Other Assets & Deposits	1,869

TOTAL ASSETS	$1,324,534

LIABILITIES
Accounts Payable & Other Liabilities	$13,716
Liquidating Distributions Payable	96,372
Reserves for Expected Costs of Liquidation	40,808

TOTAL LIABILITIES	$150,896

NET ASSETS IN LIQUIDATION	$1,173,638

Motors Liquidation Company GUC Trust

STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION (LIQUIDATION BASIS)

Unaudited

(Dollars in thousands)

	Three Months Ended September 30, 2011	Six Months Ended September 30, 2011

Net Assets in Liquidation, beginning of period	$2,145,973	$—

Transfer of interest in securities due from Motors Liquidation Company	0	9,254,045

Adjustment of reserves for costs of liquidation	0	(5,657)

Liquidating distributions of securities	(96,372)	(8,067,508)

Net change in fair value of securities due from Motors Liquidation Company	(875,982)	(7,290)

Net income - Interest income	20	49

Net Assets in Liquidation, end of period	$1,173,638	$1,173,638

Motors Liquidation Company GUC Trust

STATEMENT OF CASH FLOWS (LIQUIDATION BASIS)

Unaudited

(Dollars in thousands)

Six Months Ended September 30, 2011
Cash flows from (used in) operating activities
Cash receipts from interest	$47
Cash paid for professional fees, governance costs and other adminstrative costs	(4,605)

Net cash flows from operating activities	(4,558)
Cash flows from (used in) investing activities
Cash used to purchase investments	(204,174)
Cash from maturities of investments and sales of investments	156,073

Net cash flows from investing activities	(48,101)
Cash flows from (used in) financing activities
Cash transfer from Motors Liquidation Company to fund expected costs of liquidation	52,734

Net cash flows from financing activities	52,734
Net increase in cash and cash equivalents	75

Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$75

Reconciliation of Net Income to Net Cash Used By Operating Activities:

Net income	$49

Adjustments to reconcile net income to net cash provided by operations:
Change in assets and liabilities
Other assets & deposits	(832)
Accounts payable & other liabilities	12,684
Reserves for expected costs of liquidation	(17,581)
Cash due from Motors Liquidation Company	1,122

Net cash flows from operating activities	$(4,558)

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

1.	Purpose of Trust and Plan of Liquidation

Purpose of Trust

The Motors Liquidation Company GUC Trust (“GUC Trust”) is a successor to Motors Liquidation Company (formerly known as General Motors Corp.) (“MLC”) within the meaning of Section 1145 of the United States Bankruptcy Code (“Bankruptcy Code”). The GUC Trust holds, administers and directs the distribution of certain assets pursuant to the terms and conditions of the Motors Liquidation Company GUC Trust Agreement (the “GUC Trust Agreement”), dated as of March 30, 2011, and pursuant to the Second Amended Joint Chapter 11 Plan (the “Plan”), dated March 18, 2011, of MLC and its debtor affiliates (collectively, along with MLC, the “Debtors”), for the benefit of holders of allowed general unsecured claims against the Debtors (“Allowed General Unsecured Claims”).

The GUC Trust was formed on March 30, 2011, as a statutory trust under the Delaware Statutory Trust Act, for the purposes of implementing the Plan and distributing the GUC Trust’s distributable assets. The Plan generally provides for the distribution of certain shares of common stock (“New GM Common Stock”) of the new General Motors Corp. (“New GM”) and certain warrants for the purchase of shares of such stock (the “New GM Warrants”, and together with the “New GM Common Stock”, the “New GM Securities”) to holders of Allowed General Unsecured Claims pro rata by the amount of such claims. In addition, each holder of an Allowed General Unsecured Claim will retain a contingent right to receive, on a pro rata basis, additional shares of New GM Common Stock and New GM Warrants (if and to the extent such New GM Common Stock and New GM Warrants are not required for the satisfaction of previously Disputed General Unsecured Claims (as defined below)) and cash, if any, remaining at the dissolution of the GUC Trust.

The GUC Trust is administered by Wilmington Trust Company, solely in its capacity as the trust administrator and trustee (the “GUC Trust Administrator”). Among other rights and duties, subject to the terms, conditions and limitations set forth in the GUC Trust Agreement, the GUC Trust Administrator has the power and authority to hold, manage, sell, invest and distribute the assets comprising the GUC Trust corpus, consult with and retain professionals for the administration of the GUC Trust, prosecute and resolve objections to Disputed General Unsecured Claims, take all necessary actions to administer the wind-down of the affairs of the Debtors upon their dissolution, and upon such dissolution, resolve and satisfy, to the extent allowed, the Residual Wind-Down Claims (as defined below). The activities of the GUC Trust Administrator are overseen by FTI Consulting, Inc., solely in its capacity as monitor (the “GUC Trust Monitor”).

1

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

Plan of Liquidation

On March 31, 2011, the date the Plan became effective (the “Effective Date”), there were approximately $29,771 million in Allowed General Unsecured Claims (the “Initial Allowed General Unsecured Claims”). In addition, as of the Effective Date, there were approximately $8,154 million in disputed general unsecured claims which reflects liquidated disputed claims and a Bankruptcy Court ordered reserve for unliquidated disputed claims (“Disputed General Unsecured Claims”), but does not reflect potential Avoidance Action General Unsecured Claims (as defined below). The total aggregate amount of general unsecured claims, both allowed and disputed, asserted against the Debtors, inclusive of the potential Avoidance Action General Unsecured Claims (as defined below), was approximately $39,425 million as of the Effective Date.

Pursuant to the GUC Trust Agreement, holders of Disputed General Unsecured Claims become entitled to receive a distribution of New GM Securities from the GUC Trust if, and to the extent that, such Disputed General Unsecured Claims become Allowed General Unsecured Claims. The GUC Trust Agreement provides the GUC Trust Administrator with the authority to file objections to such Disputed General Unsecured Claims within 180 days of the Effective Date (which date may be extended by application to the Bankruptcy Court). Such claims may be prosecuted through alternative dispute resolution proceedings, including mediation and arbitration (“ADR Proceedings”), if appropriate. The GUC Trust Administrator and its professionals are currently prosecuting multiple objections to Disputed General Unsecured Claims.

To the extent that all or a portion of a Disputed General Unsecured Claim is deemed invalid – or “disallowed” – by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is disallowed is not entitled to a distribution from the GUC Trust (subject to any appeal rights of the claimant). However, to the extent that a Disputed General Unsecured Claim is fully resolved, and such resolution results in all or a portion of the original Disputed General Unsecured Claim being deemed valid – or “allowed” – by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is allowed will be considered an Allowed General Unsecured Claim and will be entitled to a distribution from the GUC Trust as if it were an Allowed General Unsecured Claim on the Effective Date (such claims, “Resolved Disputed Claims”).

In addition to the Allowed General Unsecured Claims (including Resolved Disputed Claims) and the Disputed General Unsecured Claims, there may be additional general unsecured claims against the Debtors, in a currently unknown amount, which may potentially arise in the event that the Debtors (or an alternative designated plaintiff) commence and are successful in prosecuting legal actions arising under the Bankruptcy Code to compel certain recipients of transfers from the Debtors to disgorge the value of such disputed transfers (such actions, “Avoidance Actions”), and in recovering the proceeds of such legal actions.

Only one Avoidance Action, captioned Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”), has been commenced. The Term Loan

2

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

Avoidance Action was commenced by the Official Committee of Unsecured Creditors of Motors Liquidation Company (the “Committee”), and seeks the return of approximately $1.5 billion that had been transferred by the Debtors (with funds advanced after the commencement of the Debtors’ Chapter 11 cases by the United States Treasury and Export Development Canada (together, the “DIP Lenders”)) to a consortium of prepetition lenders pursuant to the terms of the order of the Bankruptcy Court. To the extent that the Committee is successful in obtaining a judgment against the defendant(s) therein, general unsecured claims will arise in the amount of any transfers actually avoided (that is, disgorged) pursuant to the Term Loan Avoidance Action (such general unsecured claims “Avoidance Action General Unsecured Claims,” and together with Resolved Disputed Claims, the “Resolved Allowed Claims”).

It is not clear, however, whether any amounts actually avoided pursuant to the Term Loan Avoidance Action would flow into the GUC Trust. On June 6, 2011, the Committee commenced a separate adversary complaint seeking a declaratory judgment that (a) the DIP Lenders are not entitled to any proceeds of the Term Loan Avoidance Action and have no interests in the trust established for the action under the Plan (the “Avoidance Action Trust”), and (b) the holders of Allowed General Unsecured Claims have the exclusive right to receive any and all proceeds of the Term Loan Avoidance Action, and are the exclusive beneficiaries of the Avoidance Action Trust with respect thereto. This action is still pending.

GUC Trust Distributable Assets

Pursuant to the terms of the Plan, the Bankruptcy Court authorized the distribution of 150 million shares of New GM Common Stock issued by New GM, warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $10.00 per share (“New GM Series A Warrants”), and warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $18.33 per share (“New GM Series B Warrants”). In addition, the agreement governing the sale of substantially all of the assets of the Debtors and related sale documentation together provide that in the event that the Bankruptcy Court enters an order that includes a finding that the estimated aggregate Allowed General Unsecured Claims against the Debtors exceed $35 billion, New GM will be required to issue additional shares of New GM Common Stock for the benefit of the GUC Trust’s beneficiaries (the “Additional Shares”). The number of Additional Shares to be issued will be equal to the number of such shares, rounded up to the next whole share, calculated by multiplying (i) 30 million shares (adjusted to take into account any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction with respect to such New GM Common Stock from and after the closing of such sale and before issuance of the Additional Shares) and (ii) a fraction, (A) the numerator of which is the amount by which Allowed General Unsecured Claims exceed $35 billion (such excess amount being capped at $7 billion) and (B) the denominator of which is $7 billion. No Additional Shares have been issued as of September 30, 2011.

3

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

Funding for GUC Trust Costs of Liquidation

The GUC Trust has and will have certain costs to liquidate the trust assets and implement the Plan. On or about the Effective Date, pursuant to the Plan, MLC contributed approximately $52.7 million to the GUC Trust to be held and maintained by the GUC Trust Administrator (as the “GUC Trust Administrative Fund”) for the purpose of paying certain expenses incurred by the GUC Trust Administrator (including fees and expenses for professionals retained by the GUC Trust) (“Wind-Down Costs”). Cash or investments from the GUC Trust Administrative Fund, if any, which remain at the winding up and conclusion of the GUC Trust must be returned to the DIP Lenders. If the GUC Trust Administrator determines that the GUC Trust Administrative Fund is not sufficient to satisfy the current or projected costs and expenses of the GUC Trust, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to reserve New GM Securities for this purpose. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Wind-Down Costs, in most cases, with the required approval of the Bankruptcy Court. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units.

In addition, as permitted by the GUC Trust Agreement, the GUC Trust requested the sale of 87,182 shares of New GM Common Stock and 79,256 warrants of each series of New GM Warrants by MLC in order to provide additional funds for the payment of a portion of expenses related to certain regulatory reporting requirements and actions provided for by the GUC Trust Agreement (“Reporting Costs”), including those directly or indirectly relating to reports to be filed by the GUC Trust with the Securities and Exchange Commission (the “SEC”) or otherwise pursuant to applicable rules, regulations and interpretations of the SEC, the application to the Internal Revenue Service for a private letter ruling regarding the tax treatment of the GUC Trust and the holders of Allowed General Unsecured Claims in respect to the distribution of New GM Securities, and the Term Loan Avoidance Action. The sale, which occurred May 27, 2011, resulted in cash proceeds of approximately $5.7 million (“Other GUC Trust Administrative Cash”). These funds are currently maintained at MLC. Cash or investments held to fund Reporting Costs, if any, which remain at the termination of the GUC Trust will be distributed to holders of Allowed General Unsecured Claims or holders of the GUC Trust Units, as the case may be. If the GUC Trust Administrator determines that the Other GUC Trust Administrative Cash is not sufficient to satisfy the current or projected Reporting Costs of the GUC Trust, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to reserve New GM Securities to satisfy such costs. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Reporting Costs, with the approval of the Bankruptcy Court. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units.

The GUC Trust has initiated a review of expected costs related to the budgets for Wind-Down Costs and Reporting Costs. In the event that the GUC Trust Administrative Fund and the Other GUC Trust Administrative Cash is not sufficient to cover the expected Wind-Down Costs and Reporting Costs, the GUC Trust Administrator may take steps to reserve New GM Securities for sale to satisfy such costs and the reserves for expected liquidation costs would be increased.

4

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

MLC Wind-Down

Upon the dissolution of the Debtors, which is required to occur no later than December 15, 2011, the GUC Trust will be responsible for resolving and satisfying (to the extent allowed) all remaining disputed administrative expenses, priority tax claims, priority non-tax claims and secured claims (the “Residual Wind-Down Claims”). On the date of dissolution of the Debtors, the Debtors shall transfer to the GUC Trust cash in an amount necessary to satisfy the ultimate allowed amount of such Residual Wind-Down Claims, as estimated by the Debtors (the “Residual Wind-Down Assets”).

Should the cost of satisfying and resolving the Residual Wind-Down Claims (“the Residual Wind-Down Expenses”) and the Residual Wind-Down Claims be less than the Residual Wind-Down Assets, any excess funds will be returned to the DIP Lenders. If at any time the GUC Trust Administrator determines that the Residual Wind-Down Assets are not adequate to satisfy the Residual Wind-Down Expenses, such costs will be satisfied by Other GUC Trust Administrative Cash. If there is no remaining Other GUC Trust Administrative Cash, the GUC Trust Administrator is authorized to, with GUC Trust Monitor approval, reserve and, with Bankruptcy Court approval, sell New GM Securities to cover the shortfall. To the extent that New GM Securities are reserved and sold to obtain funding to complete the wind-down of the Debtors, such securities will not be available for distribution to the beneficiaries of the GUC Trust. Therefore, the amount of Residual Wind-Down Claims and Residual Wind-Down Expenses could reduce the assets of the GUC Trust available for distribution. After the GUC Trust has concluded its affairs, any funds remaining that were obtained from the New GM Securities sold to fund the wind-down process or the resolution and satisfaction of the Residual Wind-Down Claims will be distributed to the beneficiaries of the GUC Trust Units.

2.	Basis of Presentation and Significant Accounting Policies

Liquidation Basis of Accounting

The GUC Trust was created for the purposes described above in Note 1 and has a finite life. As a result, the GUC Trust has prepared the accompanying financial statements on the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States. Under the liquidation basis of accounting, assets are stated at their estimated net realizable value, which is the non-discounted amount of cash or its equivalent, into which an asset is expected to be converted in the due course of business less direct costs, while liabilities are reported at their estimated settlement amount, which is the non-discounted amount of cash, or its equivalent, expected to be paid to liquidate an obligation in the due course of business, including direct costs. Additionally, under the liquidation basis of accounting, a reserve has been established for estimated costs expected to be incurred during the liquidation (exclusive of interest expense). These estimates are periodically reviewed and adjusted as appropriate.

The valuation of assets at net realizable value and liabilities at anticipated settlement amount represent estimates, based on present facts and circumstances, and are subject to change.

5

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

Fiscal Year

The GUC Trust’s fiscal year begins on April 1 and ends on the following March 31. The Trust’s second quarter in the fiscal year is from July 1 to September 30. As the GUC Trust was created on March 30, 2011 and the Effective Date of the Plan was March 31, 2011, for financial reporting purposes the GUC Trust is assumed to have been established as of April 1, 2011 and received its initial funding on or about April 1, 2011 which is the beginning of the current six month period ended September 30, 2011 presented in the accompanying financial statements.

Cash and Cash Equivalents

Cash and cash equivalents at September 30, 2011 consist of amounts held in a money market fund.

Cash Due From MLC

Cash due from MLC consists of the GUC Trust’s interest in a segregated cash account held by MLC which contains funds from the sale of New GM Securities to fund regulatory Reporting Costs.

Securities Due From MLC

Securities due from MLC represents the GUC Trust’s interest in New GM Securities held by MLC for future distribution in respect of Allowed General Unsecured Claims and the GUC Trust Units (as defined below). The securities held by MLC consist of shares of New GM Common Stock and New GM Warrants as further described in Note 1 and Note 5. The GUC Trust has valued its interest in the securities due from MLC at their fair value based on quoted market prices.

Investments in Marketable Securities

Investments in marketable securities consist of investments in corporate and municipal commercial paper and demand notes. The GUC Trust has valued these securities at fair value based on quoted market prices or quoted prices for similar securities in active markets.

Other Assets

Other assets consist principally of prepaid insurance and retainers for professionals.

Reserves for Estimated Costs of Liquidation

Under the liquidation basis of accounting, the GUC Trust is required to estimate and accrue the costs associated with implementing the Plan and distributing the GUC Trust’s distributable assets. These costs, described as Wind-Down Costs and Reporting Costs in Note 1, consist principally of professional fees, costs of governance, and other administrative expenses. These amounts may vary significantly due to, among other things, the time required to complete all

6

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

distributions under the Plan. The GUC Trust has recognized reserves for expected liquidation costs that represent estimated costs to be incurred over the remaining liquidation period. As the GUC Trusts incurs such costs, the reserves are released to offset the costs incurred and a liability to the service provider is recognized as an accounts payable or accrued expense until paid.

Accounts Payable & Other Liabilities

Accounts payable and other liabilities represent amounts due to professionals, service providers, and vendors for services rendered or goods received through the end of the period.

Income Taxes

The GUC Trust is considered to be a Disputed Ownership Fund pursuant to Treasury Regulation Section 1.468B-9. Because all of the assets that have or will be transferred to the GUC Trust are passive investments, the GUC Trust will be taxed as a Qualified Settlement Fund (“QSF”) pursuant to Treasury Regulation Section 1.468-9(c)(1)(ii).

In general, a QSF pays Federal income tax using the C corporation income tax rates on its modified gross income. Modified gross income includes gross income pursuant to Internal Revenue Code Section 61 less administrative expenses, certain losses from the sale, exchange or worthlessness of property, and net operating losses. In general, a Disputed Ownership Fund taxed as a QSF does not recognize gross income on assets transferred to it; therefore, the GUC Trust will not recognize gross income on the transfer of assets from Motors Liquidation Company. The GUC Trust is expected to generate gross income in the form of interest income and possibly gains and/or losses on the ownership of shares of New GM Common Stock and New GM Warrants, which will be reduced by administrative expenses and any accumulated net operating losses, to compute modified gross income.

The QSF tax status of the GUC Trust has been approved by the Internal Revenue Service in a private letter ruling issued on March 2, 2011.

As the GUC Trust is taxable for Federal income tax purposes a current income tax liability is recognized for estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting. The deferred tax assets are periodically reviewed for recoverability and valuation allowances are provided as necessary.

The GUC Trust may also be subject to state income taxes. State deferred tax liabilities and assets are recorded consistent with the treatment for Federal income tax purposes.

The GUC Trust has a net operating loss for income tax purposes for the three and six months ended September 30, 2011. However, a valuation allowance has been recorded for the related deferred tax asset as the Trust does not believe the tax benefit of the net operating loss is likely to be realizable.

7

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

Use of Estimates

The preparation of financial statements on a liquidation basis in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect reported amounts of assets and liabilities. These estimates are subject to known and unknown risks, uncertainties and other factors that could materially impact the amounts reported and disclosed in the financial statements and related footnotes. Significant estimates include the anticipated amounts and timing of future cash flows for expected liquidation costs, fair value of investment securities and allowed amounts of general unsecured claims. Actual results could differ from those estimates.

Subsequent Events

The accompanying financial statements and related disclosures include evaluation of events up through and including October 31, 2011, which is the date the financial statements were available to be issued.

3.	Net Assets in Liquidation

Description

Under the GUC Trust Agreement and the Plan, as described more fully in Note 1, the beneficiaries of the GUC Trust are current and future holders of Allowed General Unsecured Claims and GUC Trust Units (as defined below) (“Trust Beneficiaries”). Certain assets of the GUC Trust are reserved for funding the expected costs of liquidation and not available to the Trust Beneficiaries. Other assets of the GUC Trust, primarily securities due from MLC, as described in Notes 1 and 5, are available to be distributed to the Trust Beneficiaries (“GUC Trust Distributable Assets”) in accordance with the Plan. The net assets available in liquidation, presented in the accompanying financial statements, corresponds to the amount of GUC Trust Distributable Assets as of September 30, 2011.

Trust Units

As described in Note 1, each holder of an Allowed General Unsecured Claim will retain a contingent right to receive, on a pro rata basis, additional shares of New GM Common Stock and New GM Warrants (if and to the extent such shares of New GM Common Stock and New GM Warrants are not required for the satisfaction of previously Disputed General Unsecured Claims) and cash, if any, remaining at the dissolution of the GUC Trust. The GUC Trust will issue, by credit on its books and records, units representing such contingent rights (“GUC Trust Units”) at the rate of one GUC Trust Unit per $1,000 of Allowed General Unsecured Claims to each holder of an Allowed General Unsecured Claim, subject to rounding pursuant to the GUC Trust Agreement.

8

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

The GUC Trust will make quarterly distributions in respect of the Trust Units to the extent that certain previously Disputed General Unsecured Claims asserted against the estate of MLC are either disallowed or are otherwise resolved favorably to the GUC Trust (thereby reducing the amount of GUC Trust assets reserved for distribution in respect of such asserted claims) and the resulting amount of Excess GUC Trust Distributable Assets (as defined in the Trust Agreement) as of the end of the relevant quarter exceeds thresholds set forth in the Trust Agreement.

On or about July 8, 2011, the GUC Trust issued 29,770,826 GUC Trust Units to holders of Allowed General Unsecured Claims as of the Effective Date. In addition, on or about July 28, 2011, in connection with the second quarterly distribution, the GUC Trust issued a further 64,393 GUC Trust Units to new holders of Allowed General Unsecured Claims which had been allowed after the Effective Date and on or before the record date for the second quarter distribution. As of September 30, 2011, the record date for the third quarterly distribution by the GUC Trust, the GUC Trust was obligated to distribute New GM Securities and issue 41,349 GUC Trust Units in respect of the Allowed General Unsecured Claims which had been allowed during the quarter ended September 30, 2011.

The following presents the total GUC Trust Units which the GUC Trust issued or was obligated to issue as of September 30, 2011:

Trust Units
Units outstanding as of April 1, 2011	—
Units issued on or about July 8, 2011 for the initial distribution	29,770,826
Units issued on or about July 28, 2011 for the second quarterly distribution	64,393
Units issuable as of September 30, 2011 for third quarterly distribution	41,349

Total units outstanding or issuable at September 30, 2011	29,876,568

Allowed and Disputed Claims

The total cumulative pro rata liquidating distributions ultimately received by Trust Beneficiaries is dependent upon the current amount of Allowed General Unsecured Claims and final resolution of outstanding Disputed General Unsecured Claims and the Term Loan Avoidance Action Claim.

9

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

The following table presents a summary of the Allowed and Disputed General Unsecured Claims and Term Loan Avoidance Action Claim for the quarter ended September 30, 2011:

(in thousands)	Allowed General Unsecured Claims	Disputed General Unsecured Claims	Term Loan Avoidance Action Claim	Amount of Unresolved Claims	Total Claim Amount (1)
Total, July 1, 2011	$29,835,202	$7,043,392	$1,500,000	$8,543,392	$38,378,594
New Allowed General Unsecured Claims	41,325	—	—	—	41,325
Adjustments to Disputed General Unsecured Claims	—	1,303	—	1,303	1,303
Disputed General Unsecured Claims resolved or disallowed	—	(785,286)		(785,286)	(785,286)

Total, September 30, 2011	$29,876,527	$6,259,409	$1,500,000	$7,759,409	$37,635,935

(1)	Total Claim Amount represents the sum of Allowed General Unsecured Claims and Maximum Amount of Unresolved Claims.

The following table presents a summary of the Allowed and Disputed General Unsecured Claims and Term Loan Avoidance Action Claim for the six months ended September 30, 2011:

(in thousands)	Allowed General Unsecured Claims	Disputed General Unsecured Claims	Term Loan Avoidance Action Claim	Maximum Amount of Unresolved Claims	Total Claim Amount (1)
Total, April 1, 2011	$29,770,812	$8,153,860	$1,500,000	$9,653,860	$39,424,672
New Allowed General Unsecured Claims	105,715	—	—	—	105,715
Adjustments to Disputed General Unsecured Claims	—	1,303	—	1,303	1,303
Disputed General Unsecured Claims resolved or disallowed	—	(1,895,754)	—	(1,895,754)	(1,895,754)

Total, September 30, 2011	$29,876,527	$6,259,409	$1,500,000	$7,759,409	$37,635,935

(1)	Total Claim Amount represents the sum of Allowed General Unsecured Claims and Maximum Amount of Unresolved Claims.

4.	Liquidating Distributions

On or about April 21, 2011 and supplemented by a secondary distribution on May 26, 2011, the GUC Trust made its initial distribution to holders of Allowed General Unsecured Claims as of March 31, 2011, distributing an aggregate of 113,194,172 shares of New GM Common Stock and 205,807,642 New GM Warrants (102,903,821 of each of the New GM Series A and New GM Series B Warrants).

10

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

On or about July 28, 2011 the GUC Trust made its second distribution. The second quarter distribution comprised (i) a distribution of New GM Securities and GUC Trust Units to holders of Allowed General Unsecured Claims which had been allowed after the record date for the first quarterly distribution and on or before June 30, 2011, the record date for such second distribution and (ii) a distribution in respect of all outstanding GUC Trust Units. In the second quarterly distribution, the GUC Trust distributed an aggregate of 3,342,580 shares of New GM Common Stock and 6,077,344 New GM Warrants (3,038,672 of each of the New GM Series A and New GM Series B Warrants).

Pursuant to section 5.6 (b) of the Plan, which prohibits the receipt of fractional New GM Securities in respect of Trust Beneficiaries’ GUC Trust Units, on or about August 4, 2011, the GUC Trust sold 245 shares of New GM Common Stock and 518 New GM Warrants (259 of each of the New GM Series A and New GM Series B Warrants) realizing net proceeds of $13,068 for distribution to claimants for fractional shares in respect of their GUC Trust Units.

As of September 30, 2011, the record date for the third quarterly distribution by the GUC Trust, the GUC Trust was obligated to distribute New GM Securities (a) to all holders of newly Allowed General Unsecured Claims (which had become allowed after the record date for the second quarterly distribution and on or before September 30, 2011, the record date for the third quarterly distribution), both in respect of their Allowed General Unsecured Claims and in respect of the prior quarterly distribution on the GUC Trust Units which such holders had not then been allocated, and (b) to all holders of GUC Trust Units, including such newly Allowed General Unsecured Claims, in respect of the third quarterly distribution on such Units. In aggregate for all such distributions, the GUC Trust was obligated at September 30, 2011 to distribute 2,538,108 shares of New GM Stock, 2,307,269 Series A New GM Warrants and 2,307,269 Series B New GM Warrants, and, except as set out below, all of these securities were distributed on or about October 28, 2011:

(a) an aggregate of 59,159 shares of New GM Common Stock, 53,739 New GM Series A Warrants and 53,739 New GM Series B Warrants which were otherwise then distributable to certain holders of Allowed General Unsecured Claims were not so distributed because such holders had not then satisfied certain informational requirements necessary to receive these securities, and

(b) an aggregate of 144 shares of New GM Common Stock, 43 New GM Series A Warrants and 43 New GM Series B Warrants that have not been distributed to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held.

As of September 30, 2011, the GUC Trust had accrued liquidating distributions payable of $96,372,273 in respect of the securities then distributable pending satisfaction of informational requirements, the rounding of partial shares due to DTC requirements, and the securities distributed on or about October 28, 2011.

11

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

5.	Securities Due from MLC

Pursuant to the terms of the Plan, MLC currently holds the New GM Securities distributable to holders of Allowed General Unsecured Claims. The GUC Trust has the authority to request, and MLC is required to provide, an amount of New GM Securities necessary to make distributions pursuant to the Plan and the GUC Trust Agreement. On or after December 15, 2011, but by no later than December 29, 2011, all remaining undistributed New GM Securities held at MLC are required under the Plan and the GUC Trust Agreement to be transferred from MLC to the GUC Trust (the “GUC Trust Transfer Date”).

At September 30, 2011, the securities due from MLC, at fair value, consisted of the following:

	Number	Value (in thousands)
New GM Common Stock	33,445,711	$674,934
New GM Series A Warrants	30,405,062	353,915
New GM Series B Warrants	30,405,062	241,112

Total		$1,269,962

The number of common stock shares and warrants due from MLC presented above include that number of shares of common stock and warrants which, as of September 30, 2011, were pending distribution to certain holders of Allowed General Unsecured Claims who had not at such date satisfied the information requirements necessary to receive such distributions. These pending distributions comprised 59,159 shares of New GM Common Stock, valued at $1,193,828, 53,739 New GM Series A Warrants, valued at $625,523, and 53,739 New GM Series B Warrants, valued at $426,150 as of September 30, 2011. If any such holder of Allowed General Unsecured Claims does not provide such information by the time of the GUC Trust’s termination, the securities to which the holder would have been entitled will instead be available to the remaining holders of GUC Trust Units.

Further, the numbers and values of New GM Securities due from MLC at September 30, 2011 and in the table above include an aggregate of 144 shares of New GM Common Stock, 43 New GM Series A Warrants and 43 New GM Series B Warrants have not been distributed to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held. In addition, the numbers and values of New GM Securities due from MLC at September 30, 2011 and set out in the table above include 2,478,805 shares of New GM Common Stock, valued at $50,022,285, 2,253,487 New GM Series A Warrants and

12

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

2,253,487 New GM Series B Warrants valued at $26,230,588 and $17,870,152, respectively, which were distributed on or about October 28, 2011. A liquidating distribution payable has been recognized in the accompanying statement of net assets for all distributions pending as of September 30, 2011. See Note 4.

6.	Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

The following table presents information about the GUC Trust’s assets measured at fair value on a recurring basis at September 30, 2011, and the valuation techniques used by the GUC Trust to determine those fair values.

Level 1 – In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets that the Trust has the ability to access.

Level 2 – Fair value determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 – Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discount cash flow methodologies, or similar techniques taking into account the characteristics of the asset. There were no assets or liabilities recorded that are measured with Level 3 inputs at September 30, 2011.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The GUC Trust’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset.

The GUC Trust also holds other assets and liabilities not measured at fair value on a recurring basis, including accounts payable and other liabilities. The fair value of these liabilities is equal to the carrying amounts in the accompanying financial statements due to the short maturity of such instruments.

13

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

The following table summarizes the fair values of those financial instruments measured at fair value at September 30, 2011:

(in thousands)	Level 1	Level 2	Level 3	Balance as of September 30, 2011
Cash equivalents:
Money market funds	$75	$—	$—	$75
Investments:				—
Municipal commercial paper and demand notes		38,100		38,100
Corporate commercial paper		9,993		9,993
Securities due from MLC
New GM Common Stock		674,934		674,934
New GM Warrants		595,027		595,027

Total	$75	$1,318,055	$—	$1,318,130

The Trust’s policy is to recognize transfers between levels of the fair value of the hierarchy as of the actual date of the event of change in circumstances that caused the transfer. There were no significant transfers between levels of the fair value hierarchy during the quarter ended September 30, 2011.

During the quarter ended September 30, 2011 it was determined that the investments in municipal commercial paper and demand notes and corporate commercial paper, which were previously classified as Level 1 assets in the notes to the financial statements dated June 30, 2011, should have been classified as Level 2 assets. Accordingly, these investments have been classified as Level 2 assets based on the fair value hierarchy.

14

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

7.	Reserves for Expected Costs of Liquidation

The following is a reconciliation of the reserves for expected costs of liquidation, including expected reporting costs, for the quarter ended September 30, 2011:

(in thousands)	Reserve for Expected Wind Down Costs	Reserve for Expected Reporting Costs	Total Reserve for Expected Costs of Liquidation
Balance, July 1, 2011	$43,809	$4,733	$48,542

Less liquidation costs incurred during quarter:
Trust Professionals	(5,045)	(2,077)	(7,122)
Trust Governance	(502)	—	(502)
Other Administrative Expenses	(50)	(60)	(109)

Balance September 30, 2011	$38,212	$2,596	$40,808

The following is a reconciliation of the reserves for expected costs of liquidation, including expected reporting costs, for the six months ended September 30, 2011:

(in thousands)	Reserve for Expected Wind Down Costs	Reserve for Expected Reporting Costs	Total Reserve for Expected Costs of Liquidation
Balance, April 1, 2011	$52,734	$5,657	$58,391

Less liquidation costs incurred during the six months ended September 30, 2011:
Trust Professionals	(13,375)	(2,923)	(16,298)
Trust Governance	(1,027)	—	(1,027)
Other Administrative Expenses	(120)	(138)	(257)

Balance September 30, 2011	$38,212	$2,596	$40,808

15

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

8.	Related Party Transactions

The GUC Trust has entered into a transitional services agreement (“TSA”) with MLC under which MLC will continue to provide certain services to the GUC Trust until the earlier of December 15, 2011, the date on which the GUC Trust notifies MLC that the services are no longer required, or a date mutually agreed upon by the parties. Under the TSA the GUC Trust will reimburse MLC monthly for the costs of providing such services. The GUC Trust paid $106,238 during the six months ending September 30, 2011 to MLC to fully satisfy its obligation as described in the TSA for services.

16

EXHIBIT B

Motors Liquidation Company GUC Trust
Claims and Distribution Summary	PRIVILEGED & CONFIDENTIAL

		Per section 6.2 (c)(i)			Supplemental Information
		As of Effective Date	As of June, 30, 2011	As of September 30, 2011 (1)	In respect of October 2011 Distribution	Cumulative total including amounts in respect of October 2011 Distribution	Notes
A.	Number of Units Outstanding	0	29,770,826	29,835,219	41,349	29,876,568	(2)

B.	GUC Trust Distributable Assets						(3)
	GUC Trust Common Stock Assets	150,000,000	36,718,646	33,375,815	(2,468,218)	30,907,597
	GUC Trust Warrant Assets “A”	136,363,635	33,380,558	30,341,622	(2,243,834)	28,097,788
	GUC Trust Warrant Assets “B”	136,363,635	33,380,558	30,341,622	(2,243,834)	28,097,788
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0

C.	Claims Summary						(4)
	Total Allowed Amount (i.e., all currently Allowed General Unsecured Claims as of date specified)	$29,770,812,132	$29,835,202,557	$29,876,527,365
	Maximum Amount of all Disputed General Unsecured Claims (in the aggregate)	$8,153,859,851	$7,044,695,099	$6,259,408,672
	Maximum Amount of all Unresolved Term Loan Avoidance Action Claims (in the aggregate)	$1,500,000,000	$1,500,000,000	$1,500,000,000
	Maximum Amount of all Unresolved Other Avoidance Action Claims (in the aggregate)	$0	$0	$0
	Aggregate Maximum Amount (i.e., Maximum Amount of all Disputed General Unsecured Claims, Term Loan	$9,653,859,851	$8,544,695,099	$7,759,408,672
	Avoidance Action Claims and Unresolved Other Avoidance Action Claims
	Current Total Amount	$39,424,671,983	$38,379,897,655	$37,635,936,037

D.	Holdback						(5)
	Protective Holdback - GUC Common Stock Assets	0	0	0
	Additional Holdback - GUC Common Stock Assets	0	0	0
	Reporting and Transfer Holdback - GUC Common Stock Assets	95,060	0	0
	Taxes on Distribution Holdback - GUC Common Stock Assets	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “A”	0	0	0
	Additional Holdback - GUC Trust Warrant Assets “A”	0	0	0
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “A”	86,414	0	0
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “A”	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “B”	0	0	0
	Additional Holdback - GUC Trust Warrant Assets “B”	0	0	0
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “B”	86,414	0	0
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “B”	0	0	0

E.	Claim Disposition						(4)
	Resolved Allowed General Unsecured Claims allowed	Not applicable	$64,390,424	$41,324,809
	Disputed General Unsecured Claims disallowed	Not applicable	$1,044,774,328	$743,961,619
	Unresolved Term Loan Avoidance Action Claims resolved in favor of the respective defendants	Not applicable	$0	$0
	Other Avoidance Action Claims, resolved in favor of the respective defendants	Not applicable	$0	$0

Motors Liquidation Company GUC Trust
Claims and Distribution Summary	PRIVILEGED & CONFIDENTIAL

F.	Distributions in respect of Resolved Allowed General Unsecured Claims of -						(6)
	GUC Common Stock Assets	0	113,194,172	244,827	161,403	113,600,402
	GUC Trust Warrant Assets “A”	0	102,903,821	222,572	146,729	103,273,122
	GUC Trust Warrant Assets “B”	0	102,903,821	222,572	146,729	103,273,122
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0

G.	Distributions in respect of Units of -						(7)
	GUC Common Stock Assets	0	0	3,098,004	2,306,815	5,404,819
	GUC Trust Warrant Assets “A”	0	0	2,816,364	2,097,105	4,913,469
	GUC Trust Warrant Assets “B”	0	0	2,816,364	2,097,105	4,913,469
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0

H.	Excess GUC Trust Distributable Assets reserved for distribution to holders of Units of -
	GUC Common Stock Assets	0	3,098,004	2,306,815
	GUC Trust Warrant Assets “A”	0	2,816,364	2,097,105
	GUC Trust Warrant Assets “B”	0	2,816,364	2,097,105
	GUC Trust Dividend Assets	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0

I.	Additional Shares received (whether held by MLC or the GUC Trust)	0	0	0

Memo	Supplemental Information - In respect of distributions to newly Resolved Allowed General Unsecured
	Claims at next quarterly distribution
	Number of Units to Resolved Allowed General Unsecured Claims				41,349
	Distributions in respect of Resolved Allowed General Unsecured Claims of -
	GUC Common Stock Assets				161,403
	GUC Trust Warrant Assets “A”				146,729
	GUC Trust Warrant Assets “B”				146,729

	Excess GUC Trust Distributable Assets
	GUC Common Stock Assets				2,306,815
	GUC Trust Warrant Assets “A”				2,097,105
	GUC Trust Warrant Assets “B”				2,097,105

Motors Liquidation Company GUC Trust
Claims and Distribution Summary	PRIVILEGED & CONFIDENTIAL

Notes

(1)	The Initial Distribution Date took place on or about April 21, 2011 (with a secondary distribution on or about May 26, 2011 to certain holders of allowed claims as of the initial distribution but who did not receive the April 21 distribution). The second quarterly distribution took place on or about July 28, 2011. The next quarterly distribution date is to take place on or as soon as promptly as practicable after October 1, 2011. That distribution will be made based upon the GUC Trust’s books and records as of September 30, 2011, as reflected herein.
(2)	Pursuant to the GUC Trust Agreement, each holder of an allowed general unsecured claim is deemed to receive “Units” in the GUC Trust evidenced by appropriate notation on the books and records of the GUC Trust calculated at a ratio of one Unit for each $1,000 in amount of allowed general unsecured claim (such that if all Disputed General Unsecured Claims as of September 30, 2011 are subsequently allowed, the Trust would issue approximately 37.64 million units). Units represent the contingent right to receive, on a pro rata basis as provided in the Plan, Excess GUC Trust Distributable Assets (as described in greater detail in Sections G and H hereof). A copy of the GUC Trust Agreement, as amended, is available at the Motors Liquidation Company GUC Trust website at https://www.mlcguctrust.com/.

Units in respect of general unsecured claims allowed as of the Initial Distribution were not evidenced on the GUC Trust’s books and records until after the Effective Date. Hence, for purposes of this presentation only, Units outstanding as of the Effective Date is deemed to be zero. The 29,835,219 Units outstanding as of September 30, 2011 correlate to the $29,835,202,557 in allowed claims as of June 30, 2011. The Number of Units outstanding as of September 30, 2011 does not directly correspond to allowed claims as of June 30, 2011 on a 1 to 1,000 basis because 16 additional Units were issued due to rounding.

(3)	The amounts reported as GUC Trust Distributable Assets are net of liquidating distributions payable as further described in footnotes 4 and 5 of the Notes to the Financial Statements.

The numbers and values reported for GUC Trust Distributable Assets as of June 30, 2011, as stated on this report, have been reduced by 36 shares of New GM Common Stock and 11 New GM Series A Warrants and 11 New GM Series B Warrants to reflect securities that have not been distributed to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held.

(4)	In section C, the Current Total Amount as of June 30, 2011 reflects an adjustment of $1,303,684 for claims that were reclassified from Allowed General Unsecured Claims to Allowed Administrative Claims. Corresponding adjustments are also reflected in section C in the Maximum Amount of all Disputed General Unsecured Claims and Aggregate Maximum Amount and section E in the Disputed General Unsecured Claims disallowed amount. For Financial Statement purposes this adjustment is disclosed in Note 3 of the Notes to the Financial Statements in the current quarterly financial statements.
(5)	On May 24, 2011, the GUC Trust sold 87,182 common shares and 79,256 warrants of each class of warrant related to the Reporting and Transfer Holdback. The sale resulted in cash proceeds of $5,649,328 which, pursuant to the Plan, is being used to fund certain reporting, tax and litigation costs. These funds are currently held by Motors Liquidation Company for the benefit of the GUC Trust. As of September 30, 2011, no additional assets have been identified for holdback.
(6)	Distributions to holders of Resolved Allowed General Unsecured Claims include (a) distributions such claimants would have received had their claims been allowed as of the Initial Distribution and (b) to the extent Excess GUC Trust Distributable Assets have previously been made available to Unit holders and/or are being made available at the time of the relevant distribution, additional assets in the form of New GM Securities and/or cash in respect of their being beneficiaries of certain numbers of GUC Trust Units The numbers and values reported for Distributions to holders of Resolved Allowed General Unsecured Claims as of June 30, 2011, as stated on this report, have been increased by 36 shares of New GM Common Stock and 11 New GM Series A Warrants and 11 New GM Series B Warrants to reflect securities that have not been distributed to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held.
(7)	Pursuant to the Plan, no portion of the initial distribution to claimants was made “in respect of Units”. Only subsequent distributions of Excess GUC Trust Distributable Assets are made “in respect of Units”. As soon as reasonably practicable after October 1, 2011, distributions of the Excess GUC Trust Distributable Assets as of September 30, 2011 (see section H) will be made on account of 29,876,568 Units (i.e., 29,835,219 Units deemed outstanding as of September 30, 2011 plus 41,349 Units subsequently deemed issued in connection with claims resolved between July 1, 2011 and September 30, 2011). A total of 2,306,815 shares of New GM Common Stock and 2,097,105 warrants from each of the series of New GM Warrants shall be distributed in respect of the 29,876,568 Units outstanding.

EXHIBIT E

[Notice]

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn: Stephen Karotkin, Esq.

Joseph H. Smolinsky, Esq.

Telephone: (212) 310-8000

Telecopier: (212) 310-8007

E-mail: stephen.karotkin@weil.com

joseph.smolinsky@weil.com

AlixPartners LLP 40 West 57th Street New York, New York 10019 Attn: Ted Stenger Telephone: (212) 490-2500 Telecopier: (212) 490-1344 E-mail: tstenger@alixpartners.com

Caplin & Drysdale, Chartered

375 Park Avenue, 35th Floor

New York, New York 10152-3500

Attn: Elihu Inselbuch, Esq.

Rita C. Tobin, Esq.

Telephone: (212) 319-7125

Telecopier: (212) 644-6755

E-mail: ei@capdale.com

rct@capdale.com

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attn: Thomas Moers Mayer, Esq.

Robert Schmidt, Esq.

Telephone: (212) 715-9100

Telecopier: (212) 715-8000

E-mail: tmayer@kramerlevin.com

rschmidt@kramerlevin.com

Stutzman, Bromberg, Esserman & Plifka,

A Professional Corporation

2323 Bryan Street, Suite 2200

Dallas, Texas 75201

Attn: Sander L. Esserman, Esq.

Robert T. Brousseau, Esq.

Telephone: (214) 969-4900

Telecopier: (214) 969-4999

E-mail: esserman@sbep-law.com

brousseau@sbep-law.com

Caplin & Drysdale, Chartered

One Thomas Circle, N.W., Suite 1100

Washington, DC 20005

Attn: Trevor W. Swett III, Esq.

Kevin C. Maclay, Esq.

Telephone: (202) 862-5000

Telecopier: (202) 429-3301

E-mail: tws@capdale.com

kcm@capdale.com

Cadwalader, Wickersham & Taft LLP 1 World Financial Center New York, New York 10128 Attn: John J. Rapisardi, Esq. Telephone: (212) 504-6000 Telecopier: (212) 504-6666 E-mail: john.rapisardi@cwt.com

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attn: Chief Counsel, Office of Financial Stability

Telecopier: (202) 927-9225

E-mail: OFSChiefCounselNotices@do.treas.gov

Export Development Canada 151 O’Connor Street Ottawa, Ontario Canada K1A 1K3 Attention: Loans Services Telecopier: 613-598-2514	Cadwalader, Wickersham & Taft LLP 700 Sixth St. NW Washington, DC 20001 Attn: Douglas S. Mintz, Esq. Telephone: (202) 862-2200 Telecopier: (212) 504-6666 E-mail: douglas.mintz@cwt.com

FTI Consulting, Inc. 1201 W. Peachtree St. Suitee 600 Atlanta, GA 30309	Export Development Canada 151 O’Connor Street Ottawa, Ontario Canada K1A 1K3 Attention: Asset Management/Covenants Officer Telecopier: 613-598-3186